                                                                   EXHIBIT 2
                                                                   ---------











                                 Indenture of Trust


                                   by and between


                          Guadalupe-Blanco River Authority


                                         and


                                The Bank of New York,
                                     as Trustee



                             Dated as of October 1, 1995




Guadalupe-Blanco River Authority
Pollution Control Revenue Refunding Bonds
(Central Power and Light Company Project)
Series 1995








GLOBAL:

Series 1974 - Series 1974A






                               TABLE OF CONTENTS


Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Granting Clauses . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                   Article I
                        Definitions and Interpretation

Section 1.01.     Definitions  . . . . . . . . . . . . . . . . . . . . 5
Section 1.02.     Article and Section Headings . . . . . . . . . . . . 15
Section 1.03.     Interpretation  . . . . . . . . . . . . . . . . . .  15

                                  Article II
                    Authorization and Issuance of the Bonds

Section 2.01.     Authorization of Bonds   . . . . . . . . . . . . . . 15
Section 2.02.     Interest  . . . . . . . . . . . . . . . . . . . . .  17
Section 2.03.     Form of Bonds  . . . . . . . . . . . . . . . . . .   31
Section 2.04.     Execution; Limited Obligations    . . . . . . . . .  51
Section 2.05.     Conditions Precedent to Delivery of Bonds;
                   Authentication   . . . . . . . . . . . . . . . . .  52
Section 2.06.     Redemption of  Bonds   . . . . . . . . . . . . . .   53
Section 2.07.     Notice of Redemption   . . . . . . . . . . . . . .   56
Section 2.08.     Redemption Payments; Effect of Call for Redemption . 56
Section 2.09.     Partial Redemption   . . . . . . . . . . . . . . . . 57
Section 2.10      Remarketing and Purchase   . . . . . . . . . . . .   58
Section 2.11.     Mandatory Tender for Purchase    . . . . . . . . . . 61

                                  Article III
                              General Provisions

Section 3.01.     Authorization for Indenture; Indenture to
                   Constitute Contract   . . . . . . . . . . . . . .   62
Section 3.02.     Payment of Principal, Premium, if any, and Interest  62
Section 3.03.     Performance of Covenants; Issuer Warranties     . .  63
Section 3.04.     Instruments of Further Assurance    . . . . . . . .  63
Section 3.05.     Recordation  . . . . . . . . . . . . . . . . . . .   63
Section 3.06.     Registration of Bonds; Trustee Appointed Bond
                   Registrar; Persons Treated as Owners     . . . . .  63
Section 3.07.     Book-Entry Only System   . . . . . . . . . . . . .   64
Section 3.08.     Successor Securities Depository; Transfers Outside
                   Book-Entry Only System   . . . . . . . . . . . . .  65
Section 3.09.     Payments to Cede & Co.   . . . . . . . . . . . . .   66
Section 3.10.     Cancellation  . . . . . . . . . . . . . . . . . . .  66
Section 3.11.     Non-presentment of Bonds   . . . . . . . . . . . .   66
Section 3.12.     Rights under Agreement   . . . . . . . . . . . . .   66
Section 3.13.     Legal Existence of Issuer   . . . . . . . . . . . .  67
Section 3.14.     Diminution of, or Encumbrance on, Trust Estate    .  67
Section 3.15.     Books, Records and Accounts   . . . . . . . . . . .  67
Section 3.16.     Temporary Bonds   . . . . . . . . . . . . . . . . .  67
Section 3.17.     Mutilated, Lost, Stolen or Destroyed Bonds     . .   68
Section 3.18.     Notices to Rating Agencies   . . . . . . . . . . .   68
Section 3.19.     Arbitrage Covenants   . . . . . . . . . . . . . .    68








                                  Article IV
                              Revenues and Funds

Section 4.01.     Application of Original Proceeds of Bonds     . . . . 68
Section 4.02.     Creation of Bond Fund   . . . . . . . . . . . . . . . 69
Section 4.03.     Payments into Bond Fund and Use of Moneys in Bond
                   Fund  . . . . . . . . . . . . . . . . . . . . . . .  69
Section 4.04.     Creation and Use of Bond Purchase Fund    . . . . . . 70
Section 4.05.     Investment of Moneys   . . . . . . . . . . . . . . .  71
Section 4.06.     Moneys to be Held in Trust   . . . . . . . . . . . .  72
Section 4.07.     Repayment to Company from Indenture Funds     . . . . 72
Section 4.08.     Custody of Funds and Accounts    . . . . . . . . . .  72
Section 4.09.     Exemption from Federal Income Taxation    . . . . . . 72
Section 4.10.     Covenants Regarding Rebate   . . . . . . . . . . . .  72

                                   Article V
                                   Discharge

Section 5.01.     Discharge  . . . . . . . . . . . .  . . . . . . . . .74

                                  Article VI
                        Events of Default and Remedies

Section 6.01.     Events of Default   . . . . . . . . . . . . . . . . .75
Section 6.02.     Acceleration  . . . . . . . . . . . . . . . . . . . .76
Section 6.03.     Other Remedies; Rights of Bond Owners    . . . . . . 77
Section 6.04.     Right of Bond Owners to Direct Proceedings     . . . 78
Section 6.05.     Appointment of Receiver   . . . . . . . . . . . . . .78
Section 6.06.     Waiver of Certain Laws   . . . . . . . . . . . . . . 78
Section 6.07.     Application of Moneys   . . . . . . . . . . . . . . .79
Section 6.08.     Remedies Vested in Trustee   . . . . . . . . . . . . 80
Section 6.09.     Rights and Remedies of Bond Owners    . . . . . . . .80
Section 6.10.     Termination of Proceedings   . . . . . . . . . . . . 81
Section 6.11.     Waivers of Events of Default    . . . . . . . . . . .81
Section 6.12.     Notice of Default; Opportunity to Cure Defaults     .81

                                  Article VII
                                  The Trustee

Section 7.01.     Acceptance of Trust   . . . . . . . . . . . . . . . .82
Section 7.02.     Fees, Charges and Expenses of Trustee    . . . . . . 85
Section 7.03.     Trustee to Provide Additional Notices    . . . . . . 86
Section 7.04.     Intervention by Trustee   . . . . . . . . . . . . . .86
Section 7.05.     Successor Trustee by Merger   . . . . . . . . . . . .86
Section 7.06.     Resignation by Trustee   . . . . . . . . . . . . . . 87
Section 7.07.     Removal of Trustee   . . . . . . . . . . . . . . . . 87
Section 7.08.     Appointment of Successor Trustee    . . . . . . . . .87
Section 7.09.     Successor Trustee by Appointment    . . . . . . . . .87
Section 7.10.     Appointment of Separate Trustee or Co-Trustee      . 88
Section 7.11.     Qualifications  . . . . . . . . . . . . . . . . . .  88

                                 Article VIII
                             The Remarketing Agent

Section 8.01.     The Remarketing Agent   . . . . . . . . . . . . . . .89
Section 8.02.     Qualifications of Remarketing Agent    . . . . . . . 89




                                  Article IX
                            Supplemental Indentures

Section 9.01.     Supplemental Indentures Not Requiring Consent of
                   Bond Owners  . . . . . . . . . . . . . . . . . . .  90
Section 9.02.     Supplemental Indentures Requiring Consent of Bond
                   Owners  . . . . . . . . . . . . . . . . . . . . . . 90
Section 9.03.     Limitation upon Amendments and Supplements     . . . 91
Section 9.04.     Consent of Company Required   . . . . . . . . . . .  92
Section 9.05.     Amendments to Agreement   . . . . . . . . . . . . .  92
Section 9.06.     Consent of Bank   . . . . . . . . . . . . . . . . . .92
Section 9.07.     Opinion of Counsel   . . . . . . . . . . . . . . . . 92

                                   Article X
                               Letter of Credit

Section 10.01.    Extension or Replacement in Anticipation of
                   Expiration  . . . . . . . . . . . . . . . . . . .   93
Section 10.02.    Other Replacement   . . . . . . . . . . . . . . . .  94
Section 10.03.    Notice to Holders    . . . . . . . . . . . . . . . . 95
Section 10.04.    Reduction   . . . . . . . . . . . . . . . . . . . . .95
Section 10.05.    Other Credit Enhancement; No Credit Enhancement     .95
Section 10.06.    Amendment of Letter of Credit    . . . . . . . . . . 95

                                  Article XI
                                 Miscellaneous

Section 11.01.    Consents of Bond Owners   . . . . . . . . . . . . . .96
Section 11.02.    Limitation of Rights   . . . . . . . . . . . . . . . 96
Section 11.03.    Severability  . . . . . . . . . . . . . . . . . . .  96
Section 11.04.    Notices  . . . . . . . . . . . . . . . . . . . . .   96
Section 11.05.    Payments or Performance Due on Other Than Business
                   Days  . . . . . . . . . . . . . . . . . . . . . .   98
Section 11.06.    Execution of Counterparts   . . . . . . . . . . . .  98
Section 11.07.    Applicable Law  . . . . . . . . . . . . . . . . . .  98
Section 11.08.    Disqualified Bonds   . . . . . . . . . . . . . . . . 98
Section 11.09.    No Personal Liability of Issuer or Trustee     . . . 98
Section 11.10.    Notice of Change   . . . . . . . . . . . . . . . . . 99
Section 11.11.    References to Bank   . . . . . . . . . . . . . . . . 99

Execution          . . . . . . . . . . . . . . . . . . . . . . . . . . 100





















                              INDENTURE OF TRUST

     This Indenture of Trust, made and entered into as of October 1, 1995, by and between Guadalupe-Blanco River Authority, a governmental agency and body politic and corporate of the State of Texas (herein called the "Issuer") created and existing as a conservation and reclamation district and political subdivision of the State of Texas pursuant to Article XVI, Section 59 of the Texas Constitution and the laws of the State of Texas, particularly Article 8280-106, Vernon's Texas Civil Statutes, as amended (the "Issuer Act"), and The Bank of New York, a New York banking corporation, having a principal corporate trust office in The City of New York, New York, and being qualified to accept and administer the trusts hereby created acting as trustee (herein called the "Trustee")

                                  WITNESSETH:

     WHEREAS, pursuant to law, and particularly the Issuer Act, Article 717k, Vernon's Texas Civil Statutes, as amended, ("Article 717k"),
Article 717q, Vernon's Texas Civil Statutes, as amended ("Article 717q"), the Clean Air Financing Act, Chapter 383, Texas Health and Safety Code, as amended, ("Chapter 383"), and the Regional Waste Disposal Act, Chapter 30 of the Texas Water Code, as amended ("Chapter 30"), the Issuer, being a "river authority" as defined in Chapter 383 and Chapter 30 and being an "issuer" as defined in Article 717k and Article 717q, is empowered to acquire, construct and improve various pollution control facilities, and to issue bonds to refund and retire bonds previously issued for such purpose;

     WHEREAS, the Acts also authorize the Issuer to issue revenue bonds to finance such projects, payable solely from the revenues derived from payments to the Issuer by the user of the project for the purpose of defraying the cost of financing, acquiring, constructing or improving any project;

     WHEREAS, Port of Corpus Christi Authority of Nueces County, Texas (formerly Nueces County Navigation District No. 1) (the "Port") has previously issued its Environmental Improvement Revenue Bonds (Central Power and Light Company Project) Series 1974A, Issue A (the "Series 1974A Bonds") in the original principal amount of $8,825,000, which were issued for the purpose of paying a portion of the costs of acquiring, constructing, and improving certain pollution control facilities (the "1974 Project") at the Barney M. Davis Station of Central Power and Light Company (the "Company") in Nueces County, Texas;

     WHEREAS, the Issuer has previously issued its Pollution Control Revenue Bonds, 1977 Series (Central Power and Light Company Project) (the "Series 1977 Bonds") in the original principal amount of $36,600,000, which were issued for the purpose of paying a portion of the costs of acquiring, constructing and improving certain pollution control facilities (the "1977 Project") at the Coleto Creek Power Station of the Company in Goliad County, Texas;

     WHEREAS, the Issuer is authorized (i) by Chapter 30, to issue its revenue bonds to finance the acquisition, construction, and improvement of water pollution control facilities, (ii) by Chapter 383, to issue its revenue bonds to finance the acquisition, construction and improvement of air pollution control facilities, (iii) by Article 717k to refund its own bonds, and (iv) by Article 717q to issue bonds to refund any obligations issued in connection with an "eligible project", which is defined to include the carrying out of any purpose or function for which the Issuer may issue bonds;

     WHEREAS, the Company has requested that the Issuer issue its revenue bonds to refund and retire all of the outstanding Series 1974A Bonds and Series 1977 Bonds (collectively, the "Prior Bonds");

     WHEREAS, an Installment Payment Agreement, dated as of October 1, 1995 (hereinafter the "Agreement"), relating to the below defined Bonds has been duly executed between the Issuer and the Company;

     WHEREAS, the recitals and provisions of the Agreement are incorporated herein as if set forth in its entirety, and the capitalized terms of this Indenture shall have the same meanings, and shall be defined, as set forth in the Agreement and the Bond Resolution
(hereinafter defined);

     WHEREAS, pursuant to the Agreement, the Board of Directors of the Issuer duly adopted a Resolution authorizing Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995; the execution of an Indenture of Trust, an Installment Payment Agreement, and a Bond Purchase Agreement; approval of an Official Statement; and other matters in connection therewith (together with any amendment or supplement to such resolution as authorized therein, hereinafter called the "Bond Resolution");

     WHEREAS, the Bond Resolution authorized the issuance of Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995 (hereinafter called the "Bonds") for the purpose of paying a portion of the costs of refunding the Prior Bonds, all as authorized by the Issuer Act, Chapter 383, Chapter 30, Article 717k, and Article 717q;

     WHEREAS, the Bonds, and the interest thereon, are and shall be payable from and secured by a first and superior lien on and pledge of the payments designated as "Installment Payments" to be made by the Company pursuant to the Agreement in amounts sufficient to pay and redeem, and provide for the payment of the principal of, premium, if any, and interest on, and Purchase Price (hereinafter defined) of, the Bonds, when due, and the fees and expenses of the Trustee and any paying agent for the Bonds, all as required by the Bond Resolution;

     WHEREAS, certified copies of the Bond Resolution have been duly filed with the Trustee;

     WHEREAS, pursuant to Section 5.12 of the Agreement, the Company has caused to be delivered to the Trustee an irrevocable letter of credit (the "Letter of Credit") issued by ABN AMRO Bank N.V. (the "Bank");

     WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

     WHEREAS, all things necessary to make the Bonds, when issued as provided in this Indenture, the valid, binding and legal special obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment of the amounts pledged to the payment of the principal of, premium, if any, and interest on, and Purchase Price of, the Bonds have been done and performed, and the creation, execution and delivery of this Indenture and the execution and issuance of the Bonds, subject to the terms hereof, in all respects have been duly authorized;

     NOW, THEREFORE, the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect, and to secure the payment, performance and observance by the Issuer of all of the covenants and obligations expressed or implied herein and in the Bonds, does hereby irrevocably grant, alienate, bargain, sell, convey, transfer, assign and pledge unto the Trustee (to the extent of its legal capacity to hold the same for the purposes hereof), and the successors in trust and assigns of the Trustee, forever.

                             GRANTING CLAUSE FIRST

     All right, title, and interest of the Issuer in, to and under the Agreement (except Unassigned Rights), and all extensions and renewals of the term thereof, if any, and to do any and all other things which the Issuer is or may become entitled to do under the Agreement; provided, however, that the assignment made pursuant to this clause shall not impair or diminish any obligation of the Issuer under the Agreement or alter the rights, duties and obligations of the Trustee under the remaining terms of this Indenture;

                            GRANTING CLAUSE SECOND

     All moneys, income, revenues, issues, profits, receipts and other amounts payable to or receivable by the Issuer under or with respect to the Agreement, including the Installment Payments (except Unassigned Rights);

                             GRANTING CLAUSE THIRD

     All right, title, and interest of the Issuer in and to all moneys and securities from time to time held by the Trustee under the terms of this Indenture (except amounts held in the Rebate Fund and the Bond Purchase Fund);

                            GRANTING CLAUSE FOURTH

     All right, title and interest of the Issuer in and to any and all moneys paid to the Trustee pursuant to the Letter of Credit; and

                             GRANTING CLAUSE FIFTH

     All right, title and interest of the Issuer in and to any and all property, rights, and interest of every kind or description which, from time to time hereafter, may be sold, transferred, conveyed, assigned, pledged, mortgaged or delivered to the Trustee as additional security
hereunder.         TO HAVE AND TO HOLD all and singular the Trust Estate
(as hereinafter defined), whether now owned or hereafter acquired, irrevocably unto the Trustee and its successors in trust and assigns forever;

     IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future owners of the Bonds from time to time issued under and secured by this Indenture without privilege, priority, or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds;

     PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on the Bonds due or to become due thereon at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made on the Bonds as required under Article IV hereof or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon (or Governmental Obligations sufficient for that purpose as provided in Article V hereof), and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof or provisions therefor this Indenture and the rights hereby granted shall cease, determine, and be void; otherwise this Indenture shall remain in full force and effect;

     THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interest, including, without limitation, the amounts hereby assigned, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and that the Issuer has agreed and covenanted, and hereby does agree and covenant, with the Trustee and with the Owners, from time to time, of the Bonds, as follows:



                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

     Section 1.01. Definitions. Each of the following terms shall have the meaning assigned to it in this Section 1.01 whenever used in this Indenture, unless the context in which such term is used clearly requires otherwise:

     Acts - shall mean, collectively, the Issuer Act, Chapter 30,
Chapter 383, Article 717k and Article 717q.

     Agreement - shall mean the Installment Payment Agreement, dated as of October 1, 1995, by and between the Issuer and the Company, including all amendments thereof or supplements thereto.

     Alternate Letter of Credit - shall mean an irrevocable Letter of Credit authorizing drawings thereunder by the Trustee, issued by a national banking association, a bank, a trust company, or other financial institutions such as the Bank, and satisfying the requirements of Article X of this Indenture.

     Approval Certificate - shall mean the certificate of the Chairman of the Issuer approving certain terms of the Bonds.

     Article 717k - shall mean Article 717k, Vernon's Texas Civil
Statutes, as amended.

     Article 717q - shall mean Article 717q, Vernon's Texas Civil
Statutes, as amended.

     Authorized Company Representative - shall mean such person at the time and from time to time designated by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by the Chairman of the Board of Directors, the President, any Vice President, Treasurer or Assistant Treasurer of the Company to act on behalf of the Company. Such certificate may designate an alternate or alternates.

     Authorized Denominations - shall mean (i) for Bonds in the Daily or Weekly Mode, $100,000 or any integral multiple thereof; provided that if the principal amount of Bonds in the Daily or Weekly Mode, as the case may be, is not evenly divisible by $100,000, then the remainder of such principal amount shall be added to another Bond in the same Mode that is in a principal amount of $100,000 or any integral multiple thereof, (ii) for Bonds in the Flexible Mode, $100,000 or any integral multiple of $1,000 in excess of $100,000, and (iii) for Bonds in the Monthly, Quarterly, Semiannual, Multiannual or Fixed Rate Mode, $5,000 or any integral multiple thereof.

     Authorized Issuer Representative - shall mean such person at the time and from time to time designated by written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Chairman or Secretary. Such certificate may designate an alternate or alternates.

     Bank - shall mean initially, ABN AMRO Bank N.V., a Dutch bank, as issuer of the Letter of Credit, and its successors and assigns in that capacity and, in the event an Alternate Letter of Credit is outstanding, the issuer of the Alternate Letter of Credit. Principal Office of the Bank shall mean the office designated in the Letter of Credit.

     Bank Bonds - shall have the meaning assigned to such term in Section 2.10(b)(v) hereof.

     Beneficial Owner - shall mean the actual purchaser of a Bond.

     Board - shall mean the lawfully qualified Board of Directors of the Issuer.

     Bond Counsel - shall mean McCall, Parkhurst & Horton L.L.P. or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the exemption from federal income taxation of interest on state or local bonds, selected by the Issuer and acceptable to the Trustee and the Company.

     Bond Fund - shall mean the fund by that name established by Section
4.02 of this Indenture.

     Bond Owner, Bondowner, Owner, Bondholder, bondholder, holder, Registered Owner or owner of the Bonds -when used with respect to a Bond, shall mean the person or entity in whose name such Bond shall be registered.

     Bond Purchase Agreement - shall mean the Bond Purchase Agreement dated the date of its execution between the Issuer and the Underwriter.

     Bond Purchase Fund - shall mean the fund by that name established by
Section 4.04 of this Indenture.

     Bond Registrar - shall mean the Trustee or any successor bond registrar serving as such under this Indenture. Principal Office of the Bond Registrar shall mean the office thereof designated in writing to the Trustee.

     Bond Resolution or Resolution - shall mean the Resolution of the Board of Directors authorizing the issuance of the Bonds (including the Indenture prescribed and authorized to be executed in the Bond
Resolution) together with any supplemental resolutions or amendments to the Resolution or such Indenture.

     Bonds - shall mean the Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995, executed and delivered pursuant hereto.

     Business Day - shall mean any day on which commercial banks located in all of the cities in which the Principal Offices of the Trustee, the Paying Agent, the Bank and the Remarketing Agent are located are not required or authorized by law or regulation to remain closed and on which the New York Stock Exchange is not closed.

     Chapter 30 - shall mean Chapter 30 of the Texas Water Code, as amended.

     Chapter 383 - shall mean Chapter 383 of the Texas Water Code, as amended.

     Code - shall mean the Internal Revenue Code of 1986, as amended and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or, to the extent applicable, under the Internal Revenue Code of 1954, as amended.

     Company - shall mean Central Power and Light Company and any successors and assigns as permitted by Section 7.02 of the Agreement.

     Company Debt Service Account - shall mean the special account of that name within the Bond Fund.

     Company-Held Bonds - shall mean Bonds owned by or held in the name of the Company or its designee or held by the Trustee for the account of the Company or its designee as described in Section 2.10(b) hereof.

     Conversion or conversion - shall mean a change from one Mode to another with respect to a Bond, and with respect to a Bond in the Multiannual Mode, a change from one Interest Rate Period to another.

     Conversion Date - shall mean the date on which a new Mode becomes effective with respect to a Bond, and with respect to a Bond in the Multiannual Mode, the date on which a new Interest Rate Period becomes effective.

     Costs of Issuance - shall mean all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including without limitation (i) reasonable fees and expenses of accountants, attorneys, engineers, and financial advisors, (ii) materials, supplies, and printing and engraving costs, (iii) recording and filing fees, (iv) rating agency fees, and (v) the Issuer's administrative expenses as provided in Section 5.05 of the Agreement.

     Daily Mode - shall mean the Mode in which the interest rate on the Bonds is set at the Daily Rate, all as set forth in the form of Daily Bond set forth in Section 2.03 hereof.

     Daily Rate - shall mean the rate of interest that is set on the Bonds by the Remarketing Agent while they are in the Daily Mode.

     Delivery Date - shall mean, with respect to a Bond tendered for purchase, the Purchase Date or any subsequent Business Day on which such Bond is delivered to the Paying Agent as provided in the forms of the Bonds.

     DTC - shall mean The Depository Trust Company, New York, New York, or any successor securities depository.

     DTC Participant - shall mean any securities broker dealer, bank, trust company, clearing corporation or other organization with Bonds credited to an account maintained on its behalf by DTC.

     Effective Date - shall mean, with respect to a Bond in the Daily, Flexible, Weekly, Monthly, Quarterly, Semiannual and Multiannual Modes, the date on which a new Interest Rate Period for that Bond takes effect.

     Electronic Notice - shall mean notice transmitted through a time-sharing terminal, by facsimile transmission or by telephone (promptly confirmed in writing or by facsimile transmission).

     Event of Default - used with respect to this Indenture, shall mean any event specified in Section 6.01 of this Indenture.

     Favorable Opinion - shall mean an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee to the effect that the action proposed to be taken is authorized or permitted by, to the extent applicable, the Acts and this Indenture and will not adversely affect the excludability of interest on the Bonds from gross income of the owners thereof for federal income tax purposes (other than as held by a "substantial user" of the Projects or a "related person" within the meaning of the Code).

     Fixed Rate - shall mean a rate of interest on a Bond that is fixed for the remaining term of the Bond.

     Fixed Rate Conversion Date - shall mean with respect to a Bond, the date upon which the Fixed Rate first becomes effective for the Bond, and shall mean the Issue Date if the Bonds are initially delivered bearing interest at a Fixed Rate.

     Fixed Rate Mode - shall mean the Mode in which the interest rate on the Bonds is fixed from the Fixed Rate Conversion Date until the Maturity Date.

     Flexible Mode - shall mean the Mode in which the interest rate on the Bonds is set at the Flexible Rate, all as set forth in the form of Flexible Bonds set forth in Section 2.03 hereof.

     Flexible Rate - shall mean a rate of interest set by the Remarketing Agent for periods from 1 to 270 days.

     Government Obligations - shall mean (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America); (b) obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (c) evidences of ownership of proportionate interest in future interest or principal payments of obligations described in clause (a) or (b) (investments in such proportionate interests must be limited to circumstances wherein (x) a bank or trust company acts as custodian and holds the underlying Government Obligations; (y) the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor of the underlying Government Obligations; and (z) the underlying Government Obligations are held in a special subaccount, segregated from the custodian's general assets, and are not available to satisfy any claim of the custodian, any person claiming through the custodian, or any person to whom the custodian may be obligated); or (d) obligations issued or fully guaranteed by the following instrumentalities or agencies of the United States of America:

     (i)  Federal Home Loan Bank System;

     (ii)      Export-Import Bank of the United States;

     (iii)     Federal Financing Bank;

     (iv)      Government National Mortgage Association;

     (v)       Farmers Home Administration;

     (vi)      Federal Home Loan Mortgage Company;

     (vii)     Federal Housing Administration;

     (viii)    Federal National Mortgage Association; and

     (ix) Resolution Funding Corporation (stripped interest obligations only).

     Indenture - shall mean this Indenture of Trust, as originally executed and as amended, modified or supplemented thereafter in accordance with the terms hereof.

     Installment Payment - shall mean each payment required to pay amounts due and owing on the Bonds issued pursuant to the Agreement, as defined in Section 5.01 thereof and as provided for in this Indenture, including the principal of, redemption premium, if any, and interest on, and Purchase Price of, such Bonds.

     Interest Accrual Date - shall mean the first day of any Interest Rate Period and thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date.

     Interest Payment Date - shall mean (i) each April 1 and October 1 for Bonds in the Semiannual, Multiannual or Fixed Rate Mode, (ii) the first day (which must be a Business Day) after an Interest Rate Period for Bonds in the Flexible Mode; (iii) the first Business Day of each calendar month for Bonds in the Daily, Weekly or Monthly Mode, commencing November 1, 1995, if the Bonds are issued in the Daily, Weekly or Monthly Mode; (iv) each January 1, April 1, July 1 and October 1 for Bonds in the Quarterly Mode; and (v) the Maturity Date.

     Interest Rate Period or Rate Period - shall mean, when used with respect to any particular rate of interest for a Bond, the period during which such rate of interest determined for such Bond will remain in effect as described herein. Notwithstanding anything in this Indenture to the contrary, the Interest Rate Period with respect to each Bond in the Flexible Mode shall end on a day which is immediately followed by a Business Day, and, in any event, not later than the day next preceding the Maturity Date.

     Issue Date - shall mean the date on which the Bonds are first authenticated and delivered to the initial purchasers against payment therefor.

     Issuer - shall mean Guadalupe-Blanco River Authority, a conservation and reclamation district and a governmental agency and body politic and corporate of the State of Texas.

     Issuer Act - shall mean Article 8280-106, Vernon's Texas Civil Statutes, as amended.

     Letter of Credit - shall mean the irrevocable letter of credit issued by the Bank to the Trustee on the Issue Date, any extensions thereof and any Alternate Letter of Credit delivered pursuant to Article X hereof.

     Letter of Credit Agreement - shall mean the Letter of Credit
Agreement between the Company and the Bank relating to the Letter of Credit, any Alternate Letter of Credit, and the Bonds, as such agreement may be amended, supplemented or replaced from time to time.

     Letter of Credit Debt Service Account - shall mean the special account of that name within the Bond Fund.

     Letter of Credit Purchase Account - shall mean the special account of that name within the Bond Purchase Fund.

     Maturity Date - shall mean the date or dates designated as such in the Approval Certificate.

     Maximum Rate - shall mean a "net effective interest rate" (as defined and calculated in accordance with the provisions of Article 717k-2, Vernon's Texas Civil Statutes) of fifteen percent (12%) per annum.

     Mode - shall mean the period for and the manner in which the interest rates on the Bonds are set and includes the Daily Mode, the Flexible Mode, the Weekly Mode, the Monthly Mode, the Quarterly Mode, the Semiannual Mode, the Multiannual Mode and the Fixed Rate Mode.

     Monthly Mode - shall mean the Mode in which the interest rate on the Bonds is set at the Monthly Rate, all as set forth in the form of Monthly Bonds set forth in Section 2.03 hereof.

     Monthly Rate - shall mean the rate of interest that is set on the Bonds while they are in the Monthly Mode.

     Moody's - shall mean Moody's Investors Service, or any successor thereto maintaining a rating on the Bonds.

     Multiannual Mode - shall mean the Mode in which the interest rate on the Bonds is fixed for periods of one year or multiples thereof designated by the Remarketing Agent, after consultation with the Company, as described in the form of Multiannual Bonds set forth in Section 2.03 hereof.

     Multiannual Rate - shall mean the rate of interest that is set on Bonds while they are in the Multiannual Mode.

     Official Statement - shall mean the Official Statement relating to the Bonds.

     Outstanding, Bonds Outstanding or Bonds then Outstanding - shall mean when used with reference to Bonds at any date as of which the amount of Outstanding Bonds is to be determined, means all Bonds authenticated and delivered under the Indenture, except:

          (a) Bonds canceled or delivered for cancellation at or prior to such date;

          (b) Bonds deemed tendered or deemed to be paid pursuant to the terms of the Indenture;

          (c) Bonds in lieu of which others have been authenticated and delivered under the Indenture; and

          (d)  Bonds registered in the name of the Issuer;

          (e) On or after any Purchase Date for Bonds, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent; and

          (f) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company, except that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action the Trustee shall be obligated to consider as not being outstanding only Bonds known by the Trustee by actual notice thereof to be so held.

     In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company or any affiliates thereof (unless all of the Outstanding Bonds are then owned by said parties) and Bonds which are held by or on behalf of the Bank (unless all of the Outstanding Bonds are then held by or on behalf of the Bank) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an affiliate thereof.

     Paying Agent - shall mean the Trustee or any successor paying agent or co-paying agent serving as such under this Indenture. Principal Office of the Paying Agent shall mean the office thereof designated in writing to the Trustee. So long as any Bond is Outstanding hereunder, the Paying Agent shall maintain an office or have an agent with an office in New York City.

     Permitted Investments - shall mean any of the following obligations or securities, to the extent permitted by law, on which the Issuer is not the obligor:

          (a)  Government Obligations;

          (b) obligations issued or guaranteed by any state of the United States of America or the District of Columbia or any political subdivision thereof;

          (c) general or revenue obligations issued by any state of the United States of America or the District of Columbia or any political subdivision thereof;

          (d)  commercial or finance company paper;

          (e) certificates of deposit of, and bankers acceptances drawn on and accepted by, any bank organized and doing business under the laws of the United States of America, including the Trustee in its commercial banking capacity, or any state of the United States of America;

          (f) repurchase agreements collateralized by Government Obligations with (i) a registered broker dealer or a registered government bond "primary dealer" in either case which is subject to the jurisdiction of the Securities Investors' Protection Corporation, or (ii) any bank including the Trustee, which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less than $50 million;

          (g) shares in money market funds, including money market funds managed by the Trustee;

          (h) investment contracts or funding arrangements with any insurance company, financial institution or bank; and

          (i) any other investment or security to the extent permitted by Texas law.

     Plants - shall mean the Barney M. Davis Station of the Company in Nueces County, Texas, and the Coleto Creek Power Station in Goliad County, Texas.

     Principal Office - is defined in the definitions of Trustee, Paying Agent, Bank, Bond Registrar and Remarketing Agent, herein.

     Prior Agreements - shall mean the Installment Sale Agreement, dated as of June 1, 1974 between the Port and the Company (the "Series 1974A Agreement") and the Installment Sale Agreement, dated as of April 1, 1977 between the Issuer and the Company (the "Series 1977 Agreement") .

     Prior Bonds - shall mean the Series 1974A Bonds and the Series 1977
Bonds.

     Prior Indentures - shall mean the Indenture of Trust, dated as of June 1, 1974 between the Port and the Series 1974A Trustee (the "Series 1974A Indenture"), and the Trust Indenture, dated as of April 1, 1977 between the Issuer and the Series 1977 Trustee (the "Series 1977
Indenture").

     Projects - shall mean the facilities, as described more fully in each Exhibit A to the Prior Agreements.

     Purchase Date - shall mean the date upon which Bonds are required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions in the forms of Bonds set forth in Section 2.03 hereof.

     Purchase Price - shall have the meaning set forth in the forms of Daily, Flexible, Weekly, Monthly, Quarterly, Semiannual and Multiannual Bonds set forth in Section 2.03 hereof.

     Quarterly Mode - shall mean the Mode in which the interest rate on the Bonds is set at the Quarterly Rate, all as set forth in Section 2.03 hereof.

     Quarterly Rate - shall mean the rate of interest that is set on the Bonds while they are in the Quarterly Mode.

     Rating Agencies - shall mean Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. and/or Moody's Investors Service, according to which of such rating agencies then rates the Bonds; and provided that if neither of such rating agencies then rates the Bonds, the term "Rating Agencies" shall refer to any national rating agency (if any), mutually acceptable to the Company and the Remarketing Agent, which provides such rating.

     Rebate Fund - shall mean the fund by that name established in
Section 4.10 hereof.

     Record Date - shall mean (i) with respect to Bonds in the Flexible Mode, the time of payment on the Interest Payment Date; (ii) with respect to Bonds in the Daily, Weekly or Monthly Mode, the close of business on the Business Day preceding an Interest Payment Date; and (iii) with respect to Bonds in the Quarterly, Semiannual, Multiannual or Fixed Rate Mode, the 15th day of the calendar month immediately preceding any Interest Payment Date, regardless of whether such day is a Business Day or, in the case of an Interest Payment Date which shall not be at least 15 days after the first day of a Quarterly, Semiannual, Multiannual or Fixed Rate Period, the first day of such Quarterly, Semiannual, Multiannual or Fixed Rate Period.

     Refunding - shall mean the refunding of the Prior Bonds, as described in the Agreement and this Indenture.

     Registration Books - shall mean the registration records of the Issuer, maintained by the Trustee, as registrar for the Bonds.

     Regulations - shall mean the Income Tax Regulations promulgated pursuant to the Code or under the 1954 Code.

     Remarketing Account - shall mean the special account of that name within the Bond Purchase Fund.

     Remarketing Agent - shall mean the initial and any successor remarketing agent appointed in accordance with Article VIII hereof. Principal Office of the Remarketing Agent shall mean the office thereof designated in writing to the Trustee.

     Remarketing Agreement - means any remarketing agreement executed by the Company and the Remarketing Agent pursuant to Article VIII hereof.

     Remarketing Proceeds - shall mean proceeds from the sale of the Bonds by the Remarketing Agent other than to the Issuer or the Company.

     S&P - shall mean Standard & Poor's Corporation, or any successor thereto maintaining a rating on the Bonds.

     Semiannual Mode - shall mean the Mode in which the interest rate on the Bonds is set at the Semiannual Rate, all as set forth in the form of Semiannual Bond set forth in Section 2.03 hereof.

     Semiannual Rate - shall mean the rate of interest that is set on the Bonds while they are in the Semiannual Mode.

     Series 1974A Bonds - shall mean the Nueces County Navigation
District No. 1 Environmental Improvement Revenue Bonds (Central Power and Light Company Project) Series 1974A, Issue A .

     Series 1974A Trustee - shall mean NationsBank of Tennessee, N.A., as successor to Commerce Union Bank.

     Series 1977 Bonds - shall mean the Guadalupe-Blanco River Authority Pollution Control Revenue Bonds, 1977 Series (Central Power and Light Company Project).

     Series 1977 Trustee - shall mean Texas Commerce Bank National Association, as successor to Corpus Christi National Bank.

     State - shall mean the State of Texas.

     Tax Letter of Representation - shall mean the letter of representation regarding the use of the proceeds of the Bonds and the Prior Bonds and other facts that are within the Company's knowledge, furnished by the Company to Bond Counsel in connection with the issuance of the Bonds.

     Tendered Bond - shall mean any Bond tendered or deemed tendered for purchase pursuant to Sections 2.02(A)(3), 2.02(B)(3) or (4), 2.02(C)(3)
or (4), 2.02(D)(3) or (4), 2.02(E)(3) or (4), 2.02(F)(3) or (4) or
2.02(G)(3) or (4) hereof.

     Trustee - shall mean The Bank of New York, or any successor trustee or co-trustee serving as such under this Indenture. Principal Office of the Trustee shall mean the business address designated in writing to the Issuer and the Remarketing Agent as its principal office for its duties hereunder.

     Trustee's Prime Rate - shall mean, on any day, the lesser of (a) the corporate base rate for that day as announced by the Trustee in its commercial banking capacity and (b) the highest nonusurious interest rate ("Ceiling Rate") permitted for each such day by whichever of Texas or federal laws permit the higher nonusurious rate, stated as a rate per annum.

     Trust Estate - shall mean the property conveyed to the Trustee pursuant to the Granting Clauses of this Indenture.

     Unassigned Rights - shall mean the rights of the Issuer under Sections 5.05, 6.03 and 7.03(a) of the Agreement and the right to receive notices thereunder.

     Undelivered Bonds - shall mean Bonds which are deemed to have been tendered as provided in the forms of the Bonds for the Daily Mode, Flexible Mode, Weekly Mode, Monthly Mode, Quarterly Mode, Semiannual Mode and Multiannual Mode set forth in Section 2.03 hereof.

     Underwriter - shall mean the initial underwriter of the Bonds, Morgan Stanley & Co. Incorporated.

     Weekly Mode - shall mean the Mode in which the interest rate on the Bonds is set at the Weekly Rate, all as set forth in the form of the Bonds set forth in Section 2.03 hereof.

     Weekly Rate - shall mean the rate of interest that is set on the Bonds while they are in the Weekly Mode.

     Section 1.02. Article and Section Headings. The headings or titles of the several Articles and Sections of this Indenture, and the Table of Contents appended hereto, are solely for convenience of reference and shall not affect the meaning or construction of the provisions hereof.

     Section 1.03. Interpretation. The singular form of any word used herein shall include the plural, and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. This Indenture and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and to sustain the validity hereof. All references to any person or entity defined in
Section 1.01 shall be deemed to include any person or entity succeeding to the rights, duties and obligations of such person or entity. Unless otherwise specified herein, all references to specific times shall be deemed to refer to New York time.

                                  ARTICLE II

                    AUTHORIZATION AND ISSUANCE OF THE BONDS

     Section 2.01. Authorization of Bonds. (a) The Bonds are hereby authorized to be issued in one series, designated "Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995". The Bonds shall be issued for the purpose of accomplishing the Refunding as provided herein and in the Agreement. No Bonds may be issued pursuant to this Indenture in addition to those authorized by this Section 2.01, except Bonds issued upon transfer or exchange pursuant to Section 3.06 hereof, temporary Bonds issued pursuant to Section 3.16 hereof, replacement Bonds issued pursuant to Section 3.17 hereof and Bonds issued pursuant to Section 2.09 hereof.

     (b) The Bonds (i) shall be dated as provided in the paragraph next preceding the last paragraph of this Section, (ii) shall be in the aggregate principal amount set forth in the Approval Certificate, (iii) shall bear interest as set forth in Section 2.02 and as provided in the form of the Bonds, until paid; and (iv) shall mature on the Maturity Date set forth in the Approval Certificate.

     The Bonds are subject to redemption prior to maturity as set forth in Section 2.06 hereof.

     The Bonds are issuable in the form of registered Bonds without coupons in Authorized Denominations. The Bonds shall be numbered from 1 upwards, provided that the number assigned to each definitive Bond shall be prefixed by the letters "AR." Temporary Bonds shall be prefixed by the letters "TR."

     Subject to the provisions related to the book-entry only system of
Section 3.07 hereof, principal of, and premium, if any, on the Bonds shall be payable to the Bondholders upon presentation and surrender of the Bonds as the same become due at the Principal Office of the Paying Agent. Interest on the Bonds shall be paid as provided in the form of the Bonds. Such interest shall be paid notwithstanding the cancellation of any Bonds upon any exchange or registration of transfer thereof subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Bondholders in whose names any such Bonds (or any Bond or Bonds issued upon registration of transfer or exchange thereof) are registered at the close of business on the Business Day next preceding the date of payment of such defaulted interest. Payment of principal of, premium, if any, and interest on the Bonds shall be made in such lawful money of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

     The Bonds shall be dated October 1, 1995, and shall initially bear interest from the Issue Date unless initially issued bearing interest at a Fixed Rate, in which case, the Bonds shall initially bear interest from October 1, 1995. Thereafter, the Bonds shall bear interest from the Interest Payment Date to which interest has been paid or duly provided for, or unless no interest has been paid or duly provided for on the Bonds, in which case from the Issue Date until paid, in each case at the rates set forth in Section 2.02 hereof and as provided in the Bonds. If, as shown by the records of the Trustee, interest on the Bonds is in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall note such default and shall bear interest from the date to which interest has been paid in full on the Bonds, or, if no interest has been paid on the Bonds, from the Issue Date. Each Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue interest at the applicable rate in effect on the date which such principal and interest became due and payable.

     With respect to Bonds in the Daily, Flexible, Weekly and Monthly Mode, on the Business Day before each Interest Payment Date and for Bonds in the Quarterly, Semiannual, Multiannual and Fixed Rate Mode, on the fifteenth day of the calendar month prior to each Interest Payment Date, the Trustee shall calculate the amount of interest to be paid on the next succeeding Interest Payment Date and shall, not later than 11:00 a.m., New York City time, on such date the calculation is made, notify the Company and the Paying Agent of the amount of interest to be paid. Any contest by the Company of the amount calculated by the Trustee to be due on an Interest Payment Date shall not relieve the Issuer or the Company of its obligation to pay such amount to enable the Trustee to pay the interest payable on the Bonds on such Interest Payment Date.

     Section 2.02. Interest. The interest rate on the Bonds, as provided in the Bonds, will be the lesser of (i) the Maximum Rate or (ii) the rate determined as provided in this Section 2.02. In no event shall the Interest Rate exceed the Maximum Rate. Initially, the Bonds shall bear interest at the interest rate set forth in the Approval Certificate determined by the Underwriter in accordance with the Mode set forth in the Approval Certificate. Interest on the Bonds in a Flexible Mode, Daily Mode, Weekly Mode or Monthly Mode shall be payable on the applicable Interest Payment Date as herein described, computed on the basis of a 365 or 366-day year, as applicable for the number of days actually elapsed based on the calendar year in which such Rate Period commences. The interest on the Bonds in a Fixed Rate Mode, Multiannual Mode, Semiannual Mode or Quarterly Mode shall be payable on the applicable Interest Payment Date as herein described, computed on the basis of a 360-day year of twelve 30-day months. While there exists an Event of Default under this Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred.

          (A)  Flexible Mode.

               (1) Determination of Flexible Rates. The Remarketing Agent shall determine the Flexible Rate and Interest Rate Period with respect to each Bond in a Flexible Mode as provided in the form of Flexible Bonds set forth in Section 2.03 hereof and shall notify the Paying Agent by Electronic Notice not later than 1:00 p.m., New York City time, on the Effective Date. The Paying Agent shall give written notice of the Flexible Rate and Interest Rate Period to the Trustee and the Company. Each determination and redetermination of the Flexible Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Bond Registrar, the Company, the Bank and the Bondowners. If the Remarketing Agent fails for any reason to determine the Flexible Rate or Interest Rate Period for any Bond while in the Flexible Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Bond shall be deemed to be in an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day and the Flexible Rate shall be equal to 100% of the rate for the Public Securities Association Municipal Swap Index as published by Municipal Market Data for 7 day high-grade tax-exempt variable rate demand obligations on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate.

               In determining the Flexible Rate and remarketing Bonds in the Flexible Mode, the Remarketing Agent shall (i) not offer Interest Rate Periods greater than the lesser of 270 days or a period equal to the maximum number of days' interest coverage provided by the Letter of Credit minus five days, (ii) not offer Interest Rate Periods applicable to Bonds to be converted extending beyond the day preceding any scheduled conversion of the Bonds to another Mode or the final maturity of the Bonds, and (iii) follow any written directions of the Company not inconsistent with the preceding clauses (i) and (ii) as to the Interest Rate Periods to be made available. The Company, the Trustee, the Paying Agent and the Remarketing Agent shall cooperate to ensure compliance with this requirement.

               (2) Conversions from the Flexible Mode. The Bonds in the Flexible Mode or any portion of such Bonds may be converted at the election of the Company from the Flexible Mode to the Daily, Weekly, Monthly, Quarterly, Semiannual, Multiannual or Fixed Rate Mode as provided in the form of the Flexible Bonds, so long as no Event of Default hereunder exists as certified to the Trustee by the Company. Written notice of a conversion from the Flexible Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Rating Agencies not fewer than 30 days before the Conversion Date, which date shall be specified by the Company in such notice and shall not be earlier than the day following the expiration of the Interest Rate Period with the longest remaining term then in effect for the Bonds to be converted. Prior to the proposed Conversion Date, the Remarketing Agent shall not offer Interest Rate Periods for the Bonds to be converted extending beyond the proposed Conversion Date. Conversions to the Fixed Rate Mode shall also be governed by Section 2.02(H) hereof.

               Notwithstanding the foregoing, if the preconditions to conversion to a new Mode established by the preceding paragraph and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent and the Bonds shall remain in the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day. In such event, such Bonds shall remain subject to mandatory tender pursuant to Section 2.11 hereof. In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, an Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (3) Mandatory Tender for Purchase. Bonds in the Flexible Mode are subject to mandatory tender for purchase as provided in the form of Bonds and in Section 2.11 hereof.

          (B)  Daily Mode.

               (1) Determination of Daily Rates. With respect to Bonds in a Daily Mode, the Remarketing Agent shall determine the Daily Rate for any day as provided in the form of Daily Bonds set forth in Section 2.03 hereof and shall notify the Paying Agent thereof by Electronic Notice not later than 10:30 a.m., New York City time, on such Business Day. The Paying Agent shall give written notice of the Daily Rate to the Trustee and the Company. Each determination and redetermination of the Daily Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company, the Bank and the Bondowners. If for any reason the Remarketing Agent fails to determine the Daily Rate (including, but not limited to, a failure to determine the Daily Rate for a day that is not a Business Day) or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Daily Rate to take effect on the Effective Date shall be the Daily Rate in effect on the day preceding such date.



          (2) Conversions from the Daily Mode. The Bonds in the Daily Mode or any portion of such Bonds may be converted on any Interest Payment Date at the election of the Company from the Daily Mode to the Flexible, Weekly, Monthly, Quarterly, Semiannual, Multiannual or Fixed Rate Mode as provided in the form of the Bonds, so long as no Event of Default hereunder exists as certified to the Trustee by the Company. Written Notice of a conversion from the Daily Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, prior to the proposed Conversion Date, which date shall be specified by the Company in such notice. Notice of a conversion of Bonds from the Daily Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in Section 2.02(B)(4) hereof and the form of Bonds. Conversions to the Fixed Rate Mode shall also be governed by Section 2.02(H) hereof.



               Notwithstanding the foregoing, if the preconditions to conversion to another Mode established by the preceding paragraph and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in Section 2.02(B)(4) hereof. In addition, the failed conversion shall cause the interest rate on the Bonds to immediately convert to the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day. In such event, such Bonds shall remain subject to mandatory tender pursuant to Section 2.11 hereof. In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, an Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided herein.

               (3) Bondowners' Option to Tender Bonds in Daily Mode. Bonds in the Daily Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds plus accrued interest to the Purchase Date, provided that if the Purchase Date is an Interest Payment Date, accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Bonds and in this subsection (3); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section
          6.02 hereof and such acceleration shall not have been annulled.

               Notice of the Bondholder's option to tender Bonds in the Daily Mode shall be given to the Paying Agent at the time and as provided in the form of Bonds. The Bondowners' Election Notice delivered to the Paying Agent at the time and as provided in the form of Bonds shall be in substantially the form provided in the form of Bonds.

               As soon as practicable after receiving notice of a tender of Bonds under this Section, the Paying Agent shall notify the Remarketing Agent, the Company, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               During the time Bonds are issued in the book-entry-only system, all Bondowners' Election Notices shall be signed by the Beneficial Owner or his attorney, duly authorized in writing. The Remarketing Agent and the Paying Agent shall be entitled to rely on the accuracy of any Bondowners' Election Notice delivered to the Paying Agent.

               (4) Mandatory Tender of Bonds. Bonds in the Daily Mode are subject to mandatory tender for purchase as provided in the form of Bonds and in Section 2.11 hereof

          (C)  Weekly Mode.

               (1) Determination of Weekly Rates. With respect to Bonds in a Weekly Mode, the Remarketing Agent shall determine the Weekly Rate as provided in the form of Weekly Bonds set forth in
          Section 2.03 hereof and shall notify the Paying Agent thereof by Electronic Notice not later than 10:00 a.m., New York City time, on the Effective Date (or if the Effective Date is not a Business Day, on the next preceding Business Day). The Paying Agent shall give written notice of the Weekly Rate to the Trustee and the Company. Each determination and redetermination of the Weekly Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company, the Bank and the Bondowners. If for any reason the Remarketing Agent fails to determine the Weekly Rate or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Weekly Rate to take effect on the Effective Date shall be the Weekly Rate in effect on the day preceding such date.

               (2) Conversions from the Weekly Mode. The Bonds in the Weekly Mode or any portion of such Bonds may be converted on any Interest Payment Date at the election of the Company from the Weekly Mode to the Daily, Monthly, Quarterly, Semiannual, Multiannual, Flexible or Fixed Rate Mode as provided in the form of the Bonds, so long as no Event of Default hereunder exists as certified to the Trustee by the Company. Written notice of a conversion from the Weekly Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Rating Agencies not fewer than 30 days prior to the proposed Conversion Date, which date shall be specified by the Company in such notice. Notice of a conversion of Bonds from the Weekly Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in Section 2.02(C)(4) hereof and the form of Bonds. Conversions to the Fixed Rate Mode shall also be governed by Section 2.02(H) hereof.

               Notwithstanding the foregoing, if the preconditions to conversion to another Mode established by the preceding paragraph and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in
          Section 2.02(C)(4) hereof. In addition, the failed conversion shall cause the interest rate on the Bonds to immediately convert to the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day. In such event, such Bonds shall remain subject to
          mandatory tender pursuant to Section 2.11 hereof.   In no event
          shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, an Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (3) Bondowners' Option to Tender Bonds in Weekly Mode. Bonds in the Weekly Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds plus accrued interest to the Purchase Date, provided that if the Purchase Date is an Interest Payment Date, accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Bonds and in this subsection (3); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section
          6.02 hereof and such acceleration shall not have been annulled.

               Notice of the Bondholders' option to tender Bonds in the Weekly Mode shall be given to the Paying Agent at the time and as provided in the form of Bonds. The Bondowners' Election Notice delivered to the Paying Agent at the time and as provided in the form of Bonds shall be in substantially the form provided in the form of Bonds.

               As soon as practicable after receiving notice of a tender of Bonds under this Section, the Paying Agent shall notify the Remarketing Agent, the Company, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               During the time Bonds are issued in the book-entry-only system, all Bondowners' Election Notices shall be signed by the Beneficial Owner or his attorney, duly authorized in writing. The Remarketing Agent and the Paying Agent shall be entitled to rely on the accuracy of any Bondowners' Election Notice delivered to the Paying Agent.

               (4) Mandatory Tender of Bonds. Bonds in the Weekly Mode are subject to mandatory tender for purchase as provided in the form of Bonds and in Section 2.11 hereof.

               (5) Interest Rate Periods for Bonds in Weekly Mode. The Interest Rate Period for Bonds in a Weekly Rate Mode shall commence on Wednesday of each week and end on the next following Tuesday; except that (a) in the case of a Conversion of Bonds to a Weekly Mode from a different Mode, the Interest Rate Period for such Bonds shall commence on the last Interest Payment Date in respect of the immediately preceding Interest Rate Period and end on the next following Tuesday; and (b) in the case of a Conversion of Bonds from a Weekly Mode to a different Mode, the last Interest Rate Period for such Bonds prior to Conversion shall end on the last day immediately preceding the Conversion.

          (D)  Monthly Mode.

               (1) Determination of Monthly Rates. With respect to Bonds in a Monthly Mode, the Remarketing Agent shall determine the Monthly Rate as provided in the form of Monthly Bonds set forth in Section 2.03 hereof and shall notify the Paying Agent thereof by Electronic Notice not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the Effective Date. The Paying Agent shall give written notice of the Monthly Rate to the Trustee and the Company. Each determination and redetermination of the Monthly Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company, the Bank and the Bondowners. If for any reason the Remarketing Agent fails to determine the Monthly Rate or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Monthly Rate to take effect on the Effective Date shall be the Monthly Rate in effect on the day preceding such date.

               (2) Conversions from the Monthly Mode. The Bonds in the Monthly Mode or any portion of such Bonds may be converted on any Interest Payment Date at the election of the Company from the Monthly Mode to the Daily, Flexible, Weekly, Quarterly, Semiannual, Multiannual or Fixed Rate Mode as provided in the form of the Bonds, so long as no Event of Default hereunder exists as certified to the Trustee by the Company. Written notice of a conversion from the Monthly Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Rating Agencies not fewer than 45 days prior to the proposed Conversion Date, which date shall be specified by the Company in such notice. Notice of a conversion of Bonds from the Monthly Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in Section 2.02(D)(4) hereof and the form of Bonds. Conversions to the Fixed Rate Mode shall also be governed by Section 2.02(H) hereof.

               Notwithstanding the foregoing, if the preconditions to conversion to another Mode established by the preceding paragraph and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in
          Section 2.02(D)(4) hereof. In addition, the failed conversion shall cause the interest rate on the Bonds to immediately convert to the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day. In such event, such Bonds shall remain subject to mandatory tender pursuant to Section 2.11 hereof. In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, an Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (3) Bondowners' Option to Tender Bonds in Monthly Mode. Bonds in the Monthly Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds. Accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Bonds and in this subsection (3); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section
          6.02 hereof and such acceleration shall not have been annulled.

               The Bondowners' Election Notice delivered to the Paying Agent at the time and as provided in the form of Bonds shall be in substantially the form provided in the form of Bonds.

               As soon as practicable after receiving notice of a tender of Bonds under this Section, the Paying Agent shall notify the Remarketing Agent, the Company, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               During the time Bonds are issued in the book-entry-only system, all Bondowners' Election Notices shall be signed by the Beneficial Owner or his attorney, duly authorized in writing. The Paying Agent shall be entitled to rely on the accuracy of any Bondowners' Election Notice delivered to the Paying Agent.

               (4) Mandatory Tender of Bonds. Bonds in the Monthly Mode are subject to mandatory tender for purchase as provided in the form of Bonds and in Section 2.11 hereof.

          (E)  Quarterly Mode.

               (1) Determination of Quarterly Rates. With respect to Bonds in a Quarterly Mode, the Remarketing Agent shall determine the Quarterly Rate as provided in the form of Bonds set forth in
          Section 2.03 hereof and shall notify the Paying Agent thereof by Electronic Notice not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the Effective Date. The Paying Agent shall give written notice of the Quarterly Rate to the Trustee and the Company. Each determination and redetermination of the Quarterly Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company, the Bank and the Bondowners. If for any reason the Remarketing Agent fails to determine the Quarterly Rate or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Quarterly Rate to take effect on the Effective Date shall be the Quarterly Rate in effect on the day preceding such date.

               (2) Conversions from the Quarterly Mode. The Bonds in the Quarterly Mode or any portion of such Bonds may be converted on any Interest Payment Date at the election of the Company from the Quarterly Mode to the Flexible, Daily, Weekly, Monthly, Semiannual, Multiannual or Fixed Rate Mode as provided in the form of the Bonds, so long as no Event of Default hereunder exists as certified to the Trustee by the Company. Written notice of a conversion from the Quarterly Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Rating Agencies not fewer than 45 days prior to the proposed Conversion Date, which date shall be specified by the Company in such notice. Notice of a conversion of Bonds from the Quarterly Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in Section 2.02(E)(4) hereof and the form of Bonds. Conversions to the Fixed Rate Mode shall also be governed by Section 2.02(H) hereof.

               Notwithstanding the foregoing, if the preconditions to conversion to another Mode established by the preceding paragraph and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in
          Section 2.02(E)(4) hereof. In addition, the failed conversion shall cause the interest rate on the Bonds to immediately convert to the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day. In such event, such Bonds shall remain subject to mandatory tender pursuant to Section 2.11 hereof. In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, an Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (3) Bondowners' Option to Tender Bonds in Quarterly Mode. Bonds in the Quarterly Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds. Accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Bonds and in this subsection (3); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section
          6.02 hereof and such acceleration shall not have been annulled.

               The Bondowners' Election Notice delivered to the Paying Agent at the time and as provided in the form of Bonds shall be in substantially the form provided in the form of Bonds.

               As soon as practicable after receiving notice of a tender of Bonds under this Section, the Paying Agent shall notify the Remarketing Agent, the Company, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               During the time Bonds are issued in the book-entry-only system, all Bondowners' Election Notices shall be signed by the Beneficial Owner or his attorney, duly authorized in writing. The Paying Agent shall be entitled to rely on the accuracy of any Bondowners' Election Notice delivered to the Paying Agent.

               (4) Mandatory Tender of Bonds. Bonds in the Quarterly Mode are subject to mandatory tender for purchase as provided in the form of Bonds and in Section 2.11 hereof.

          (F)  Semiannual Mode.

               (1) Determination of Semiannual Rates. With respect to Bonds in the Semiannual Mode, the Remarketing Agent shall determine the Semiannual Rate as provided in the form of Bonds set forth in Section 2.03 hereof and shall notify the Paying Agent thereof by Electronic Notice not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the Effective Date. The Paying Agent shall give written notice of the Semiannual Rate to the Trustee and the Company. Each determination and redetermination of the Semiannual Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company, the Bank and the Bondowners. If for any reason the Remarketing Agent fails to determine the Semiannual Rate or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Semiannual Rate to take effect on the Effective Date shall be the Semiannual Rate in effect on the day preceding such date.

          (2) Conversions from the Semiannual Mode. The Bonds in the Semiannual Mode or any portion of such Bonds may be converted on any Interest Payment Date at the election of the Company from the Semiannual Mode to the Flexible, Daily, Weekly, Monthly, Quarterly, Multiannual or Fixed Rate Mode as provided in the form of the Bonds, so long as no Event of Default hereunder exists as certified to the Trustee by the Company. Written notice of a conversion from the Semiannual Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Rating Agencies not fewer than 45 days prior to the proposed Conversion Date, which date shall be specified by the Company in such notice. Notice of a conversion of Bonds from the Semiannual Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in
Section 2.02(F)(4) hereof and the form of Semiannual Bonds. Conversions to the Fixed Rate Mode shall also be governed by Section 2.02(H) hereof.

               Notwithstanding the foregoing, if the preconditions to conversion to another Mode established by the preceding paragraph and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in
          Section 2.02(F)(4) hereof. In addition, the failed conversion shall cause the interest rate on the Bonds to immediately convert to the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day. In such event, such Bonds shall remain subject to mandatory tender pursuant to Section 2.11 hereof. In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, an Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (3) Bondowners' Option to Tender Bonds in Semiannual Mode. Bonds in the Semiannual Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds. Accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Bonds and in this subsection (3); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section
          6.02 hereof and such acceleration shall not have been annulled.

               The Bondowners' Election Notice delivered to the Paying Agent at the time and as provided in the form of Bonds shall be in substantially the form provided in the form of Bonds.

               As soon as practicable after receiving notice of a tender of Bonds under this Section, the Paying Agent shall notify the Remarketing Agent, the Company, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               During the time Bonds are issued in the book-entry-only system, all Bondowners' Election Notices shall be signed by the Beneficial Owner or his attorney, duly authorized in writing. The Paying Agent shall be entitled to rely on the accuracy of any Bondowners' Election Notice delivered to the Paying Agent.

               (4) Mandatory Tender of Bonds. Bonds in the Semiannual Mode are subject to mandatory tender for purchase as provided in the form of Bonds and in Section 2.11 hereof.

          (G)  Multiannual Mode.

               (1) Determination of Multiannual Rates. With respect to Bonds in the Multiannual Mode, the Remarketing Agent shall determine the Multiannual Rate and Interest Rate Period as provided in the form of Bonds set forth in Section 2.03 hereof and shall notify the Paying Agent by Electronic Notice not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Effective Date. The Paying Agent shall give written notice of the Multiannual Rate to the Trustee and the Company. Each determination and redetermination of the Multiannual Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company, the Bank and the Bondowners. If the Remarketing Agent fails to make such determination or fails to announce the Multiannual Rate as required with respect to any Bonds in the Multiannual Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the rate to take effect on any Effective Date shall be automatically converted to the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day.

               (2) Conversions from the Multiannual Mode. The Bonds in the Multiannual Mode or any portion of the such Bonds may be converted on any Effective Date at the election of the Company from the Multiannual Mode to the Daily, Weekly, Flexible, Monthly, Quarterly, Semiannual or Fixed Rate Mode and may be converted within the Multiannual Mode to a new Rate Period with the same or a different length as provided in the form of the Bonds, so long as no Event of Default hereunder exists as certified to the Trustee by the Company. Written notice of a change in Mode or Interest Rate Period within the Multiannual Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Rating Agencies not fewer than 45 days prior to the proposed Conversion Date. Conversions to the Fixed Rate Mode shall also be governed by
          Section 2.02(H) hereof.

               Notwithstanding the foregoing, if the preconditions to conversion to another Mode established by the preceding paragraph and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent and the Bonds shall automatically convert to a Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day. In such event, such Bonds shall remain subject to mandatory tender pursuant to
          Section 2.11 hereof. In no event shall the failure of Bonds to be converted to another Mode or Interest Rate Period for any reason be deemed to be, in and of itself, an Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (3) Bondowners' Option to Tender Bonds in Multiannual Mode. Bonds in the Multiannual Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds. Accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Bonds and in this subsection (3); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section
          6.02 hereof and such acceleration shall not have been annulled.

               The Bondowners' Election Notice delivered to the Paying Agent at the time and as provided in the form of Bonds shall be in substantially the form provided in the form of Bonds.

               As soon as practicable after receiving notice of a tender of Bonds under this Section, the Paying Agent shall notify the Remarketing Agent, the Company, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               During the time Bonds are issued in the book-entry-only system, all Bondowners' Election Notices shall be signed by the Beneficial Owner or his attorney, duly authorized in writing. The Paying Agent shall be entitled to rely on the accuracy of any Bondowners' Election Notice delivered to the Paying Agent.

               (4)  Mandatory Tender for Purchase.  Bonds in the
          Multiannual Mode are subject to mandatory tender for purchase as provided in the form of Bond and in Section 2.11 hereof.

          (H)  Fixed Rate Mode.

               Determination of Fixed Rate and Conversion to Fixed Rate Mode. If initially issued in a Mode other than the Fixed Rate Mode, the interest rate on all or any portion of the Bonds may be converted by the Company to the Fixed Rate as provided in the form of the Daily, Flexible, Weekly, Monthly, Quarterly, Semiannual and Multiannual Bonds and Sections 2.02(A), (B), (C),
          (D), (E), (F) and (G) hereof. Written notice of conversion to the Fixed Rate Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent, the Bank and the Rating Agencies not fewer than 30 days prior to the proposed Conversion Date. Upon receipt of the notice of conversion to the Fixed Rate Mode from the Company, the Remarketing Agent shall determine the Fixed Rate not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Conversion Date. The Fixed Rate shall be the lowest rate which in the judgment of the Remarketing Agent, on the basis of prevailing financial market conditions, would permit the sale of the Bonds being so converted at par plus accrued interest as of the Conversion Date on the basis of their terms as converted. The Fixed Rate will be in effect until the Maturity Date and no conversions to another Mode may be effected.

               On the date of determination thereof, the Remarketing Agent shall notify the Paying Agent, the Company and the Trustee by telephone confirmed in writing of the Fixed Rate. The Trustee shall promptly notify the Issuer in writing of the Fixed Rate. The determination of the Fixed Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company and the Bondowners. The first Interest Payment Date of Bonds converted to the Fixed Rate shall be the next April 1 or October 1 after the Conversion Date. The Fixed Rate shall become effective on the Conversion Date and shall remain in effect for the remaining term of the Bonds so converted.

               Notwithstanding the foregoing, if the preconditions to conversion to the Fixed Rate Mode established by this subsection and Section 2.02(J) are not met by 10:30 a.m., New York City time, on the Conversion Date, the Paying Agent shall immediately notify the Trustee by telephone promptly confirmed in writing. Upon such notice, the Trustee shall deem the proposed conversion to have failed and shall proceed as such under Sections 2.02(A)(2), 2.02(B)(2), 2.02(C)(2), 2.02(D)(2), 2.02(E)(2),
          2.02(F)(2) or 2.02(G)(2) hereof, whichever is applicable.

          (I)  Partial Conversions.

               (1) General. The Bonds may be converted in whole or in part to the Daily Mode, the Flexible Mode, the Weekly Mode, the Monthly Mode, the Quarterly Mode, the Semiannual Mode, any Interest Rate Period in the Multiannual Mode or the Fixed Rate Mode upon compliance with the conditions set forth in this Indenture. In the event the Bonds are in (or are to be converted to) more than one Mode, the provisions herein relating to Bonds in a particular Mode (or to be converted to a particular Mode) shall apply only to the Bonds in (or to be converted to) such Mode and, where necessary or appropriate, any reference in this Indenture to the Bonds shall be construed to mean the Bonds in (or to be converted to) such Mode.

               (2) Selection. In the event of any partial conversion of the Bonds to a new Mode, the Bonds to be converted shall be selected by the Paying Agent from the Bonds in the Mode selected by the Company. The particular Bonds (or portions thereof) to be converted shall be selected by lot by the Paying Agent from all the Bonds in the Mode (or in the case of Bonds in the Multiannual Mode, the Interest Rate Period) from which Bonds are to be converted. The principal amount of Bonds to be converted shall be determined so that all of the Bonds shall be in Authorized Denominations. Bonds (or portions thereof) in the Daily Mode, Weekly Mode, Monthly Mode, Quarterly Mode and Semiannual Mode shall be selected by lot and the selection of the Bonds to be converted shall occur prior to the date notice of mandatory tender is sent by the Paying Agent to the Bondowners pursuant to Sections 2.02(B)(4), 2.02(C)(4), 2.02(D)(4), 2.02(E)(4) and 2.02(F)(4).

               (3) Amendments. The provisions of this Indenture may be amended to permit or facilitate partial conversions of the Bonds without Bondowner consent in accordance with Section 9.01 hereof.

          (J) Notice to Registered Owners of Change in Mode. When a change in the Mode is to be made, or upon commencement of a new Interest Rate Period in the Multiannual Mode, the Paying Agent will notify the registered owners of Bonds in the Daily Mode, Weekly Mode, Monthly Mode, Quarterly Mode, Semiannual Mode and Multiannual Mode at least 15 days before the effective date of the change. The notice will state:

               (1) that the Mode will be changed or that a new Interest Rate Period in the Multiannual Mode, will commence,

               (2) the effective date or dates of the new rate or a new Interest Rate Period, as applicable, and

               (3) that a mandatory tender will result on the Effective Date of the change as provided in the Indenture.

          (K) Change In Interest Rate Mode - Opinion of Counsel; Issuer Veto Right. No (i) conversion of Bonds to or from a Multiannual Mode with a Rate Period of over one year, including for this purpose the conversion to a new Interest Rate Period in the Multiannual Mode, or (ii) conversion to the Fixed Rate Mode shall be effective unless on or prior to the Conversion Date the Company shall provide the Issuer, the Paying Agent, and the Trustee with a Favorable Opinion. Furthermore, all Conversions are subject to veto by the Issuer, which veto may not be unreasonably exercised and must be exercised by the Authorized Issuer Representative within one hour after the receipt of notice from the Company of such change in interest rate determination method by the sending of a telephonic notice to the Company, the Trustee, and the Remarketing Agent.
          (L) Further Conditions to Conversion. Unless the Company has exercised its option under Section 10.05 hereof, no conversion of Bonds to a new mode other than the Multiannual Rate Mode or the Fixed Rate Mode will become effective unless a Letter of Credit will be held by the Trustee after the Conversion Date which will cover the principal of and interest (computed in accordance with the provisions hereof) which will accrue on the Outstanding Bonds for 275 days (or such fewer number of days as may be permitted by this Indenture as may be determined by the Company) in the case of a conversion to a Flexible Mode, 35 days in the case of a conversion to a Daily Mode, Weekly Mode or Monthly Mode, 95 days in the case of a conversion to a Quarterly Mode, and 185 days in the case of conversion to a Semiannual Mode.

     Section 2.03. Form of Bonds. The Bonds, the Trustee's Certificate of Authentication to be executed by the Trustee for all Bonds delivered hereunder except those initially delivered hereunder, the Registration Certificate of the Comptroller of Public Accounts of the State of Texas to be attached to or endorsed upon the Bonds initially delivered hereunder, the provision for registration and the form of assignment shall be in substantially the forms hereinafter set forth, with such appropriate variations, omissions, substitutions and insertions as are permitted or required hereby and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may be required to comply with any applicable laws or rules or regulations, or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of the Bonds.

                                 FORM OF BOND

                                                                    Dollars
No. ___                                                             $__________

      [The following legend shall appear so long as the Book-Entry System described in Section 3.07 of the Indenture has not been discontinued; provided that such legend shall not appear on the Bond initially delivered under this Indenture.]

THE ISSUER HAS ESTABLISHED A BOOK ENTRY SYSTEM OF REGISTRATION FOR THIS BOND. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN THE INDENTURE, CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), WILL BE THE REGISTERED OWNER AND WILL HOLD THIS BOND ON BEHALF OF EACH BENEFICIAL OWNER HEREOF. BY ACCEPTANCE OF A CONFIRMATION OF PURCHASE, DELIVERY OR TRANSFER, EACH BENEFICIAL OWNER OF THIS BOND SHALL BE DEEMED TO HAVE AGREED TO SUCH ARRANGEMENT. CEDE & CO., AS REGISTERED OWNER OF THIS BOND, MAY BE TREATED AS THE OWNER OF IT FOR ALL PURPOSES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE AT THE TIME AND IN THE MANNER HEREINAFTER DESCRIBED AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED UNDER CERTAIN CIRCUMSTANCES AS DESCRIBED HEREIN.

ANY BONDHOLDER WHO FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON DELIVERY FOR THIS BOND TO THE PAYING AGENT, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.




                           UNITED STATES OF AMERICA
                                STATE OF TEXAS

                       GUADALUPE-BLANCO RIVER AUTHORITY
                   POLLUTION CONTROL REVENUE REFUNDING BONDS
                   (CENTRAL POWER AND LIGHT COMPANY PROJECT)
                                  SERIES 1995

Maturity Date:  ________________                          CUSIP _______________

Dated Date:  October 1, 1995

Issue Date:   ____________, 1995

Registered Owner:

Principal Amount:  $__________

Mode:

Last Day of Flexible Rate Period* ______________     Interest Rate* ___________

Number of Days in Period* _________    Interest Due at End of Period*
_____________

_______________________
* Complete only for Bonds accruing interest at Flexible Rates


       Guadalupe-Blanco River Authority (the "Issuer"), a governmental agency and body politic and corporate created and operating as a conservation and reclamation district and political subdivision of the State of Texas pursuant to Article XVI, Section 59 of the Texas Constitution and the laws of the State of Texas, particularly Article 8280-106, Vernon's Texas Civil Statutes (the "Issuer Act"), for value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the Registered Owner set forth above, or registered assigns, on the Maturity Date specified above, unless this Bond shall have been called for redemption in whole or in part, upon surrender hereof, the Principal Amount set forth above and to pay (but only out of the sources hereinafter mentioned) to the Registered Owner, or registered assigns, interest thereon at the rate determined as herein provided from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, such payments of interest to be made on each Interest Payment Date until the principal or redemption price hereof has been paid or duly provided for as aforesaid. The principal or redemption price of this Bond (or of a portion of this Bond, in the case of a partial redemption) is payable to the Registered Owner hereof in immediately available funds upon presentation and surrender hereof at the Principal Office of the Trustee or its successor, as paying agent (the "Paying Agent"), under the Indenture of Trust, dated as of October 1, 1995 (the "Indenture") by and between the Issuer and The Bank of New York, or its successor, as trustee (the "Trustee") securing the series of Bonds of which this Bond is one. All payments of interest on Bonds accruing interest at Multiannual or Fixed Rates shall be paid to the Registered Owner hereof whose name appears in the Bond Register kept by the Bond Registrar as of the close of business on the applicable Regular Record Date (as described below) by check mailed on the Interest Payment Date, provided that any Registered Owner of $1,000,000 or more in aggregate principal amount of the Bonds may, upon written request given to the Paying Agent at least five Business Days prior to an Interest Payment Date designating an account in a domestic bank, be paid by wire transfer of immediately available funds. All payments of interest on Bonds accruing interest at Flexible, Daily, Weekly, Monthly, Quarterly, or Semiannual Rates shall be paid to the Registered Owner hereof whose name appears in the Bond Register kept by the Bond Registrar as of the close of business on the applicable Regular or Record Date in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing or as otherwise directed in writing by the Registered Owner prior to the time of payment with respect to Bonds accruing interest at a Flexible, Daily, Weekly, Monthly, Quarterly, or Semiannual Rate or five Business Days prior to the Interest Payment Date with respect to Bonds accruing interest at Daily or Weekly Rates. The Regular Record Date for any Interest Payment Date shall be the close of business on the day (whether or not a Business Day) immediately preceding the Interest Payment Date, except that, while this Bond accrues interest at the Multiannual or Fixed Rates (as described herein), the Regular Record Date shall be the close of business on the 15th day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date. This Bond is registered as to both principal and interest in the Bond Register kept by the Bond Registrar and may be transferred or exchanged, subject to the further conditions specified in the Indenture, only upon surrender hereof at the office of the Bond Registrar. This Bond is payable solely from the sources hereinafter mentioned.

       The principal of, premium, if any, and interest on, and Purchase Price of, this Bond are payable in lawful money of the United States of America.

       CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SPECIFIED THEREFOR IN THE INDENTURE.

       THE BONDS SHALL BE DEEMED NOT TO CONSTITUTE A DEBT OF THE STATE OF TEXAS, THE ISSUER, OR OF ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY OF THE STATE OR A PLEDGE OF THE FAITH AND CREDIT OF ANY OF THEM. NO RECOURSE SHALL BE HAD FOR ANY CLAIM BASED ON THE AGREEMENT, THE INDENTURE, OR THE BONDS AGAINST ANY MEMBER, OFFICER OR EMPLOYEE, PAST, PRESENT OR FUTURE, OF THE ISSUER, OR OF ANY SUCCESSOR BODY THERETO, EITHER DIRECTLY OR THROUGH THE ISSUER, OR ANY SUCH SUCCESSOR BODY, UNDER ANY CONSTITUTIONAL PROVISION, STATUTE OR RULE OF LAW OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY OR OTHERWISE. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF TEXAS, THE ISSUER, OR ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, REDEMPTION PREMIUM, IF ANY, OR INTEREST ON, OR PURCHASE PRICE OF, THE BONDS. THIS BOND IS A SPECIAL REVENUE OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE SOURCES DESCRIBED HEREIN AND THE HOLDER HEREOF SHALL NEVER HAVE THE RIGHT TO DEMAND PAYMENT FROM MONEYS DERIVED BY TAXATION OR ANY REVENUES OF THE ISSUER EXCEPT THE FUNDS PLEDGED TO THE PAYMENT HEREOF.

       This Bond is authorized and issued under and pursuant to authority conferred by the Issuer Act, Chapter 30, Texas Water Code, as amended, Chapter 383, Texas Health and Safety Code, as amended, and Articles 717k and 717q, Vernon's Texas Civil Statutes, as amended (collectively, the "Acts"), a resolution adopted by the Issuer (the "Bond Resolution") and the Indenture. This Bond is one of a duly authorized issue of revenue bonds of the Issuer issued in the aggregate principal amount of $40,890,000 designated "Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995" (the "Bonds") issued under the Indenture. The Bonds are being issued by the Issuer for the purpose of paying a portion of the costs of refunding (a) $7,425,000 in aggregate principal amount of Nueces County Navigation District No. 1 Environmental Improvement Revenue Bonds (Central Power and Light Company Project) Series 1974A, Issue A and (b) $33,465,000 in aggregate principal amount of Guadalupe-Blanco River Authority Pollution Central Revenue Bonds, 1977 Series (Central Power and Light Company Project). The Indenture pledges all right, title and interest of the Issuer, in and to the Installment Payment Agreement, dated as of October 1, 1995 (the "Agreement"), between the Issuer and the Company, together with all moneys payable thereunder including "Installment Payments" to be made by the Company in amounts equal to the principal of, premium, if any, and interest on and Purchase Price of, the Bonds, when due, but excluding certain payments to the Issuer for fees, expenses, and indemnification.

       FOR SO LONG AS THIS BOND IS HELD IN BOOK-ENTRY FORM REGISTERED IN THE NAME OF CEDE & CO. ON THE REGISTRATION BOOKS OF THE ISSUER KEPT BY THE TRUSTEE, AS BOND REGISTRAR, THIS BOND, IF CALLED FOR PARTIAL REDEMPTION IN ACCORDANCE WITH THE INDENTURE, SHALL BECOME DUE AND PAYABLE ON THE REDEMPTION DATE DESIGNATED IN THE NOTICE OF REDEMPTION GIVEN IN ACCORDANCE WITH THE INDENTURE AT, AND ONLY TO THE EXTENT OF, THE REDEMPTION PRICE, PLUS ACCRUED INTEREST TO THE SPECIFIED REDEMPTION DATE; AND THIS BOND SHALL BE PAID, TO THE EXTENT SO REDEEMED, (i) UPON PRESENTATION AND SURRENDER THEREOF AT THE OFFICE SPECIFIED IN SUCH NOTICE OR (ii) AT THE WRITTEN REQUEST OF CEDE & CO., BY CHECK OR DRAFT MAILED TO CEDE & CO. BY THE TRUSTEE OR BY WIRE TRANSFER TO CEDE & CO. BY THE TRUSTEE IF CEDE & CO. AS BONDOWNER SO ELECTS. IF, ON THE REDEMPTION DATE, MONEYS FOR THE REDEMPTION OF BONDS TO BE REDEEMED, TOGETHER WITH INTEREST TO THE REDEMPTION DATE, SHALL BE HELD BY THE TRUSTEE SO AS TO BE AVAILABLE THEREFOR ON SUCH DATE, AND AFTER NOTICE OF REDEMPTION SHALL HAVE BEEN GIVEN IN ACCORDANCE WITH THE INDENTURE, THEN, FROM AND AFTER THE REDEMPTION DATE, THE AGGREGATE PRINCIPAL AMOUNT OF THIS BOND SHALL BE IMMEDIATELY REDUCED BY AN AMOUNT EQUAL TO THE AGGREGATE PRINCIPAL AMOUNT THEREOF SO REDEEMED, NOTWITHSTANDING WHETHER THIS BOND HAS BEEN SURRENDERED TO THE TRUSTEE FOR CANCELLATION.

       The Company has caused to be issued and delivered to the Trustee by ABN AMRO Bank N.V., an irrevocable letter of credit pursuant to which the Trustee is authorized, subject to the terms and conditions thereof, to draw up to (a) an amount equal to the principal amount of the Bonds (i) to enable the Trustee to pay the principal amount of the Bonds when due at maturity or upon redemption or acceleration and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it and not remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to 35 days' accrued interest to the Outstanding Bonds at 12% per annum while the bonds bear interest at the Daily, Weekly or Monthly Rate, 275 days' (or such fewer number of days as may be determined by the Company) accrued interest to the Outstanding Bonds at 12% per annum while the Bonds bear interest the Flexible Rate, 95 days' accrued interest to the Outstanding Bonds at 12% per annum while the Bonds bear interest at the Quarterly Rate, or 185 days' accrued interest to the Outstanding Bonds at 12% per annum while the Bonds bear interest at the Semiannual or Multiannual Rate (i) to enable the Trustee to pay interest on the Bonds when due and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it and not remarketed corresponding to the accrued interest on such Bonds. Such irrevocable letter of credit or any alternate letter of credit delivered to the Trustee in accordance with the terms of the Indenture is herein called the "Letter of Credit". As used herein, the term "Bank" shall mean ABN AMRO Bank N.V., a Dutch bank, as issuer of the Letter of Credit or the bank issuing any Alternate Letter of Credit. The Letter of Credit expires on _______________________, unless terminated earlier pursuant to its terms or extended. Subject to the provisions of the Indenture, the Company may, but is not required to, cause the Letter of Credit to be extended or replaced with an Alternate Letter of Credit having substantially the same terms. The Bank is under no obligation to extend the Letter of Credit. Unless the Letter of Credit is extended or replaced in accordance with the terms of the Indenture, this Bond will become subject to mandatory tender for purchase, as described below. The Letter of Credit is being issued pursuant to a Letter of Credit Agreement (as the same may be amended or replaced, including any agreement pursuant to which an Alternate Letter of Credit may be issued, the "Letter of Credit Agreement") between the Bank and the Company. The Company is obligated, among other things, to reimburse the Bank for all drawings under the Letter of Credit.

       If an Event of Default occurs, the principal of all Bonds issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

       No recourse shall be had for the payment of the principal, Purchase Price or redemption price of, premium, if any, or interest on, this Bond, or for any claim based hereon or on the Indenture, against any member, officer or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

Interest on the Bonds

       The Bonds shall accrue interest at interest rates and for Interest Rate Periods as determined in accordance with the applicable provisions of the Indenture. The Bonds will be subject to conversion as herein provided. The amount of interest so payable on any Interest Payment Date shall be computed
(i) on the basis of a 365- or 366-day year for the number of days actually elapsed based on the calendar year in which the Flexible Rate Period, Daily Rate Period, Weekly Rate Period, or Monthly Rate Period commences, during Flexible Rate Periods, Daily Rate Periods, Weekly Rate Periods and Monthly Rate Periods and (iii) on the basis of a 360-day year of twelve 30-day months during Quarterly, Semiannual, Multiannual or Fixed Rate Periods.

       At the option of the Company and subject to certain conditions provided for in the Indenture, including being subject to veto by the Issuer, which veto may not be unreasonably exercised, all or a portion of the Bonds (a) may be converted or reconverted from time to time to or from the Daily Mode, the Weekly Mode, the Monthly Mode, the Quarterly Mode, the Semiannual Mode or the Multiannual Mode, which means that the Interest Rate Period is, respectively, one day, one week, one month, three months, six months or one year or any multiple of one year, (b) may be converted or reconverted from time to time to or from the Flexible Mode, and will have Interest Rate Periods of from one to 270 days as provided herein, or (c) may be converted to the Fixed Rate Mode; provided, however, that in the Multiannual Mode the first Interest Rate Period occurring after conversion to such Mode may be shorter than the applicable multiple of one year as provided in the Indenture.

       Each determination and redetermination of interest rates and Interest Rate Periods shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Company, the Bank and the Bondowners. Any Bondowner may ascertain the rate of interest on its Bond or Bonds, at any time by contacting the Paying Agent or the Remarketing Agent.

       Unless otherwise defined herein, capitalized terms used in this Bond shall have the meaning given them in the Indenture. As used herein, "premium" shall mean, with respect to any amount payable on the Bonds, the amount, if any, by which the redemption price thereof (exclusive of interest) exceeds the principal amount thereof at the time such amount is payable. The following terms are defined as follows:

       "Business Day" means any day on which commercial banks located in all of the cities in which the Principal Offices of the Trustee, the Paying Agent, the Bank and the Remarketing Agent are located are not required or authorized by law or regulation to remain closed and on which the New York Stock Exchange is not closed.

       "Conversion Date" means the date on which a new Mode becomes effective with respect to a Bond, and with respect to a Bond in the Multiannual Mode, the date on which a new Interest Rate Period becomes effective.

       "Effective Date" means, with respect to a Bond in the Daily, Flexible, Weekly, Monthly, Quarterly, Semiannual and Multiannual Modes, the date on which a new Interest Rate Period for that Bond takes effect.

       "Electronic Notice" means notice transmitted through a time-sharing terminal, by facsimile transmission or by telephone (promptly confirmed in writing or by facsimile transmission)

       "Interest Rate Period" or " Rate Period" means, when used with respect to any particular rate of interest for a Bond in the Daily, Flexible, Weekly, Monthly, Quarterly, Semiannual or Multiannual Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein.

       "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Daily Mode, the Flexible Mode, the Weekly Mode, the Monthly Mode, the Quarterly Mode, the Semiannual Mode, the Multiannual Mode and the Fixed Rate Mode.

       "Principal Office" means the business address designated as a principal office pursuant to the Indenture. In the case of the initial Trustee and Paying Agent, "Principal Office" refers to its principal corporate trust office in New York, New York.

       "Purchase Date" means the date on which this Bond shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions hereof.

Flexible  Rate

       While the Bonds accrue interest at Flexible Rates, the Remarketing Agent shall determine the Flexible Rate and the Flexible Rate Period for each Bond and such Flexible Rate will remain in effect from and including the commencement date of the Flexible Rate Period selected for that Bond by the Remarketing Agent to, but not including, the last date thereof. While the Bonds are in the Flexible Rate Mode, Bonds may have successive Interest Rate Periods of any duration up to 270 days each and any Bond may accrue interest at a rate and for a period different from any other Bond. No Interest Rate Period may be established which exceeds 270 days or, if the Remarketing Agent has given or received notice of any conversion to a Multiannual or Fixed Rate, the remaining number of days prior to the Conversion Date or, if the Remarketing Agent has given or received notice of any conversion to a Daily, Weekly, Monthly, Quarterly or Semiannual Rate Period, the length of each Flexible Rate Period for each Bond shall be determined by the Remarketing
Agent to be either (A) that length of period that, as soon as possible, shall enable the Interest Rate Periods for all Bonds to end on the day before the Conversion Date, or (B) that length of period which, based on the Remarketing Agent's judgment, will best promote an orderly transition to the next Interest Rate Period.

Daily Rate

       While the Bonds accrue interest at a Daily Rate, the interest rate established for the Bonds will be effective from day to day until changed by the Remarketing Agent in accordance with the Indenture.

Weekly Rate

       While the Bonds accrue interest at a Weekly Rate, the rate of interest on the Bonds will be determined weekly by the Remarketing Agent in accordance with the Indenture to be effective for a seven day period commencing on Wednesday of the week of such determination. (The length of the period, the day of commencement and the last day of the period may vary in the event of a conversion to or from a Weekly Rate.)

Monthly Rate

       While the Bonds accrue interest at a Monthly Rate, the rate of interest on the Bonds will be determined monthly by the Remarketing Agent in accordance with the Indenture to be effective from the first Business Day of a month through the day preceding the first Business Day of the succeeding month.
(The length of the period, the day of commencement and the last day of the period may vary in the event of a conversion to or from a Monthly Rate.)

Quarterly Rate

       While the Bonds accrue interest at a Quarterly Rate, the rate of interest on the Bonds will be determined quarterly by the Remarketing Agent in accordance with the Indenture to be effective for a calendar quarter, commencing on January 1, April, July 1 or October 1. (The length of the period, the day of commencement and the last day of the period may vary in the event of a conversion to or from a Quarterly Rate.)

Semiannual  Rate

       While the Bonds accrue interest at a Semiannual Rate, the rate of interest on the Bonds will be determined semiannually by the Remarketing Agent in accordance with the Indenture to be effective for a calendar, commencing on April 1 or October 1. (The length of the period, the day of commencement and the last day of the period may vary in the event of a conversion to or from a Semiannual Rate.)

Multiannual Rate

       While the Bonds accrue interest at a Multiannual Rate, the interest rate will be determined by the Remarketing Agent in accordance with the Indenture to remain in effect for a term of one year or any whole multiple of one year selected by the Company. The Rate Period established will remain in effect until changed by the Company, in accordance with the Indenture.

Fixed Rate

       If initially issued at a Fixed Rate, or upon conversion to a Fixed Rate, the Bonds shall bear interest to the Maturity Date set forth above at a fixed rate of interest determined by the Remarketing Agent in accordance with the Indenture.

Authorized Denominations

       Bonds which accrue interest at a Flexible Rate will be issued in denominations of $100,000 and any integral multiples of $1,000 in excess thereof. Bonds which accrue interest at a Daily or Weekly Rate will be issued in denominations of $100,000 and whole multiples thereof; provided that if the principal amount of Bonds in the Daily or Weekly Mode, as the case may be, is not evenly divisible by $100,000, then the remainder of such amount shall be added to another Bond in the same mode that is in a principal amount of $100,000 or any integral multiples thereof. Bonds which accrue interest at a Monthly, Quarterly, Semiannual, Multiannual or Fixed Rate will be issued in the denomination of $5,000 and whole multiples thereof.

Optional Tenders

       While this Bond accrues interest at a Daily, Weekly, Monthly, Quarterly, Semiannual or Multiannual Rate, the Registered Owner of this Bond has the right to tender this Bond for purchase at the principal amount hereof plus accrued interest as follows: (i) during a Daily Rate Period on any Business Day upon written notice, telephonic notice, or Electronic Notice to the Paying Agent on the Purchase Date, (ii) during a Weekly Mode on any Business Day upon written or Electronic Notice to the Paying Agent on a Business Day not fewer than seven days prior to the Purchase Date or (iii) during a Monthly, Quarterly, Semiannual, or Multiannual Rate Period, on any Interest Payment Date, which also must be an Effective Date of a Rate Period, upon written notice to the Paying Agent not less than fifteen days before the Purchase
Date.

       As long as the book-entry system is in effect, the Beneficial Owner of a Bond may demand purchase of the Bond (or portion thereof) owned by it by providing notice as provided above through the Beneficial Owner's DTC Participant; provided such notice shall be given by 11:00 a.m., New York City time, on the date such notice is required to be given. If the book-entry system is not in effect, the registered owner of this Bond may demand purchase of this Bond (or portion thereof in Authorized Denominations) by providing notice to the Paying Agent as provided above and delivering this Bond to the Paying Agent at its Principal Office.

       If the Registered Owner of a Bond has elected to tender such Bond for purchase, such Registered Owner shall be deemed to have agreed irrevocably to sell such Bond to any purchaser determined in accordance with the provisions of the Indenture on the date fixed for purchase at the Purchase Price and any Bond not delivered shall be deemed tendered (an "Undelivered Bond") and shall cease to be Outstanding under the Indenture and not further interest shall accrue as of the Purchase Date. Notice of tender of a Bond is irrevocable. All notices of tender of Bonds shall be made to the Paying Agent in writing or by Electronic Notice at its Principal Office in substantially the form as provided in the Form of Bondholder's Election Notice for Bonds Subject to Optional Tender attached hereto or such other form of notice satisfactory to the Paying Agent which sets forth the principal amount of Bonds to be purchased, the purchase date on which such Bonds shall be purchased, the name, address and taxpayer identification number of the Registered Owner and the payment instructions for the Purchase Price. All deliveries of tendered Bonds, including deliveries of Bonds subject to mandatory tender, shall be made to the Paying Agent at its Principal Office.

Mandatory Tenders

       While this Bond accrues interest at a Flexible Rate, this Bond is subject to mandatory tender on each Effective Date applicable to this Bond at a Purchase Price equal to 100% of the principal amount thereof plus interest accrued during the Flexible Mode.

       This Bond is subject to mandatory tender on the effective date of a change from one Mode to a different Mode or a change from one Interest Rate Period to an Interest Rate Period of different duration within the Multiannual Mode at a Purchase Price equal to the principal amount thereof plus accrued interest; provided that the Purchase Price for Bonds converted from a Multiannual Rate Period on a date when such Bonds are also subject to optional redemption at a premium shall include an amount equal to the premium that would be payable if such Bonds were redeemed on such date.

       The Bonds are subject to mandatory tender for purchase (i) on the Interest Payment Date next preceding the Expiration Date of the current Letter of Credit unless at least 25 days (or such shorter period as shall be acceptable to the Trustee) prior to such Interest Payment Date the Trustee has received notice that the Letter of Credit has been extended or, if the Bonds bear interest at Daily, Weekly, Flexible, Monthly, Quarterly or Semiannual Rates, replaced with an Alternate Letter of Credit pursuant to the Indenture, and (ii) on any Interest Payment Date for Bonds bearing interest at a Multiannual Rate on which the current Letter of Credit is replaced with an Alternate Letter of Credit pursuant to the Indenture, in each case at a Purchase Price equal to 100% of the principal amount thereof plus accrued interest, plus the premium, if any, which would be payable if the Bonds were redeemed on the mandatory tender date.

       BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREOF AGREES THAT THIS BOND WILL BE PURCHASED, WHETHER OR NOT SURRENDERED, ON THE PURCHASE DATE AS DESCRIBED ABOVE. IN SUCH EVENT, THE REGISTERED OWNER OF THIS BOND SHALL NOT
BE ENTITLED TO RECEIVE ANY FURTHER INTEREST HEREON, SHALL HAVE NO FURTHER RIGHTS UNDER THIS BOND OR THE INDENTURE EXCEPT TO RECEIVE PAYMENT OF THE PURCHASE PRICE HELD THEREFOR, AND SHALL THEREAFTER HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

Payment of Purchase Price

       The Purchase Price for Bonds is payable by wire or bank transfer within the continental United States in immediately available funds from the Paying Agent to the Registered Owner. If on any date this Bond is subject to mandatory tender for purchase or is required to be purchased at the election of the Registered Owner, payment of the Purchase Price of this Bond to such Registered Owner shall be made on the Purchase Date if delivery of this Bond is made prior to 11:00 a.m., New York City time, on the Purchase Date or on such later Business Day upon which delivery of this Bond is made prior to 11:00 a.m., New York City time.

       BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREOF AGREES THAT THIS BOND WILL BE PURCHASED, WHETHER OR NOT SURRENDERED, ON THE PURCHASE DATE AS DESCRIBED ABOVE. IN SUCH EVENT, THE REGISTERED OWNER OF THIS BOND SHALL NOT
BE ENTITLED TO RECEIVE ANY FURTHER INTEREST HEREON, SHALL HAVE NO FURTHER RIGHTS UNDER THIS BOND OR THE INDENTURE EXCEPT TO RECEIVE PAYMENT OF THE PURCHASE PRICE HELD THEREFOR, AND SHALL THEREAFTER HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

       The initial Remarketing Agent under the Indenture is  Morgan Stanley &
Co., Incorporated.   The Remarketing Agent may be changed at any time in
accordance with the Indenture.

Written Notice of Mode or Interest Rate Period Change

       The Trustee shall give notice, by first class mail, to the Registered Owners of all Bonds of the proposed conversion from one Mode to another Mode, or the commencement of a new Interest Rate Period in the Multiannual Mode, at least 15 days before the proposed Conversion Date while the Bonds accrue interest at Flexible, Daily or Weekly Rates, and at least 30 days before the Effective Date of such change while the Bonds accrue interest at a Monthly, Quarterly, Semiannual or Multiannual Rate.
Interest Payment Dates

       While this Bond accrues interest at a Flexible Rate, interest is payable on the first Business Day after the last day of each Interest Rate Period. While this Bond accrues interest at Daily, Weekly or Monthly Rates, interest is payable on the first Business Day of each calendar month following a month in which interest at such rate has accrued. While this Bond accrues interest at a Quarterly Rate, interest is payable on each January 1, April 1, July 1 and October 1. While this Bond accrues interest at a Semiannual, Multiannual or Fixed Rate, interest is payable on the first day of the immediately succeeding April or October after Conversion to such Mode and thereafter on April 1 and October 1.

Optional Redemption

       The Bonds are subject to optional redemption as follows:

                    (A) During any Daily, Flexible, Weekly, Monthly, Quarterly or Semiannual Mode, the Bonds in such Mode shall be subject to redemption prior to maturity at the option of the Issuer upon direction of the Company in whole or in part (and if in part in an Authorized Denomination) on any Interest Payment Date, at a redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date.

                    (B) During any Multiannual or Fixed Rate Mode, the Bonds in such Mode shall be subject to redemption prior to maturity at the option of the Issuer upon direction of the Company in whole on any Business Day or in part (and if in part in an Authorized Denomination) on any Interest Payment Date after the No-Call Period described below, at the following redemption prices (expressed as percentages of the principal amount of the Bonds called for redemption) plus accrued interest to the date fixed for redemption:

    LENGTH OF
    INTEREST
   RATE PERIOD                NO-CALL PERIOD              REDEMPTION PRICES

 greater than or       5 years from the commencement       102%, declining
 equal to 5 years      of Interest Rate Period             1% per year to
                                                           100%

 less than 5 years     No call


       The optional redemption dates and redemption prices set forth above may be changed as provided in the Indenture, provided that any alternate redemption schedule shall be accompanied by a Favorable Opinion.

       If a Letter of Credit is then in effect and the redemption price includes any premium, the right of the Company to direct an optional redemption is subject to the condition that the Trustee has received, prior to the date on which notice of redemption is required to be given to Registered Owners, written confirmation from the Bank that it can draw under the Letter of Credit on the proposed redemption date in an aggregate amount sufficient to cover the principal of and premium and interest due on the redemption date.

Extraordinary Optional Redemption

       The Bonds are subject to redemption in whole on the next available Interest Payment Date for which notice of redemption can be given, at a redemption price equal to the aggregate principal amount of the Bonds Outstanding plus accrued interest thereon to the redemption date, without premium, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred within the preceding 270 days and that it intends to exercise its option to effect the redemption of the Bonds as a whole:

                    (i) In the reasonable judgment of the Company unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Company with respect to either of the Projects or either of the Plants, including without limitation (A) the imposition of any income or other taxes not being imposed on October 1, 1995 or (B) the imposition of any ad valorem property or other taxes (other than ad valorem property or other taxes being imposed on October 1, 1995 upon similarly assessed property within the same taxing jurisdiction);

                    (ii) Either of the Projects or either of the Plants shall have been damaged or destroyed to such extent that, in the opinion of the Company, (A) within a period of six consecutive months following such damage or destruction, it is not practicable or desirable to rebuild, repair or restore the same, (B) the Company will be thereby prevented from carrying on its normal operations of such Project or such Plant for a period of six consecutive months or (C) the cost of restoration would exceed by $1,500,000 or more the net proceeds of insurance thereon;

                    (iii) Title to, or temporary use of, all or substantially
             all of either of the Projects or either of the Plants shall have been taken under the exercise of the power of eminent domain;

                    (iv) Changes in the economic availability of materials, labor, services, supplies (including fuel), equipment or other property, facilities or things necessary for the operation of either of the Projects or either of the Plants shall have occurred, or technological, regulatory or other changes shall have occurred, which, in the opinion of the Company, render the continued operation of either of the Projects or either of the Plants uneconomic;

                    (v) Any court or administrative body shall enter a judgment, order or decree requiring the Company to cease, or dispose of, all or any substantial part of its operations of either of the Projects or either of the Plants to such extent that, in the opinion of the Company, it is or will be thereby prevented from carrying on its normal operations of such Project or such Plant for a period of six or more consecutive months; or
             (vi) As a result of any change in the Constitution of the State of Texas or the Constitution of the United States of America or of any legislative or administrative action (whether state or federal) or of any final decree, judgment, or order of any court or administrative body (whether state or federal), the obligations of the Company under the Agreement shall have become unenforceable or impossible of performance in any material respect in accordance with the intent and purpose of the parties as expressed in the Agreement.

Extraordinary Mandatory Redemption

       The Bonds are subject to mandatory redemption in whole or in part at any time if such partial redemption will preserve the exemption from federal income taxation of interest on the remaining Bonds Outstanding, at a redemption price equal to the principal amount thereof together with unpaid interest accrued to the date fixed for redemption, and without premium, if (i) a final decree or judgment of any federal court, in which the Company participates to the extent it deems sufficient, or (ii) a final action by the Internal Revenue Service, in proceedings in which the Company participates to the extent it deems sufficient, determines that the interest paid or payable on any such Bonds to other than, as provided in the Code, a "substantial user" of the Projects or a "related person" is or was includable in the gross income of the owner thereof for federal income tax purposes under the Code, as a result of the failure by the Company to observe or perform any covenant, condition, or agreement on its part to be observed or performed under the Agreement or the inaccuracy of any representation by the Company under the Agreement; provided, however, that no decree or judgment by any court or action by the Internal Revenue Service shall be considered final unless the Registered Owner involved in such proceeding or action (A) gives the Company and the Trustee prompt notice of the commencement thereof and (B), if the Company agrees to pay all expenses in connection therewith and to indemnify such Registered Owner against all liabilities in connection therewith, offers the Company the opportunity to control the defense thereof. Any such redemption shall be made on a date determined by the Trustee not more than 180 days after the time of such final decree, judgment or action. The Trustee shall give the Issuer and the Company not less than forty-five days written notice of such date.

       Not less than 30 nor more than 60 days prior to any redemption date, the Trustee shall cause notice of the call for redemption, identifying each Bond or portion thereof to be redeemed, given in the name of the Issuer, to be sent by first class mail (except when DTC is the Registered Owner of all of the Bonds and except for persons or entities owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 in principal amount of Bonds, in which cases, certified mail) to the Registered Owner of each Bond to be redeemed at the address shown on the books kept by the Trustee as Bond Registrar; should any Bond called for redemption not be presented for payment within 30 days of the redemption date therefor, the Trustee shall cause a second notice of the call for redemption to be given by certified mail within 60 days after the redemption date.
Failure to give such notice or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of any other Bond. By the date fixed for any such redemption, due provision shall be made with the Trustee for the payment of the redemption price of, and interest on, the Bonds to be redeemed on the date of redemption. If notice of redemption is given and if due provision for payment of the redemption price and interest is made, all as provided in the Indenture, the Bonds or portions thereof which are to be redeemed shall not bear interest after the date fixed for redemption, and shall not be entitled to any benefit or security under the Indenture, except for the right of the Registered Owner to receive the redemption price thereof and accrued interest thereon out of the funds provided for such payment.

       Notwithstanding the provisions of the foregoing paragraph, no notice of redemption is required to be given to he owner of any Bond which is subject to mandatory tender on the date fixed for redemption.

       If at the time of mailing of notice of any optional redemption in connection with a refunding of the Bonds, the Company shall not have deposited with the Trustee moneys sufficient to redeem all of the Bonds called for redemption, such notice may state that it is conditional in that it is subject to the deposit of the proceeds of refunding bonds with the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

General Provisions

       The Bonds are all issued under and entitled to the benefits of the Indenture. Pursuant to the Indenture, the Issuer has pledged and assigned to the Trustee the Trust Estate (as defined in the Indenture), which includes the Installment Payments, as security for its obligation to pay the principal of, premium, if any, and interest on, and Purchase Price of, the Bonds. Reference is made to the Indenture for definitions of the terms used herein, for a description of the Trust Estate and for the provisions thereof with respect to the nature and extent of the security granted by the Issuer to the Trustee thereunder, the rights, duties and obligations of the Issuer and the Trustee, the rights of the Registered Owners of the Bonds, and the terms on which the Bonds are issued and secured, to all of which provisions, and to all other provisions of the Indenture, the Registered Owner hereof by the acceptance of this Bond assents. The Registered Owner hereof shall never have the right to demand payment out of any funds raised or to be raised by taxation or from any source whatsoever except the Trust Estate. Except for the lien on and the assignment and pledge of the Trust Estate, no property of the Issuer is encumbered by any lien or security interest for the benefit of the Registered Owner of this Bond.

       The ownership of this Bond may be transferred (in Authorized Denominations) only upon presentation and surrender of this Bond at the Principal Office of the Trustee as Bond Registrar together with an assignment duly executed by the Registered Owner hereof or his duly authorized attorney-in-fact in such form as shall be satisfactory to the Trustee, and subject to the provisions made therefor in the Indenture, provided that the Trustee shall not be required to make any such transfer of any Bond during the 10 Business Days immediately preceding the mailing of a notice of Bonds selected for redemption or, with respect to a Bond, after such Bond or any portion thereof has been selected for redemption. Bonds may be exchanged at the principal corporate trust office of the Trustee or at the offices of the Trustee's Agent for other Bonds aggregating a like principal amount. Bonds issued in exchange for other Bonds may be issued only in Authorized Denominations. Any service charge made by the Trustee or the Trustee's Agent for any such registration, transfer or exchange hereinbefore referred to shall be paid by the Company. The Trustee, the Trustee's Agent, or the Issuer may require payment by the Registered Owner of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuer, the Company, the Trustee and the Trustee's Agent may treat the person in whose name this Bond is registered as the absolute owner hereof for any purpose, whether or not this Bond would be overdue, and neither the Issuer, the Company, the Trustee, nor the Trustee's Agent shall be affected by notice to the contrary.

       Provisions may be made for the payment of amounts represented by the Bonds as provided in the Indenture, in which event all liability of the Issuer to the Registered Owners of the applicable Bonds for the payment of such Bonds shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds (but only for the period specified and as provided in the Indenture), without liability for interest thereon, for the benefit of the Registered Owners of such Bonds, who shall thereafter be restricted exclusively to such funds for any claims of whatever nature under the Indenture or on, or with respect to, said Bonds.

       The Bonds are secured by the Indenture, whereunder the Trustee undertakes to enforce the rights of the Registered Owners of the Bonds and to perform other duties to the extent and under the conditions stated in the Indenture. In case an Event of Default shall occur, the principal of the Bonds then Outstanding may, and, under certain circumstances, shall, be declared to be due and payable immediately upon the conditions and in the manner provided in the Indenture. Failure to pay interest on any Bond when due does not constitute an Event of Default until such failure has continued for a period of one Business Day or more. Under the circumstances provided in the Indenture, the Trustee may in its discretion, and upon written request of the Registered Owners of a majority in aggregate principal amount of the Bonds then Outstanding shall, waive any Event of Default and its consequences; provided, however, that default in the payment of the principal of, premium, if any, or interest on, or Purchase Price of, the Bonds may not be so waived. The Registered Owners of the Bonds shall have no right to institute any action, suit or proceeding at law or in equity to enforce the Indenture, except as provided in the Indenture; provided, however, that nothing in the Indenture shall affect or impair the right of the Registered Owner of any Bond to enforce the payment of the principal of, premium, if any, and interest on such Bond from the source and in the manner herein expressed. Reference is hereby made to the Indenture and the Agreement for additional provisions with respect to the nature and extent of the security, the rights, duties, and obligations of the Company, the Issuer, the Trustee, and the owners of the Bonds, the terms upon which the Bonds are issued and secured, and the modification of any of the foregoing.

       The Issuer has reserved the right to amend the Indenture. Under some (but not all) circumstances amendments thereto must also be approved by (a) the Registered Owners of at least a majority in aggregate principal amount of the Outstanding Bonds or (b) if less than all of the Bonds are in a particular Mode and the amendment affects only the Owners of Bonds in that Mode, the Owners of at least a majority in aggregate principal amount of the Outstanding Bonds in such Mode.

       No recourse shall be had for the payment of the principal, Purchase Price or redemption price of, premium, if any, or interest on, this Bond, or for any claim based hereon or on the Indenture, against any member, officer or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any conditional provision, statute or rule of law, or by the enforcement of any assessment of by any legal or equitable proceeding or otherwise.

       This Bonds shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until either (i) the Certificate of Authentication hereon shall have been signed by the Trustee as Bond Registrar, or any successor, or (ii) a manually signed Comptroller's Registration Certificate has been attached hereto or endorsed hereon.

       It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

       IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signature of its Chairman and attested by the manual or facsimile signature of its Secretary, all as of the date first above written.

                                           GUADALUPE-BLANCO RIVER AUTHORITY


                                           By:_____________________________
                                                         Chairman
ATTEST:


By:_____________________________
            Secretary

(SEAL)

              (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR BONDS)

                                TRUSTEE'S CERTIFICATE

DATE: __________

       This bond is one of the bonds described in the within mentioned Indenture of Trust.

                            THE BANK OF NEW YORK, Trustee
                          _________________________________
                                Authorized Signatory
                   (FORM OF BONDOWNERS' ELECTION NOTICE FOR BONDS
                             SUBJECT TO OPTIONAL TENDER)

                      (to be used only in connection with Bonds
                             subject to optional tender)

                          Guadalupe-Blanco River Authority
                      Pollution Control Revenue Refunding Bond
                (Central Power and Light Company Project) Series 1995


Principal                 Principal Amount
 Amount      CUSIP    Tendered for Purchase     Bond Numbers     Purchase Date



       The undersigned hereby certifies that it is the Registered Owner or the Beneficial Owner (as described below) of the Bonds described above (the "Tendered Bonds"), all of which are in the _________________ Mode [insert Mode of Tendered Bonds], and hereby agrees that the delivery of this instrument of transfer to the Paying Agent by 11:00 A.M. New York City time on this Business Day (for Daily Mode Bonds only) constitutes an irrevocable offer to sell the Tendered Bonds to the Company or its designee on the Purchase Date, which shall be a Business Day at least __________ (____) calendar days following delivery of this instrument[1], at a purchase price equal to the unpaid principal balance thereof plus accrued and unpaid interest thereon to the Purchase Date (the "Purchase Price") provided that if the Purchase Date is an Interest Payment Date, it is recognized that accrued interest will be paid separately and not as part of the Purchase Price on such date. The undersigned acknowledges and agrees that this election notice is irrevocable and that the undersigned will have no further rights with respect to the Tendered Bonds, except payment, upon presentation and surrender, of the Purchase Price by wire or bank transfer within the continental United States from the Paying Agent, at its address shown on the registration books of the Bond Registrar (i) on the Purchase Date if the Tendered Bonds shall have been surrendered to the Paying Agent prior to 11:00 A.M., New York City time, on the Purchase Date or (ii) on any Delivery Date subsequent to the Purchase Date on which Tendered Bonds are delivered to the Paying Agent by 11:00 A.M., New York City time.

____________________
[1] In the case of Tendered Bonds that were in the Daily Mode, the words "on the Purchase Date, which shall be a Business Day at least ___________ (____) calendar days following delivery of this instrument" shall be replaced by the words "on this Business Day." Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the meanings set forth in the Indenture of Trust dated as of October 1, 1995 between the Guadalupe-Blanco River Authority and The Bank of New York, as Trustee, relating to the Bonds.

Date: ______________________________

                                           Signature(s)
                                           _________________________________
                                           _________________________________
                                           _________________________________
                                           (Street    City     State    Zip)


IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Tendered Bond(s) with respect to which this Bondowner's Election Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the Registered Owner of any Tendered Bond(s), the Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate Bond powers, in each case signed exactly as the name or names of the Registered Owner or owners appear on the Bond Register. The method of presenting this notice to the Paying Agent is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.

       Notwithstanding the foregoing, during the time the Bonds are issued in book-entry-only form, this Bondowner's Election Notice must be signed by the Beneficial Owner of the Bonds or by a duly authorized attorney and must be accompanied by an affidavit in the form attached hereto.

                                      AFFIDAVIT

State of ______________________
Parish/County of _______________

       Before Me, the undersigned authority, duly commissioned and qualified within and for the State and Parish/County aforesaid, personally came and appeared
                        _____________________________________

who being by me first duly sworn, deposed and said that he/she is the owner of the following Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995.

       Principal Amount                 CUSIP             Maturity Date




       Sworn to and subscribed before me this _______ day of ____________________, ______.

                                       ______________________________________
                                       Notary Public

                                [FORM OF ASSIGNMENT]


                                     ASSIGNMENT

                  THIS ASSIGNMENT IS SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY SET FORTH ON THE FACE OF THE BOND


       The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:


                                                       UNIF GIFT MIN ACT--

TEN COM --     as tenants in common                     ____ Custodian ____
TEN ENT --     as tenants by the entireties            (Cust)           (Minor)
JT TEN  --     as joint tenants with right             under Uniform Gifts to
               of survivorship and not as              Minors Act _________
               tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

       FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

Please Insert Social Security or
Other Identifying Number of Assignee
/___________________________________/

____________________________________________________________
     (Name and Address of Assignee)

the within Bond and does hereby irrevocably constitute and appoint _________________________ to transfer said Bond on the books kept for registration thereof with full power of substitution in the premises.

Date: _____________________

                        ____________________________________

Signature Guaranteed:   ____________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever; and

NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guaranty program" as may be determined by the Trustee in addition to or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         [FORM OF REGISTRATION INFORMATION]

                              REGISTRATION INFORMATION

       Under the terms of the Indenture, the Trustee will register a Bond in the name of a transferee only if the owner of such Bond (or his duly authorized representative) provides as much of the information requested below as is applicable to such owner prior to submitting this Bond for transfer.

Name:
_________________________________________________________
Address:
_________________________________________________________
Social Security or Employer
Identification Number:
_________________________________________________________
If a Trust, Name and Address of
Trustee(s) and Date of Trust:
_________________________________________________________



                          [FORM OF REGISTRATION CERTIFICATE
                       (to be attached to initial bonds only)]

COMPTROLLER'S REGISTRATION CERTIFICATE:       REGISTER NO.

       I hereby certify that this bond has been examined, certified as to validity, and approved by the Attorney General of the State of Texas, and that this bond has been registered by the Comptroller of Public Accounts of the State of Texas.

       Witness my signature and seal this

                                       ________________________________
                                       Comptroller of Public Accounts
                                         of the State of Texas


       Section 2.04. Execution; Limited Obligations. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of the Chairman of the Issuer, and attested, under a manual or facsimile impression of the seal of the Issuer, with the manual or facsimile signature of the Secretary of the Issuer. All authorized facsimile signatures shall have the same force and effect as manual signatures. A facsimile impression of the Issuer's seal shall have the same force and effect as a manual impression. In case any officer of the Issuer whose signature or a facsimile thereof appears on a Bond shall cease to be such officer before the delivery of such Bond, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such officer had remained in office until delivery.

       The Bonds are not and never shall become general obligations of the Issuer, but are limited obligations payable by the Issuer solely and only from the payments received under or with respect to the documents executed by the Company (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds or income from the temporary investment of such funds or other funds held hereunder), which amounts, together with any other security provided herein, are hereby specifically assigned and pledged to such purposes, in the manner and to the extent provided herein. The Bonds shall be deemed not to constitute a debt of the State of Texas, the Issuer, or of any other political corporation, subdivision, or agency of the State or a pledge of the faith and credit of any of them. No recourse shall be had for any claim based on the Agreement, the Indenture, or the Bonds against any member, officer or employee, past, present or future, of the Issuer, or of any successor body thereto, either directly or through the Issuer, or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Neither the State of Texas nor any political corporation, subdivision, or agent or the State of Texas shall be obligated to pay the Bonds and neither the faith and credit nor the taxing power of the State of Texas or any other political corporation, subdivision, or agency is pledged to the payment of the principal of, redemption premium, if any, or interest on, or Purchase Price of, the Bonds. This Bond is a special revenue obligation of the Issuer payable solely from the sources described herein and the holder hereof shall never have the right to demand payment from moneys derived by taxation or any revenues of the Issuer except the funds pledged to the payment hereof.

       Section 2.05.  Conditions Precedent to Delivery of Bonds;
Authentication. The Issuer shall execute and deliver the Bonds to the Trustee, and the Trustee shall, upon receipt by the Trustee of the purchase price for the Bonds, deliver the Bonds to the initial purchasers thereof. Prior to and as a condition precedent to the delivery of the Bonds there shall be filed with and delivered to the Trustee:

              (i)   a certified copy of the Bond Resolution;

             (ii) original executed counterparts of this Indenture, the Approval Certificate, and the Agreement;

             (iii)  the executed Letter of Credit;

             (iv) a written order of the Issuer, directed to the Trustee, instructing the Trustee to deliver the Bonds to the initial purchasers thereof upon payment to the Trustee for the account of the Issuer of the sum specified in such written order; and

             (v)    an opinion of Bond Counsel substantially to the effect that
       (A) the Bonds constitute legal, valid and binding limited obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights of creditors and to the exercise of judicial discretion in accordance with general principles of equity and (B) the interest on the Bonds is excludable from gross income for Federal income tax purposes under existing statutes, regulations, published rulings and judicial decisions, except for interest on any Bond for any period

       during which such Bond is held by a "substantial user" of any facilities financed with the proceeds of the Bonds or a "related person," as such terms are used in Section 147(a) of the Code, and other customary exclusions.

       No Bond shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until either (i) a certificate of authentication on such Bond shall have been duly executed by the Trustee or (ii) a Comptroller's Registration Certificate attached to or endorsed on such Bond has been duly executed. Such executed certificate of the Trustee or Comptroller's Registration Certificate upon any such Bond shall be conclusive evidence that such Bond has been authenticated or registered and delivered under this Indenture. The certificate of authentication on any Bond shall be deemed to have been executed by the Trustee if signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same officer or signatory sign the certificates of authentication on all Bonds issued hereunder.

       Section 2.06. Redemption of Bonds. The Bonds shall be subject to redemption by the Issuer prior to maturity only as follows:

             (a) Extraordinary Optional Redemption of Bonds. The Bonds are subject to redemption in whole on the next available Interest Payment Date for which notice of redemption can be given, at a redemption price equal to the aggregate principal amount of the Bonds outstanding plus accrued interest thereon to the redemption date, without premium, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred within the preceding 270 days and that it therefore intends to exercise its option to effect the redemption of Bonds in whole:

                    (i) In the reasonable judgment of the Company unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Company with respect to either of the Projects or either of the Plants, including without limitation (A) the imposition of any income or other taxes not being imposed on October 1, 1995 or (B) the imposition of any ad valorem property or other taxes (other than ad valorem property or other taxes being imposed on October 1, 1995 upon similarly assessed property within the same taxing jurisdiction);

                    (ii) Either of the Projects or either of the Plants shall have been damaged or destroyed to such extent that, in the opinion of the Company, (A) within a period of six consecutive months following such damage or destruction, it is not practicable or desirable to rebuild, repair or restore the same, (B) the Company will be thereby prevented from carrying on its normal operations of such Project or such Plant for a period of six consecutive months or (C) the cost of restoration would exceed by $1,500,000 or more the net proceeds of insurance thereon;

                    (iii) Title to, or temporary use of, all or substantially
             all of either of the Projects or either of the Plants shall have been taken under the exercise of the power of eminent domain;

                    (iv) Changes in the economic availability of materials, labor, services, supplies (including fuel), equipment or other property, facilities or things necessary for the operation of either of the Projects or either of the Plants shall have occurred, or technological, regulatory or other changes shall have occurred, which, in the opinion of the Company, render the continued operation of either of the Projects or either of the Plants uneconomic;

                    (v) Any court or administrative body shall enter a judgment, order or decree requiring the Company to cease, or dispose of, all or any substantial part of its operations of either of the Projects or either of the Plants to such extent that, in the opinion of the Company, it is or will be thereby prevented from carrying on its normal operations of such Project or such Plant for a period of six or more consecutive months; or

                    (vi) As a result of any change in the Constitution of the State of Texas or the Constitution of the United States of America or of any legislative or administrative action (whether state or federal) or of any final decree, judgment, or order of any court or administrative body (whether state or federal), the obligations of the Company under the Agreement shall have become unenforceable or impossible of performance in any material respect in accordance with the intent and purpose of the parties as expressed in the Agreement.

             (b) Optional Redemption. The Bonds are subject to optional redemption as follows:

                    (i) During any Daily, Flexible, Weekly, Monthly, Quarterly or Semiannual Mode, the Bonds in such Mode shall be subject to redemption prior to maturity at the option of the Issuer upon direction of the Company, in whole or in part (and if in part in an Authorized Denomination) on any Interest Payment Date applicable to the Bonds in such Mode, at a redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date.

                    (ii) During any Multiannual or Fixed Rate Mode, the Bonds in such Mode shall be subject to redemption prior to maturity at the option of the Issuer upon direction of the Company, in whole on any Business Day or in part (and if in part in an Authorized Denomination) on any Interest Payment Date after the No-Call Period described below, at the following redemption prices (expressed as percentages of the principal amount of the Bonds called for redemption) plus accrued interest to the date fixed for redemption:

    LENGTH OF
    INTEREST
   RATE PERIOD                NO-CALL PERIOD              REDEMPTION PRICES

 greater than or       5 years from the commencement       102%, declining
 equal to 5 years      of Interest Rate Period             1% per year to
                                                           100%

 less than 5 years     No call



       Notwithstanding the foregoing, if the Bonds initially bear interest at a Multiannual Rate or a Fixed Rate, the redemption schedule shall be as set forth in the Approval Certificate. In connection with a Conversion with respect to Bonds to bear interest at the Multiannual or Fixed Interest Rate, the Remarketing Agent, upon the request of the Company (which request shall not unreasonably be refused) and in order to achieve the lowest rate which, in the judgment of the Remarketing Agent, on the basis of prevailing financial market conditions, would permit the sale of the Bonds so converted at par plus accrued interest as of the Conversion Date, may deliver to the Issuer and the Trustee an alternative redemption schedule to that shown above, provided that the Company delivers to the Issuer, the Remarketing Agent and the Trustee a Favorable Opinion with respect to the alternative schedule of redemption.
Prior to such Conversion, the Trustee shall determine the optional redemption provisions applicable to the Bonds in such Modes, and such provisions shall be inserted in the form of Bonds. After the Conversion Date succeeding the delivery of such alternative schedule and Favorable Opinion during any Mode, the Bonds shall be subject to redemption in accordance with the provisions of such alternative schedule.

             (c) Extraordinary Mandatory Redemption. The Bonds are subject to mandatory redemption in whole or in part at any time if such partial redemption will preserve the exemption from federal income taxation of interest on the remaining Bonds Outstanding, at a redemption price equal to the principal amount thereof together with unpaid interest accrued to the date fixed for redemption, and without premium, if (i) a final decree or judgment of any federal court, in which the Company participates to the extent it deems sufficient, or (ii) a final action by the Internal Revenue Service, in proceedings in which the Company participates to the extent it deems sufficient, determines that the interest paid or payable on any such Bonds to other than, as provided in the Code, a "substantial user" of the Projects or a "related person" is or was includable in the gross income of the owner thereof for federal income tax purposes under the Code, as a result of the failure by the Company to observe or perform any covenant, condition, or agreement on its part to be observed or performed under the Agreement or the inaccuracy of any representation by the Company under the Agreement; provided, however, that no decree or judgment by any court or action by the Internal Revenue Service shall be considered final unless the Registered Owner involved in such proceeding or action (A) gives the Company and the Trustee prompt notice of the commencement thereof and
       (B), if the Company agrees to pay all expenses in connection therewith and to indemnify such Registered Owner against all liabilities in connection therewith, offers the Company the opportunity to control the defense thereof. Any such redemption shall be made on a date determined by the Trustee not more than 180 days after the time of such final decree, judgment or action. The Trustee shall give the Issuer and the Company not less than forty-five days written notice of such date.

       Section 2.07. Notice of Redemption. Not less than thirty (30) days or more than sixty (60) days prior to any date fixed for redemption of Bonds, the Trustee shall give notice of any redemption by sending such notice by (i) first-class mail to the Owner of each Bond to be redeemed in whole or in part at the address shown on the Registration Books, (ii) by certified mail, return receipt requested, to DTC (so long as it owns all the Bonds), and upon request, to any person or entities which provide evidence acceptable to the Trustee that such person has a legal or beneficial interest in at least $1,000,000 in principal amount of the Bonds, and (iii) by certified mail, return receipt requested, or by overnight delivery, received by the registered depositories at least two (2) days prior to the general publication date for such redemption notices and to be received by at least two (2) of the national information services that disseminate bond redemption notices on or before the general mailing date for such notices; provided, however, that the failure to send, mail, or receive such notice described above, or any defect therein or in the sending or mailing thereof, with respect to any Bond shall not affect the validity or effectiveness of the proceedings for the redemption of any other Bond. In addition, within sixty (60) days after the redemption date an additional redemption notice shall be sent to any Owner of the Bonds who has not surrendered Bonds for redemption during the thirty (30) day period following the redemption date and to any person or entities having legal or beneficial ownership interest in at least $1,000,000 in principal amount of such Bonds which have not been surrendered.

       All notices of redemption shall state: (i) the redemption date, (ii) the redemption price, (iii) the identification, including complete designation (including series) and issue date of the Bonds and the CUSIP number, certificate number (and in the case of partial redemption, the respective principal amounts), interest rates and maturity dates of the Bonds to be redeemed, (iv) that on the redemption date the redemption price will become due and payable upon each such Bond, and that interest thereon shall cease to accrue from and after said date, and (v) the name and address of Trustee and any Paying Agent for such Bonds, including the place where such Bonds are to be surrendered for payment of the redemption price therefor.

       Upon written request of any Owner, or of any person or entity which provides evidence acceptable to the Trustee that such person or entity has a legal or beneficial interest in Bonds in an aggregate principal amount of at least $1,000,000, the Trustee shall send an additional copy of any notice to be given to such Owner, person or entity by the Trustee under the Indenture by first-class mail to a second address specified by such Owner, person or entity. Any such additional notices shall be given simultaneously with the original notices.

       Section 2.08.  Redemption Payments; Effect of Call for Redemption.  On
the date fixed for redemption of any Bond, funds for the payment thereof shall be on deposit in the Bond Fund representing moneys deposited by the Company with the Trustee, and the Trustee hereby is authorized and directed to apply
such funds to the payment of each Bond or portion thereof called for redemption, together with accrued interest thereon to the redemption date and any required premium.  If at the time of mailing of notice of any optional redemption in connection with a refunding of the Bonds the Company shall not have deposited with the Trustee moneys sufficient to redeem all of the Bonds called for redemption, such notice may state that it is conditional in that it is subject to the deposit of the proceeds of refunding bonds with the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited.  On the date so designated for redemption, notice having been given in the manner and under the conditions hereinabove provided, any Bond or portion thereof so called for redemption shall become and be due and payable at the redemption price provided for herein; and if, in accordance with the provisions of Article V hereof, sufficient moneys and/or Government Obligations, the principal of, and interest on, which at maturity will provide sufficient moneys at the times required for payment of the redemption price and accrued interest to the redemption date are then held by the Trustee in trust for the Owners of every
Bond or portion thereof to be redeemed, interest on each such Bond or portion so called for redemption shall cease to accrue and each such Bond or portion thereof shall cease to be entitled to any benefit or security under this
Indenture, and the Owner of each such Bond or portion thereof shall have no rights in respect thereof except to receive payment of the redemption price thereof and accrued interest thereon to the redemption date from such moneys and/or Government Obligations.

       Section 2.09. Partial Redemption . If fewer than all of the Bonds shall be called for redemption, the Company may designate the principal amount of Bonds in each Mode to be redeemed, and the Bonds to be redeemed in each Mode shall be selected by lot by the Trustee from among all Outstanding Bonds in such Mode for this purpose, each minimum increment of Authorized Denominations represented by any Bond shall be considered a separate Bond for purposes of selecting the Bonds to be redeemed. If it is determined that one or more, but not all, of the minimum increments of Authorized Denominations represented by any Bond is to be called for redemption, then, upon notice of intention to redeem such minimum increments of Authorized Denominations of such Bond, the Owner of such Bond, upon surrender of such Bond to the Trustee for payment to such Owner of the redemption price or the principal amount of such Bond called for redemption, shall be entitled to receive a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of such Bond. New Bonds representing the unredeemed balance of the principal amount of such Bonds shall be issued to the Owner thereof without a charge therefor.

       If the owner of any Bond of a denomination greater than the minimum increment of Authorized Denominations shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the minimum increments of Authorized Denominations called for redemption (and to that extent only), and, after the date fixed for redemption, interest shall cease to accrue on such principal amount called for redemption.

       Section 2.10.  Remarketing and Purchase.

       (a) Remarketing of Tendered Bonds. Unless otherwise instructed by the Company, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Bonds or portions thereof for which notice of tender has been received pursuant hereto or which are subject to mandatory tender. While the Bonds are in book-entry only form, the Remarketing Agent will make payment for the Purchase Price for tendered Bonds in accordance with the procedures established by DTC. If the book-entry only system is not in effect, the terms of any sale by the Remarketing Agent shall provide for the payment of the Purchase Price for tendered Bonds by the Remarketing Agent to the Paying Agent (i) in immediately available funds at or before 3:00 p.m., New York City time, on the Purchase Date, in the case of Bonds accruing interest at Flexible Rates, (ii) in immediately available funds at or before 4:00 p.m., New York City time, on the Purchase Date, in the case of Bonds accruing interest at Daily Rates, Weekly Rates, Monthly Rates, Quarterly Rates or Semiannual Rates, and (iii) in clearinghouse funds at or before 12:00 noon, New York City time, on the Purchase Date, in the case of bonds accruing interest at Multiannual Rates. The Remarketing Agent shall not sell any Bond as to which a notice of conversion from one type of Rate Period to another has been given by the Trustee unless the Remarketing Agent has advised the person to whom the sale is made of the conversion. The Remarketing Agent shall not remarket any Bonds pursuant to this Section if the Remarketing Agent has received notice that an Event of Default shall have occurred and is continuing hereunder with respect to the Bonds.

       (b)   Purchase of Tendered Bonds.

             (i) Notice. At or before 3:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date of tendered Bonds bearing interest at Multiannual Rates (or 12:30 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Daily, Weekly, Flexible, Monthly, Quarterly or Semiannual Rates), the Remarketing Agent shall give electronic notice to the Trustee of the principal amount of tendered
Bonds which were remarketed. Not later than 4:00 p.m. for Bonds bearing interest at Multiannual Rates (or 12:45 p.m., in the case of Bonds accruing interest at Daily, Weekly or Multiannual Rates), New York City time, on the date of receipt of such notice the Trustee shall give Electronic Notice to the Paying Agent, the Bank and the Company, specifying the principal amount of tendered Bonds as to which the Remarketing Agent has not found a purchaser at that time. At or before 3:00 p.m., New York City time, on the Business Day prior to the Purchase Date to the extent known to the Remarketing Agent, but in any event, no later than 1:00 p.m., New York City time, on the Purchase
Date (or two Business Days prior to the Purchase Date in the event tendered Bonds accrue interest at Multiannual Rates), the Remarketing Agent shall give notice to the Paying Agent by Electronic Notice of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered to each purchaser and, if available, payment instructions for regularly scheduled interest payments, or of any changes in any such information previously communicated.

             (ii) Sources of Payments; Drawings on the Letter of Credit. The Remarketing Agent shall cause to be paid to the Paying Agent on the Purchase
Date of tendered Bonds, all amounts representing proceeds of the remarketing of such Bonds to persons other than the Issuer, the Company or an affiliate thereof, such payments to be made in the manner and at the time specified in subsection 2.10 (a) above. If such amounts will not be sufficient to pay the Purchase Price on the Purchase Date, the Paying Agent shall give notice to the Trustee to draw under the Letter of Credit and the Trustee shall by 1:00 p.m., New York City time, on the Purchase Date draw under the Letter of Credit then held by the Trustee in accordance with its terms in a manner so as to furnish immediately available funds by 3:00 p.m., New York City time on such Purchase Date, in an amount sufficient, together with the remarketing proceeds available for such purchase, to enable the Paying Agent to pay the Purchase
Price of Bonds to be purchased on such Purchase Date.  If no Letter of Credit is then held by the Trustee, the Company shall deliver or cause to be delivered such amounts at such times so that there will be delivered to the Paying Agent (A) immediately available funds in an amount equal to such deficiency prior to 2:30 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Daily Rates (3:00 p.m., New York City time, in the case of Flexible Rate Bonds), (B) immediately available funds in an amount equal to such deficiency prior to 1:15 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Weekly, Monthly, Quarterly or Semiannual Rates, and (C) clearinghouse funds in an amount equal to such deficiency prior to 12:15 p.m., New York City time, on the Purchase
Date of tendered Bonds accruing interest at Multiannual  Rates (the obligation of the Company to deliver such moneys not being conditioned on receipt by the
Company of the foregoing notice from the Trustee).   All moneys received by
the Paying Agent as remarketing proceeds or from drawings by the Trustee on the Letter of Credit and additional amounts, if any, received from the Company, as the case may be, shall be deposited by the Paying Agent in the appropriate account of the Bond Purchase Fund to be used solely for the payment of the Purchase Price of tendered Bonds and shall not be commingled with other funds held by the Paying Agent and shall not be invested.

       (iii) Payments by the Paying Agent. At or before 4:30 p.m., New York City time, on the Purchase Date for tendered Bonds and upon receipt by the Paying Agent of 100% of the aggregate Purchase Price of the tendered Bonds, the Paying Agent shall pay or receipt the Purchase Price of such Bonds to the Registered Owners thereof. Such payments shall be made in immediately available funds (or by wire transfer), unless the Bonds to be purchased accrue interest at Multiannual Rates, in which event such payments shall be made in clearinghouse funds. The Paying Agent shall make payment of the Purchase Price by applying in order of priority (A) first, moneys paid to it by the Remarketing Agent as proceeds of the remarketing of such Bonds by the Remarketing Agent, (B) second, proceeds of a drawing on the Letter of Credit, and (C) third, other moneys made available by the Company.

       (iv) Registration and Delivery of Tendered or Purchased Bonds. On the date of purchase, the Paying Agent shall register and deliver (or hold) or cancel all Bonds purchased on any Purchase Date as follows: (A) Bonds purchased or remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent by 2:15 p.m., New York City time, in accordance with the instructions of the Remarketing Agent, (B) Bonds purchased with proceeds of a drawing on the Letter of Credit shall be held as Bank Bonds in accordance with subparagraph (v) below, and (C) Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be delivered to the Trustee to be held in trust by the Trustee on behalf of the Company and shall not be released from such trust unless the Trustee shall have received written instructions from the Company. Notwithstanding anything herein to the contrary, so long as the Bonds are held under the book-entry only system in accordance with Section 3.07 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the person indicated above will be effected on the registration books of DTC pursuant to its rules and procedures.

       (v) Bank Bonds. Bonds purchased with proceeds of a drawing on the Letter of Credit pursuant to this Section shall be acquired for the benefit of the Bank. The Bank shall be the beneficial owner of such Bonds, which shall constitute "Bank Bonds," and shall be held by the Trustee as agent for the Bank (and shall be shown as Bank Bonds on the Bond Register maintained by the Trustee) unless and until (A) the Trustee has confirmation from the Bank to the extent contemplated by the terms of the Letter of Credit that the Letter of Credit has been reinstated with respect to such drawing and (B) the Bank has notified the Trustee by telephone (thereafter promptly confirmed in writing) that such Bonds have been conveyed pursuant to the Letter of Credit Agreement to the Company and are no longer Bank Bonds. Pending reinstatement of the Letter of Credit and conveyance of the Bank Bonds to the Company, the Bank shall be entitled to receive all payments of principal of and interest on Bank Bonds and such Bonds shall not be transferable or deliverable to any party (including the Company) except the Bank. Notwithstanding the foregoing, if the Letter of Credit is not reinstated in an amount equal to the unpaid principal of the outstanding Bonds, including any Bank Bonds, but excluding any Company Bonds, and, subject to the limitations set forth in the Letter of Credit, accrued interest thereon, no Letter of Credit funds shall be used to make the principal and interest payments on the Bank Bonds. The Remarketing Agent shall, at the request of the Bank, continue to use its best efforts to arrange for the sale of any Bank Bonds, subject to full reinstatement of the Letter of Credit with respect to the drawings with which such Bonds were purchased and the prior conveyance of the Bank Bonds to the Company, at a price equal to the principal amount thereof plus accrued interest.

       Notwithstanding anything to the contrary in this subsection, if and for so long as the Bonds are to be registered in accordance with Section 3.07 hereof, the registration requirements under this subsection (v) shall be deemed satisfied if Bank Bonds are (1) registered in the name of the DTC or its nominee in accordance with Section 3.07 hereof, (2) credited on the books of the DTC to the account of the Trustee (or its nominee) and (3) further credited on the books of the Trustee (or such nominee) to the account of the Bank (or its designee).

       (vi) Resale of Bonds Purchased by the Company. In the event that any Bonds are registered to the Company pursuant to subparagraph (iv) above, to the extent requested by the Company, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds at a price equal to the principal amount thereof plus accrued interest.

       (vii) Delivery of Tendered Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered to the principal office of the Paying Agent at or before 11:00 a.m., New York City time, on the Purchase Date. If the Owner of any Bond (or portion thereof) in certificated form that is subject to optional or mandatory purchase pursuant to this Article fails to deliver such Bond to the Trustee for purchase on the Purchase Date, and if the Paying Agent is in receipt of the Purchase Price therefor, such Bond (or portion thereof) shall nevertheless be deemed purchased on the Purchase Date thereof and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in subsection (ii) above. Any Owner who fails to deliver such Bond for purchase shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Bond to the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it (1) promptly notify the Remarketing Agent of such nondelivery, and (2) place or cause to be placed a stop transfer against an appropriate amount of Bonds registered in the name of such Registered Owner(s) on the bond registration books. The Paying Agent shall place or cause to be placed such stop(s) commencing with the lowest serial number Bond registered in the name of such Registered Owner(s) until stop transfers have been placed against an appropriate amount of Bonds until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make or cause the Bond Registrar to make any necessary adjustments to the bond registration books. Notwithstanding anything herein to the contrary, so long as the Bonds are held under the book-entry only system in accordance with
Section 3.07 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the person indicated above will be effected on the registration books of the DTC pursuant to its rules and procedures.

       Section 2.11.  Mandatory Tenders for Purchase.

       (a) Flexible. Each Bond accruing interest at a Flexible Rate shall be subject to mandatory tender for purchase on each Interest Payment Date applicable to such Bond, at a Purchase Price equal to 100% of the principal amount thereof, plus interest accrued during such Flexible Rate Period. The Registered Owner of any Bond accruing interest at a Flexible Rate shall provide the Paying Agent with written payment instructions for the Purchase Price of its Bond on or before tender thereof to the Paying Agent.

       (b) Conversions between Interest Rate Periods. Bonds to be converted from one Interest Rate Period to a different Interest Rate Period or from a Multiannual Rate Period to a Multiannual Rate Period of different duration, are subject to mandatory tender for purchase on the Conversion Date at a Purchase Price equal to 100% of the principal amount thereof plus accrued interest.

       (c) Prior to Expiration or Replacement of Letter of Credit. The Bonds are subject to mandatory tender for purchase (i) on the Interest Payment Date next preceding the Expiration Date of the current Letter of Credit unless at least 25 days (or such shorter period as shall be acceptable to the Trustee) prior to such Interest Payment Date the Trustee has received notice that the Letter of Credit has been extended or, if the Bonds bear interest at Daily, Weekly, Flexible, Monthly, Quarterly or Semiannual Rates, replaced with an Alternate Letter of Credit pursuant to Section 9.01, and (ii) on any Interest Payment Date for Bonds bearing interest at a Multiannual Rate on which the current Letter of Credit is replaced with an Alternate Letter of Credit pursuant to Section 9.02, in each case at a Purchase Price equal to 100% of the principal amount thereof plus accrued interest, plus the premium, if any, which would be payable if the Bonds were redeemed on the mandatory tender date.
       The Paying Agent shall give notice of such mandatory tender for purchase other than pursuant to Section 2.11(a) to the Registered Owners of Bonds by first class mail, not less than 15 days before the mandatory tender date. If the Bonds are in certificated form, such notice shall include information with respect to required delivery of Bond certificates and payment of the Purchase Price.

                                     ARTICLE III

                                 GENERAL PROVISIONS

       Section 3.01. Authorization for Indenture; Indenture to Constitute Contract. This Indenture is entered into pursuant to the Acts. In consideration of the purchase of the Bonds by the Bond Owners, the provisions of this Indenture shall be part of the contract of the Issuer with the Owners of the Bonds, and shall be deemed to be and shall constitute a contract among the Issuer, the Trustee and the Bond Owners. The provisions hereof are covenants and agreements with such Bond Owners, which the Issuer hereby determines to be necessary and desirable for the security and payment of the Bonds.

       Section 3.02. Payment of Principal, Premium, if any, and Interest. (a) The Issuer covenants that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Bonds issued under this Indenture at the place, on the dates and in the manner provided herein and therein according to the true intent and meaning thereof, but solely from the payments, revenues and receipts specifically assigned herein for such purposes as set forth in Section 4.03 of this Indenture.

       (b) The Trustee is appointed as the paying agent for the Bonds. The principal of, premium, if any, and interest on the Bonds shall be payable, without exchange or collection charges, in lawful money of the United States of America. During any period in which the Bonds are on deposit at DTC, in accordance with Section 3.07 hereof, payment of principal of, together with any premium and interest on, the Bonds shall be paid to DTC in immediately available or next day funds on each payment date, and shall be payable as directed in writing by DTC.

       (c) The Company in issuing the Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by an defect in or omission of such numbers.

       (d) Notwithstanding any other provision of this Indenture or in the forms of Bond, if the Bonds are on deposit at DTC in accordance with Section
3.07 hereof, presentation and surrender of the Bonds at the Principal Office of the Trustee shall not be required other than at the maturity thereof.

       Section 3.03. Performance of Covenants; Issuer Warranties. The Issuer covenants that it will faithfully comply with the stipulations and provisions required to be performed by it and contained in this Indenture, or in any of its proceedings pertaining hereto. The Issuer warrants that it is duly authorized under the laws of the State, including particularly and without limitation the Acts, to issue the Bonds authorized hereby and to execute this Indenture and to assign its rights under or with respect to the Agreement and all amounts payable thereunder or with respect thereto, which hereby are assigned in the manner and to the extent herein set forth; that all actions on its part for the issuance of the Bonds and the execution and delivery of this Indenture have been duly and effectively taken; and that the Bonds are and will be valid and binding limited obligations of the Issuer enforceable in accordance with the terms thereof and hereof, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights of creditors and by the application of general principles of equity, if such remedies are pursued.

       Section 3.04. Instruments of Further Assurance. The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as reasonably may be required for the better and more effectual assignment to the Trustee of all payments, revenues and other amounts payable under or with respect to the Agreement and any other income and other moneys assigned hereby to the payment of the principal of, premium, if any, and interest on the Bonds. The Issuer further covenants that it will not create or suffer to be created any lien, encumbrance or charge upon its interest in the revenues and other amounts payable under or with respect to the Trust Estate, except the lien and charge granted hereby.

       Section 3.05. Recordation. The Trustee agrees that it will cooperate with the Company, at the direction and expense of the Company, to record and file any financing statements and all supplements thereto, and such other instruments as may be directed by the Company from time to time to be recorded or filed, in such manner and in such places as from time to time may be directed by the Company.

       Section 3.06. Registration of Bonds; Trustee Appointed Bond Registrar; Persons Treated as Owners.

       (a) Registration. The Trustee is hereby appointed as Bond Registrar of the Bonds and as such shall maintain the Registration Books in the State of Texas as provided by this Indenture. The Registration Books shall reflect the information required to be provided by Bond Owners in connection with the transfer of Bonds. At reasonable times and under reasonable regulations established by the Trustee, the Registration Books may be inspected and copied by the Company, the Issuer or the Owners (or designated representatives thereof) of at least 25% in aggregate principal amount of Bonds then Outstanding.

       (b) Transfer and Exchange. The ownership of a Bond may be transferred (in Authorized Denominations) only upon surrender thereof at the Principal Office of the Trustee, accompanied by an assignment, duly executed by the Owner of such Bond or his duly authorized attorney-in-fact, in such form as shall be satisfactory to the Trustee, along with the address and social security number or federal employer identification number of such transferee (or, if registration is to be made in the name of multiple individuals, of all such transferees) and, if such transferee is a trust, the name and address of the trustee(s) and the date of the trust of the proposed transferee. Upon the due presentation of any Bond for transfer and on request of the Trustee, the Issuer shall execute in the name of the transferee, and the Trustee shall authenticate and deliver, a new fully registered Bond or Bonds of the same Mode, in any denomination permitted by this Indenture, in an aggregate principal amount equal to the unmatured and unredeemed aggregate principal amount of such transferred fully registered Bond, and bearing interest at the same rate, and maturing on the same date, as such transferred Bond.

       Bonds may be exchanged at the Principal Office of the Trustee or the Paying Agent for other Bonds of the same Mode aggregating a like principal amount. Bonds issued in exchange for other Bonds may be issued only in Authorized Denominations of the same Mode. All Bonds surrendered to the Trustee for exchange pursuant to this Section 3.06 shall be canceled by the Trustee and shall not be redelivered. Neither the Issuer nor the Trustee shall be required to make any such transfer or exchange of any Bond during the 10 Business Days immediately preceding the mailing of a notice of Bonds selected for redemption or, with respect to a Bond, after such Bond or any portion thereof has been selected for redemption.

       (c) Charges. In all cases of the transfer of a Bond, the Trustee shall register at the earliest practicable time, on the Registration Books, such Bond in accordance with the provisions of this Indenture. The Issuer or the Trustee may make a charge to the Bond Owner for every transfer or exchange of a Bond sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such transfer or exchange, and may demand that such charge be paid before any new Bond is delivered.

       (d) Ownership. As to any Bond, the person in whose name the ownership of such Bond shall be registered on the Registration Books shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of any such Bond and the premium, if any, and interest thereon shall be made only to or upon the order of the registered Owner thereof or his legal representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond, including the premium, if any, and interest thereon, to the extent of the sum or sums so paid.

       Section 3.07. Book-Entry Only System. The Bonds shall be initially issued in the form of a single fully registered Bond. Upon initial issuance, the ownership of each such Bond shall be registered in the name of Cede & Co., as nominee of DTC, and, except as provided in Section 3.08 hereof, all of the outstanding Bonds shall be registered in the name of Cede & Co., as nominee of DTC.

       With respect to Bonds registered in the name of Cede & Co., as nominee of DTC, the Issuer and the Trustee shall have no responsibility or obligation to any DTC Participant or to any person on behalf of whom such a DTC Participant holds an interest in the Bonds, except as provided in this Indenture. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to
(i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the Bonds, (ii) the delivery to any DTC Participant or any other person, other than a Bondholder, as shown on the Registration Books, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than a Bondholder, as shown in the Registration Books of any amount with respect to principal of, premium, if any, or interest on, the Bonds. Notwithstanding any other provision of this Indenture to the contrary, the Issuer and the Trustee shall be entitled to treat and consider the person in whose name each Bond is registered in the Registration Books as the absolute owner of such Bond for the purpose of payment of principal, premium, if any, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of, premium, if any, and interest on the Bonds only to or upon the order of the respective owners, as shown in the Registration Books as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to payment of principal of, premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid. No person other than an owner, as shown in the Registration Books, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments or principal, premium, if any, and interest, pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions in this Indenture with respect to interest checks or drafts being mailed to the registered owner at the close of business on the Record Date, the words "Cede & Co." in this Indenture shall refer to such new nominee of DTC.

       Section 3.08. Successor Securities Depository; Transfers Outside Book-Entry Only System. (a) In the event that the Issuer, at the direction of the Company, determines that DTC is incapable of discharging its responsibilities described herein and in the representation letter of the Issuer to DTC, the Issuer shall (i) appoint a successor securities depository, qualified to act as such under Section 17(a) of the Securities and Exchange Act of 1934, as amended, notify DTC and DTC Participants, identified by DTC, of the appointment of such successor securities depository and transfer one or more separate Bonds to such successor securities depository or (ii) notify DTC and DTC Participants, identified by DTC, of the availability through DTC of Bonds and transfer one or more separate Bonds to DTC Participants, identified by DTC, having Bonds credited to their DTC accounts. In such event, the Bonds shall not longer be restricted to being registered in the Registration Books in the name of Cede & Co., as nominee of DTC, but may be registered in the name of the successor securities depository, or its nominee, or in whatever name or names Bondholders transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

       (b) In addition to (a) above, upon the written consent of 100% of the beneficial owners of the Bonds, the Trustee shall withdraw the Bonds from DTC, and authenticate and deliver Bonds fully registered to the assignees of DTC or its nominee. If the request for such withdrawal is not the result of any Issuer action or inaction, such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing, preparing and delivering such Bonds) of the persons requesting such withdrawal, authentication and delivery.

       Section 3.09. Payments to Cede & Co. Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of, premium, if any, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the representation letter of the Issuer to DTC.

       Section 3.10. Cancellation. All Bonds which have been paid at maturity or redeemed prior to maturity shall not be reissued but shall be canceled by the Trustee. All Bonds which are canceled by the Trustee shall be disposed of by the Trustee, in accordance with its document retention policies, and a certificate of cancellation shall be furnished promptly to the Issuer upon request; provided, however, that if the Issuer shall so direct the Trustee, the Trustee shall forward the canceled Bonds to the Issuer.

       Section 3.11. Non-presentment of Bonds. If any check or draft representing payment of interest, principal or premium on any Bond is returned to the Trustee or is not presented for payment by the payee thereof, or any Bond is not presented for payment of principal or premium at the maturity or redemption date, if moneys and/or Government Obligations sufficient to pay such interest, or such principal and premium, shall have been deposited with and made available to the Trustee for the benefit of the Owner of the applicable Bond, all liability of the Issuer to the Owner of such Bond for such interest or such principal and premium shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such moneys and/or Government Obligations, without investing or reinvesting the same and without liability for interest thereon, for the benefit of the Owner of such Bond, who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on such Owner's part under this Indenture or on, or with respect to, such Bond, and such Bond shall no longer be considered to be Outstanding. The Trustee's obligation to hold such moneys and/or Government Obligations relating to the Bonds shall continue for a period equal to two years following the date on which the principal of all Bonds has become due, whether at maturity, or at the date fixed for redemption or purchase thereof, or otherwise, at which time the Trustee, upon payment of all fees and expenses due and owing to it and receipt of indemnity satisfactory to it, shall surrender any remaining funds so held to the Company. Following such surrender, any claim under this Indenture by the Owner of any Bond of whatever nature shall be made only upon the Company.

       The provisions of this Section 3.11 shall be subject to all applicable escheat laws, including Title 6 of the Texas Property Code.

       Section 3.12. Rights under Agreement. This Indenture, the Agreement and the documents executed by the Company in connection therewith, duly executed counterparts or originals of which have been filed with the Trustee, set forth the covenants and the obligations of the Issuer, the Company and the Trustee. Reference hereby is made to such documents for detailed statements of the covenants and obligations set forth therein. The Issuer and the Trustee agree that the Trustee, for and on behalf of the Bond Owners, in its name or, to the extent permitted by law, in the name of the Issuer, may enforce all rights of the Issuer (except for Unassigned Rights) and all obligations of the Company under and pursuant to the Agreement and such documents.

       Section 3.13. Legal Existence of Issuer. The Issuer covenants that it will at all times maintain its legal existence and will duly procure any necessary renewals and extensions thereof; will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it; and will comply with all valid acts, rules, regulations and orders of any legislative, executive, judicial or administrative body applicable to the Issuer in connection with the Bonds.

       Section 3.14. Diminution of, or Encumbrance on, Trust Estate. The Issuer covenants not to sell, transfer, assign, pledge, release, encumber or otherwise diminish or dispose of, directly or indirectly, by merger or otherwise, or cause or suffer the same to occur, or create or allow to be created or to exist any lien upon, all or any part of its interests in the Trust Estate, except as expressly permitted by this Indenture.

       Section 3.15. Books, Records and Accounts. The Issuer covenants to cause the Trustee to keep, and the Trustee agrees to keep, proper books for the registration of, and transfer of ownership of, each Bond, and proper books, records and accounts in which complete and correct entries shall be made of all transactions relating to the receipt, disbursement, investment, allocation and application of the proceeds received from the sale of the Bonds, the revenues received from the Agreement, the documents executed by the Company in connection therewith, the funds and accounts created pursuant to this Indenture, and all other moneys held by the Trustee hereunder. The Trustee shall, during regular business hours and upon reasonable prior notice, make such books, records and accounts available for inspection by the Issuer and the Company.

       Section 3.16. Temporary Bonds. Until definitive Bonds are ready for delivery, there may be executed, and, upon written request of the Issuer, the Trustee shall authenticate and deliver, in lieu of definitive Bonds, but subject to the same limitations and conditions, temporary printed, engraved, lithographed or typewritten registered Bonds (without coupons), in the minimum denomination permitted for definitive Bonds or any integral multiple thereof, substantially of the tenor hereinabove set forth for definitive Bonds, and with such omissions, insertions and variations as may be appropriate. If temporary Bonds shall be issued, the Issuer shall cause the definitive Bonds to be prepared and to be executed and deposited with the Trustee, without undue delay, and the Trustee, upon presentation to it at its Principal Office of any temporary Bond, shall cancel the same and authenticate and deliver in exchange therefor at the required location, without charge to the Owner thereof, a definitive Bond or Bonds of an equal aggregate principal amount and bearing interest at the same rate as the temporary Bond or Bonds so surrendered. Until so exchanged the temporary Bonds shall be entitled in all respects to the same benefit and security of this Indenture as the definitive Bonds to be issued and authenticated hereunder.

       Section 3.17. Mutilated, Lost, Stolen or Destroyed Bonds. If any Bond is mutilated, lost, stolen or destroyed, the Trustee, upon request, shall authenticate a new Bond, dated as provided in Article II hereof, of the same denomination and Mode and bearing interest at the same rate as the Bond mutilated, lost, stolen or destroyed; provided, however, that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee, and, in the case of any lost, stolen or destroyed Bond, there shall first be furnished to the Trustee evidence of such loss, theft or destruction satisfactory to the Trustee, together with indemnity covering the Trustee, the Company and the Issuer satisfactory to the Trustee. If any such Bond shall have matured instead of issuing a duplicate Bond the Trustee may pay the same. The Trustee and the Issuer may charge the Owner of such Bond with their reasonable fees and expenses in connection with the issuance of any such duplicate Bond.

       Section 3.18. Notices to Rating Agencies. The Trustee shall provide any Rating Agency with prompt written notice, following the effective date, of
(i) the appointment of any successor Trustee, (ii) any amendments to this Indenture, the Agreement or the Letter of Credit, or (iii) the payment in full of all of the Bonds. Each notice to the Rating Agencies hereunder shall be directed to the respective addresses provided by the Rating Agencies.

       Section 3.19. Arbitrage Covenants. The Issuer covenants and agrees, for the benefit of the owners of the Bonds, that it will not knowingly take any action or omit from taking nor instruct the Trustee to take or to omit from taking any action, which would result in a loss of the exemption from federal income taxation of interest on the Bonds by virtue of the Bonds being considered "arbitrage bonds" within the meaning of section 148 of the Code.

                                     ARTICLE IV

                         USE OF PROCEEDS; REVENUES AND FUNDS

       Section 4.01. Application of Original Proceeds of Bonds. (a) The proceeds of the sale of the Bonds, except accrued interest thereon, if any, shall, on the Issue Date, be transferred by the Trustee as follows: (i) $7,425,000 shall be transferred to the Series 1974A Trustee for deposit into the bond fund created under the Series 1974A Indenture and (ii) $33,465,000 shall be transferred to the Series 1977 Trustee for deposit into the bond fund created under the Series 1977 Indenture.

       (b) The Company, prior to or simultaneously with the deposit by the Issuer of the proceeds from the sale of the Bonds, exclusive of accrued interest as described in subsection (a) above, will (i) deposit or cause to be deposited into the bond fund relating to the Series 1974A Bonds an amount which, together with the Bond proceeds described in (a)(i) above, will equal the principal of and interest on the Series 1974A Bonds due on the date fixed for their redemption and (ii) deposit or cause to be deposited into the bond fund relating to the Series 1977 Bonds an amount which, together with the proceeds described in (a)(ii) above, will equal the principal of and interest on the Series 1977 Bonds due on the date fixed for their redemption..

       Section 4.02. Creation of Bond Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated the "Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995 Bond Fund" (the "Bond Fund"), within which there is hereby established a Company Debt Service Account and a Letter of Credit Debt Service Account.

       Section 4.03. Payments into Bond Fund and Use of Moneys in Bond Fund. The Trustee shall maintain the Bond Fund as follows:

       (a) The Trustee shall deposit into the Company Debt Service Account all Installment Payments and all other amounts received by the Trustee from the Company or for the account of the Company pursuant to the Agreement and all payments under and pursuant to the provisions of this Indenture or any of the provisions of the Agreement, when accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Company Debt Service Account of the Bond Fund.

       (b) The Trustee shall deposit into the Letter of Credit Debt Service Account all moneys received by the Trustee from drawings under the Letter of Credit to pay principal of, premium, if any, and interest on the Bonds.

       (c) Moneys in the Letter of Credit Debt Service Account shall be applied to the payment when due of principal of, premium, if any, and interest on the Bonds (other than Company Bonds and Bank Bonds) prior to the payment of any moneys under subsection 4.03(d).

       (d) Moneys in the Company Debt Service Account shall be applied to the following in the order of priority indicated:

             (i) if the Bank has not dishonored a draw under the Letter of Credit, the reimbursement of the Bank when due for moneys drawn under the Letter of Credit and deposited in the Letter of Credit Debt Service Account for payment of principal of, premium, if any, on and interest on the Bonds;

             (ii) when insufficient moneys have been received under the Letter of Credit for application pursuant to subsection 4.03(d)(iii), the payment when due of principal of, premium, if any, on and interest on the Bonds, other than Company Bonds or Bank Bonds;

             (iii) the payment when due of principal of, premium, if any, on and interest on Bank Bonds; and

             (iv) the payment when due of principal of, premium, if any, on and interest on Company Bonds, provided that if the Trustee shall have received written notice from the Bank that any amounts are due and owing to the Bank under the Letter of Credit Agreement, such payments shall be made to the Bank for the account of the Company.

       (e) By 11:00 a.m., New York City time, on each Interest Payment Date, each redemption date and the Maturity Date of the Bonds, the Trustee shall present the requisite draft and certificate for a drawing on the Letter of Credit so as to comply with the provisions of the Letter of Credit for payment to be made in sufficient time for the Trustee to receive the proceeds of such drawing at or before 1:00 p.m. on such Interest Payment Date, redemption date or Maturity Date, as the case may be, to pay principal of, premium, if any, and interest on the Bonds due on such date. In addition, the Trustee shall draw on the Letter of Credit pursuant to its terms in accordance with and in order to satisfy the requirements of Section 6.02. Promptly upon presenting the requisite documents for a drawing on the Letter of Credit, the Trustee shall give notice to the Company by Electronic Notice, of the amount so drawn. The Trustee shall promptly notify the Company by Electronic Notice if the Bank fails to transfer funds in accordance with the Letter of Credit upon the presentment of the requisite draft and certificate. In calculating the amount to be drawn on the Letter of Credit for the payment of principal of, premium, if any, and interest on the Bonds, whether on an Interest Payment Date, at maturity or upon redemption or acceleration, the Trustee shall not take into account the potential receipt of funds from the Company under the Agreement on such Interest Payment Date, or the existence of any other moneys in the Bond Fund, but shall draw on the Letter of Credit for the full amount of principal of, premium, if any, and interest coming due on the Bonds.

       Section 4.04. Creation and Use of Bond Purchase Fund. There is hereby created with the Paying Agent a segregated trust fund to be designated the "Bond Purchase Fund". The Bond Purchase Fund shall consist of the sub-accounts to be designated respectively the "Remarketing Account", the "Letter of Credit Purchase Account" and the "Company Purchase Account".

       The Paying Agent shall deposit or cause to be deposited into the Remarketing Account, when and as received, all moneys delivered to the Paying Agent as and for the Purchase Price of remarketed Bonds by or on behalf of the Remarketing Agent. The Paying Agent shall disburse moneys from the Remarketing Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds.

       The Trustee shall deposit or cause to be deposited into the Letter of Credit Purchase Account, when and as received, all proceeds from a drawing on the Letter of Credit pursuant to Section 2.10(b)(ii). The Paying Agent shall disburse moneys from the Letter of Credit Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds; provided that such proceeds shall not be applied to purchase Bank Bonds or Company Bonds.

       The Trustee or Paying Agent, as the case may be, shall deposit or cause to be deposited into the Company Purchase Account, when and as received, all moneys delivered to the Trustee or the Paying Agent, as the case may be, by or for the account of the Company pursuant to Section 5.10 of the Agreement. The Paying Agent shall disburse moneys from the Company Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase by or on behalf of the Company upon surrender of such Bonds or to reimburse the Bank for drawing under the Letter of Credit for such purpose.

       The funds held by the Paying Agent in the Bond Purchase Fund shall not constitute part of the Trust Estate which is subject to the lien of this Indenture. The moneys in the Bond Purchase Fund shall be used solely to pay the Purchase Price of Bonds as aforesaid (or to reimburse the Bank for drawings under the Letter of Credit for such purpose) and may not be used for any other purposes. It shall be the duty of the Paying Agent to hold the moneys in the Bond Purchase Fund, without liability for interest thereon, for the benefit of the Registered Owners of Bonds which have been properly tendered for purchase or deemed tendered on the Purchase Date, and if sufficient funds to pay the Purchase Price for such tendered Bonds shall be held by the Paying Agent in the Bond Purchase Fund for the benefit of the Registered Owners thereof, each such Registered Owner shall thereafter be restricted exclusively to the Bond Purchase Fund for any claim of whatever nature on such Registered Owner's part under this Indenture or on, or with respect to, such tendered Bond. Funds held in the Bond Purchase Fund for the benefit of Registered Owners of untendered Bonds shall be held in trust and not invested. The provisions of Section 3.11 hereof shall govern any funds held in the Bond Purchase Fund for such Registered Owners of the Bonds which remain unclaimed for a period of two years after the applicable Purchase Date.

       Section 4.05. Investment of Moneys. Subject to the restrictions hereinafter set forth in this Section 4.05 and in Section 4.08, any moneys held in the Bond Fund shall be invested and reinvested by the Trustee upon the written instructions of the Company solely in Permitted Investments, maturing no later than the date on which it is estimated by the Company that such moneys will be required to be paid out hereunder. All investment instructions hereunder shall be provided to the Trustee no later than one Business Day prior to the making of the investment directed therein. The Trustee may make any and all such investments through its own investment department and may trade with itself in the purchase and sale of securities for such investment when authorized to do so by the Company. The Trustee shall be entitled to rely on all written investment instructions provided by the Company hereunder. The Trustee shall not be responsible or liable for the performance of any such investments or for keeping the moneys held by it hereunder fully invested at all times. Any moneys for which the Trustee has received no investment instructions shall be automatically reinvested into The Bank of New York Deposit Reserve or other permitted money market fund as may be authorized by the Company. Any obligations acquired by the Trustee as a result of such investment or reinvestment shall be held by or under the control of the Trustee (except for such investments held in book entry form) and shall be deemed to constitute a part of the Fund from which the moneys used for its purchase were taken. All investment income shall be retained in the Fund to which the investment is credited from which such income is derived. Although the Issuer recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Issuer hereby agrees that confirmations of investments made by the Trustee pursuant to this Section 4.05 are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No such statement need be rendered pursuant to the provisions hereof if no activity occurred in the fund or account during such preceding month. All funds held under this Indenture shall be secured to the fullest extent required by Texas law. In the event of a loss on the sale of such investments (after giving effect to any interest or other income thereon except to the extent theretofore paid to the Company), the Trustee shall have no responsibility in respect of such loss except that the Trustee shall notify the Company of the amount of such loss and the Company shall promptly pay such amount to the Trustee to be credited as part of the moneys originally invested.

       Section 4.06. Moneys To Be Held in Trust. All moneys required to be deposited with or paid to the Trustee for the account of any Fund under any provisions of this Indenture shall be held by the Trustee in trust, and, except for (i) moneys in the Bond Purchase Fund, and (ii) moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption for which has been duly given, shall, while held by the Trustee, constitute part of the Trust Estate and be subject to the security interest created hereby.

       Section 4.07.  Repayment to Company from Indenture Funds.  Subject to
Section 3.11 hereof, any amounts remaining in any Fund created under this Indenture, after payment in full of the Bonds in accordance with Article V hereof, the reasonable fees, charges and expenses of the Issuer, the Trustee and any co-trustee appointed hereunder, and all other amounts required to be paid hereunder or under the Agreement, shall be paid, upon the expiration of, or upon the sooner termination of, the terms of this Indenture, to the Company.

       Section 4.08. Custody of Funds and Accounts. All Funds created pursuant to this Indenture shall be in the custody of the Trustee but held in trust, in the name of the Issuer, for the benefit of the Bondholders (other than amounts held in the Bond Purchase Fund).

       Section 4.09. Exemption from Federal Income Taxation. The Issuer will not knowingly take any action, or omit to take any action, which action or omission will adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds, and in the event of such action or omission will promptly, upon receiving knowledge thereof, take all lawful actions, based on advice of counsel and at the expense of the Company, as may rescind or otherwise negate such action or omission.

       Section 4.10.  Covenants Regarding Rebate.

       (a) A special Rebate Fund is hereby established by the Issuer. The Rebate Fund shall be for the sole benefit of the United States of America and shall not be subject to the claim of any other person, including without limitation the bondholders. The Rebate Fund is established for the purpose of complying with section 148 of the Code and the Treasury Regulations promulgated pursuant thereto. The money deposited in the Rebate Fund, together with all investments thereof and investment income therefrom, shall be held in trust and applied solely as provided in this section. The Rebate Fund is not a portion of the Trust Estate and is not subject to the lien of this Indenture. Notwithstanding the foregoing, the Trustee with respect to the Rebate Fund is afforded all the rights, protections and immunities otherwise accorded to it hereunder.

       (b) Within ten days after the close of each fifth anniversary date of the issuance of the Bonds, the Trustee shall receive from the Company a computation in the form of a certificate of an authorized officer of the Company of the amount of "Excess Earnings," if any, for the period beginning on the date of delivery of the Bonds and ending at the close of such "Bond Year" and the Company shall pay to the Trustee for deposit into the Rebate Fund an amount equal to the difference, if any, between the amount then in the Rebate Fund and the Excess Earnings so computed. The term "Bond Year" means with respect to the Bonds each one-year period ending on the anniversary of the date of delivery of the Bonds or such other period as may be elected by the Issuer in accordance with the Regulations and notice of which election has been given to the Trustee. If, at the close of any Bond Year, the amount in the Rebate Fund exceeds the amount that would be required to be paid to the United States of America under paragraph (d) below if the Bonds had been paid in full, such excess may be transferred from the Rebate Fund and paid to the Company at the written instructions of the Company, and the Company shall use for such purposes for which, or to be redeposited to such fund from which, such amounts were originally derived.

       (c) In general, "Excess Earnings" for any period of time means the sum of

             (i)    the excess of --

                    (A) the aggregate amount earned during such period of time on all "Nonpurpose Investments" (including gains on the disposition of such Obligations) in which "Gross Proceeds" of the issue are invested (other than amounts attributable to an excess described in this subparagraph (c)(i), over

                    (B) the amount that would have been earned during such period of time if the "Yield" on such Nonpurpose Investments (other than amounts attributable to an excess described in this subparagraph (c)(i)) had been equal to the yield on the issue, plus

             (ii) any income during such period of time attributable to the excess described in subparagraph (c)(i) above.

       The term Nonpurpose Investments, Gross Proceeds, and Yield shall have the meanings given to such terms in section 148 of the Code and the Regulations promulgated pursuant to such section.

       (d) The Trustee shall pay to the United States of American at least once every five years, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, an amount that ensures that at least 90 percent of the Excess Earnings from the date of delivery of the Bonds to the close of the period for which the payment is being made will have been paid. The Trustee shall pay to the United States of America not later than 60 days after the Bonds have been paid in full, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, 100 percent of the amount then required to be paid under section 148(f) of the Code as a result of Excess Earnings.

       (e) The amounts to be computed, paid, deposited or disbursed under this section shall be determined by the Company acting on behalf of the Issuer within ten days after each fifth anniversary of the issuance of the Bonds after the date of issuance of each issue or series of Bonds. By such date, the Company shall also notify, in writing, the Trustee and the Issuer of the determinations the Company has made and the payment to be made pursuant to the provisions of this section. Upon written request of any registered owner of Bonds, the Company shall furnish to such registered owner of Bonds a certificate (supported by reasonable documentation, which may include calculation by Bond Counsel or by some other service organization) showing compliance with this section and other applicable provisions of section 148 of the Code.

       (f) The Trustee shall maintain a record of the periodic determinations by the Company of the Excess Earnings for a period beginning on the first anniversary date of the issuance of the Bonds and ending on the date six years after the final retirement of the Bonds. Such records shall state each such anniversary date and summarize the manner in which the Excess Earnings, if any, was determined.

       (g) If the Trustee shall declare the principal of the Bonds and the interest accrued thereon immediately due and payable as the result of an Event of Default specified in the Indenture, or if the Bonds are optionally or mandatorily prepaid or redeemed prior to maturity as a whole in accordance with their terms, any amount remaining in any of the funds shall be transferred to the Rebate Fund at the written instructions of the Company, to the extent that the amount therein is less than the Excess Earnings computed by the Company as of the date of such acceleration or redemption, and the balance of such amount shall be used immediately by the Trustee for the purpose of paying principal of, redemption premium, if any, and interest on the Bonds when due. In furtherance of such intention, the Issuer hereby authorizes and directs its Chairman to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

       (h) The requirements contained in this Section relating to the computation and payment of Excess Earnings shall not be applicable if all Gross Proceeds of the Bonds are expended within 180 days of the Issue Date.

                                      ARTICLE V

                               DISCHARGE OF INDENTURE

       Section 5.01. Discharge. If the Issuer shall pay or cause to be paid, or there shall be otherwise paid, or provision shall be made to or for the Owners of all Bonds for the payment of, the principal, premium, if any, and interest due or to become due on the Bonds at the times and in the manner stipulated therein, and if the Issuer shall not then be in default under any of the other covenants and promises in such Bonds and this Indenture to be kept, performed and observed by it or on its part, and if the Issuer shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof or of the Bonds and of the Agreement, then, except for the rights, protections and immunities of the Trustee under Article VII hereof, these presents and the interest in the Trust Estate and rights hereby granted shall cease, determine and be void, and the Trustee shall take such actions as may be necessary to evidence the cancellation and discharge of the lien of this Indenture. Any Bond, other than a Bond in the Daily or the Weekly Mode, shall be deemed to be paid within the meaning of this Article V and for all purposes of this Indenture when (i) payment of the principal of, and applicable premium, if any, on such Bond plus the interest thereon to the due date thereof (whether such due date be by reason of maturity or upon redemption as provided in this Indenture or otherwise), or, in the case of a Bond in the Flexible Mode, the Monthly Mode, the Quarterly Mode, the Semiannual Mode or the Multiannual Mode, to the date next following on which such Bond is required to be, or may at the option of the Owner be, tendered for purchase, shall have been provided to the Trustee by irrevocably depositing with the Trustee, in trust, and the Trustee shall have irrevocably set aside exclusively for such payment, any combination of (1) moneys provided by the Company sufficient to make such payment and/or (2) Government Obligations (acquired with moneys provided by the Company) not subject to redemption or prepayment and maturing as to principal and interest in such amounts and at such times as will, in the opinion of an independent certified public accountant delivered to the Trustee, provide sufficient moneys to make such payment without reinvestment (and there shall be no reinvestment); (ii) all necessary and proper fees, compensation and expenses of the Trustee pertaining to the Bonds shall have been paid or the payment thereof provided for to the satisfaction of the Trustee; (iii) if any Bonds are to be redeemed on any date prior to their maturity, the Trustee shall have received in form satisfactory to it irrevocable instructions from an Authorized Company Representative to redeem such Bonds on such date and either evidence that all redemption notices required by this Indenture have been given or irrevocable power authorizing the Trustee to give such redemption notices has been given; and (iv) there shall be delivered to the Trustee and the Issuer an opinion of Bond Counsel to the effect that the deposit of such moneys will not adversely affect the excludability from gross income for purposes of federal income taxation of interest on any of the Bonds.

                                     ARTICLE VI

                           EVENTS OF DEFAULT AND REMEDIES

       Section 6.01. Events of Default. Each of the following events is hereby defined as, and declared to constitute an "Event of Default" under this
Indenture:

             (i) default in the due and punctual payment of the principal of or premium, if any, on any Outstanding Bond, as the same shall become due and payable, whether at the stated maturity thereof, upon any proceedings for redemption, or upon the maturity thereof by declaration of acceleration;

             (ii) default in the due and punctual payment of the interest on any Outstanding Bond, as the same shall become due and payable, and (i) if such Bond bears interest at a Flexible, Daily, Weekly, Monthly, Quarterly or Semiannual Rate, the continuation of such default for a period of one Business Day or more or (ii) if such Bond bears interest at a Multiannual or Fixed Rate, the continuation of such failure for a period of sixty days or more;

             (iii) default in the due and punctual payment of the Purchase Price of any Outstanding Bond, as the same shall become due and payable;

             (iv) default by the Issuer in its performance or observance of any of the other covenants, agreements or conditions contained in the Indenture, and the continuation thereof without corrective action for the period after notice specified in Section 6.12 hereof ;

             (v) an Event of Default (as defined in the Agreement) has occurred and is continuing under the Agreement; or

             (vi) receipt by the Trustee of a written notice from the Bank stating that an Event of Default has occurred under the Letter of Credit Agreement and directing the Trustee to declare the principal of the outstanding Bonds immediately due and payable.

       Section 6.02. Acceleration. If any Event of Default occurs and is continuing, the Trustee (with the written consent of the Bank) may, and upon request of the Bank or the owners of at least 25% in principal amount of all Bonds then Outstanding, or with respect to an Event of Default under subsection 6.01(vi) hereof, shall, by notice in writing to the Issuer, the Bank and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable; and upon such declaration the said principal, together with interest accrued thereon to the date of acceleration, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee shall immediately declare all payments under the Agreement pursuant to Section 5.04 thereof to be due and payable immediately.

       Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer, the Company, the Paying Agent, the Bank and the Remarketing Agent of the occurrence of such acceleration. Upon the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

       Upon any such declaration hereunder, the Trustee shall immediately, on the date of such declaration, draw upon the Letter of Credit to the full extent permitted by the terms thereof (such drawing to include amounts in respect of interest accruing on the Bonds through the date payment of such drawing by the Bank is due). Upon receipt by the Trustee of payment of the full amount drawn on the Letter of Credit and provided sufficient moneys are available in the Bond Fund to pay pursuant to Section 4.03 all sums due on the Bonds, (i) interest on the Bonds shall cease to accrue and (ii) the Bank shall succeed to and be subrogated to the right, title and interest of the Trustee and the Registered Owners in and to the Agreement, all funds held under this Indenture (except any funds held in the Bond Fund or the Bond Purchase Fund which are identified for the payment of the Bonds or of the Purchase Price of undelivered Bonds) and any other security held for the payment of the Bonds, all of which, upon payment of any fees and expenses due and payable to the Trustee pursuant to the Agreement or this Indenture, shall be assigned by the Trustee to the Bank.

       If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also performs all other things in respect to which it may have been in default hereunder and pays the reasonable charges of the Trustee and the Bondholders, including reasonable and necessary attorneys' fees, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder; provided that there shall be no annulment of any declaration resulting from (A) any Event of Default specified in subsection 6.01(vi) without the prior written consent of the Bank or (B) any Event of Default which has resulted in a drawing under the Letter of Credit unless the Trustee has received written notice from the Bank that the Letter of Credit has been fully reinstated or an Alternate Letter of Credit has been provided pursuant to Article X hereof. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Company. Immedi-ately upon such annulment, the Trustee shall cancel, by notice to the Company, any demand for prepayment of all amounts due under the Agreement made by the Trustee pursuant to this Section. The Trustee shall promptly give written notice of such annulment to the Issuer, the Bank, the Company, the Paying Agent, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Bondholders, shall give notice thereof to the Bondholders.

       Section 6.03. Other Remedies; Rights of Bond Owners. Upon the occurrence of any Event of Default, the Trustee may pursue any available remedy by suit at law or in equity to enforce the payment of the principal of, premium, if any, and interest on the Bonds then outstanding, and the performance by the Issuer of its obligations hereunder, including, without limitation, the following:

             (i) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders and require the Issuer to carry out its obligations under this Indenture and the Acts;

             (ii)   bring suit upon the Bonds;

             (iii) by action, suit or proceeding at law or in equity, require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

             (iv) by action, suit or proceeding at law or in equity, enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

Any judgment against the Issuer shall be enforceable only against the Trust Estate. There shall not be authorized any deficiency judgment against any assets of, or the general credit of, the Issuer. Subject to the prior rights of the Bond Owners, the Issuer shall be entitled to reimbursement for any of its expenses in connection with such proceeding from any available funds in the Trust Estate.

       If any Event of Default shall have occurred, and if requested to do so in writing by the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding, and if indemnified as provided in Section 7.01(l) hereof, the Trustee shall be obligated to exercise one or more of the rights and powers conferred by this Section 6.03, or by Section 6.02 hereof as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Bond Owners, unless the Trustee shall determine, upon the advice of counsel, that to take such action will prejudice the rights of the majority of the Bond Owners.

       No remedy conferred upon or reserved to the Trustee or the Bond Owners by the terms of this Indenture is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to any other remedy given to the Trustee or the Bond Owners hereunder or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or Event of Default or an acquiescence therein; and every such right and power may be exercised from time to time as often as may be deemed expedient. No waiver of any default or Event of Default hereunder, whether by the Trustee or the Bond Owners, shall extend to or affect any subsequent default or Event of Default, or impair any right or remedy consequent thereon.

       Section 6.04. Right of Bond Owners to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, upon the occurrence of an Event of Default, the Owners of a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or for any other proceedings hereunder, other than for the payment of the principal of, premium, if any, and interest on the Bonds or any part thereof; provided, however, that direction shall not be otherwise than in accordance with the provisions of law and this Indenture and shall be accompanied by an indemnity as provided in Section 7.01(1) hereof.

       Section 6.05. Appointment of Receiver. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and the Bond Owners under this Indenture, the Trustee shall be entitled, as a matter of right, to request the appointment of a receiver or receivers of the Trust Estate and the revenues, issues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

       Section 6.06. Waiver of Certain Laws. Upon the occurrence of an Event of Default, to the extent that such rights may then lawfully be waived, neither the Issuer, nor anyone claiming through or under it, shall claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Indenture. The Issuer, for itself and all who May claim through or under it, hereby waives, to the extent that it lawfully May do so, the benefit of all such laws.

       Section 6.07. Application of Moneys. All moneys relating to the Bonds received by the Trustee pursuant to any right given or action taken under the provisions of this Article VI shall (after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the fees and expenses, liabilities and advances of the Issuer and the Trustee, it being understood that such payment shall not be made from any moneys already held for the benefit of the Bondholders) be deposited in the Bond Fund, and all moneys in the Bond Fund shall be applied as follows:

             (i) Unless the principal of all the Bonds Outstanding shall have become or been declared due and payable, all such moneys shall be applied:

             First: to the payment of the fees, counsel fees, and advances and expenses of the Trustee and of the receiver, if any, and all costs and disbursements allowed by the court if there be any court action, and all other Trustee expenses accrued hereunder.

             Second: (a) in case the principal of the Bonds shall not have become due, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest, so far as the same may be legally enforceable, on the overdue installments thereof at the highest rate borne by any Outstanding Bonds, such payments to be made ratably to the persons or parties entitled thereto, without discrimination or preference; or

                     (b) in case the principal of any of the Bonds shall have become due, by declaration or otherwise, first to the payment of the interest in default, in the order of the maturity of the installments of such interest, and thereafter to the payment of the principal of, and premium, if any, on all Bonds then due with interest, so far as the same may be legally enforceable, on the overdue interest and principal (including premium) at the highest rate borne by any Outstanding Bonds, such payments, respectively, to be made ratably to the persons or parties entitled thereto, without discrimination or preference.

             Third: to the payment of the Issuer's counsel fees and other expenses, if any.

             Fourth: to the payment of the surplus, if any, to whomever is lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

             (ii) If the principal of all the Outstanding Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied first to the payment of any amounts owed to the Trustee and second to the payment of the principal, premium, if any, and interest then due on such Bonds, without preference or priority of principal and premium over interest or of interest over principal and premium, or of any installment or interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal, premium, if any, and interest, to the persons entitled thereto, without any discrimination or privilege.

             (iii) If the principal of all the Outstanding Bonds shall have been declared due and payable by acceleration, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article VI, then the moneys shall be applied in accordance with the provisions of subsection (i) above; provided, however, that in the event that the principal of all the Bonds shall later become due or be declared due and payable by acceleration, the moneys shall be applied in accordance with the provisions of subsection (ii) of this Section 6.07.

       Whenever moneys are to be applied pursuant to the provisions of this
Section 6.07, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine is appropriate upon due consideration of the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future.

       Whenever the Trustee shall apply such funds it shall fix the date of application, which shall be an Interest Payment Date unless it shall deem, in the reasonable exercise of its discretion, another date more suitable. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date.

       Section 6.08. Remedies Vested in Trustee. All rights of action (including the right to file proofs of claim) under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bond or the production thereof in any trial or proceedings related thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiff or defendant the Owner of any Bond.

       Section 6.09. Rights and Remedies of Bond Owners. No Owner of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless:

             (i) an Event of Default has occurred of which the Trustee has been notified as provided in Section 7.01(h) hereof, or of which by said
       Section 7.01(h) the Trustee is deemed to have notice;

             (ii) the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in the name or names of such Owners, and shall have offered to the Trustee indemnity as provided in Section 7.01(1) hereof; and

             (iii) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name within 60 days;

and such notification, request and offer of indemnity are hereby declared in every case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder. No one or more Owners of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by such Owners' action, and all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and (except as herein otherwise provided) for the equal and ratable benefit of the Owners of all Bonds then Outstanding. Nothing in this Indenture, however, shall affect or impair the right of any Owner to enforce the payment of the principal of, premium, if any, and interest on any Bond owned by such Owner at and after the maturity thereof, or the obligation of the Issuer to pay the principal of, premium, if any, and interest on any Bond to the owner thereof at the time and place, from the source, and in the manner expressed in such Bond. Nothing contained herein shall be construed as permitting or affording any Owner a right or cause of action against the Trustee or in respect of the Bonds where a default has been waived under
Section 6.11 hereof or cured under Section 6.12 hereof.

       Section 6.10. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Owners shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

       Section 6.11. Waivers of Events of Default. The Trustee may waive any default or Event of Default hereunder and its consequences and shall do so upon the written request of the Owners of a majority in aggregate principal amount of the Bonds then Outstanding, provided, however, that the Trustee may not waive an Event of Default described in subparagraphs (i), (ii) or (iii) of
Section 6.01 hereof without the written consent of the Owners of all of the Bonds or in subparagraph (vi) of Section 6.01 without the written consent of the Bank.

       Section 6.12. Notice of Default; Opportunity to Cure Defaults. (a) Anything herein to the contrary notwithstanding, no default under Section 6.01(iv) hereof or under Section 6.01(d) of the Agreement shall constitute an Event of Default hereunder until actual notice of such default by registered or certified mail shall be given to the Issuer and the Company by the Trustee or the Owners of not less than 25% in aggregate principal amount of all Bonds Outstanding, and the Issuer and the Company shall have had 90 days after receipt of such notice, at their option, to correct said default or to cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within the applicable period; provided, however, that if said default be such that it can be corrected, but cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer and the Company, or either of them, within the applicable period and diligently pursued until the default is corrected.

       (b) Upon the occurrence of an Event of Default or upon the giving of written notice to the Issuer and the Company of a default, the Trustee shall give notice thereof by first-class mail to the Owners of all Bonds then Outstanding and, subject to Section 7.03 hereof, to persons or entities which provide evidence acceptable to the Trustee that such person or entity has legal or beneficial interest in at least $1,000,000 in principal amount of Bonds.

       (c) With regard to any default concerning which notice is given under the provisions of this Section 6.12, the Issuer, to the full extent permitted by law, hereby grants the Company full authority to perform and observe for the account of the Issuer any covenants or obligation alleged in said notice not to have been performed or observed in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts, with power of substitution. The Trustee hereby consents to such grant of authority.

                                     ARTICLE VII

                                     THE TRUSTEE

       Section 7.01. Acceptance of Trust. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

       (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. Subject to the limitation on the liability of the Trustee contained in Section 7.01(g), in case an Event of Default has occurred of which the Trustee is deemed hereunder to have knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees, but shall not be answerable for the conduct of the same if chosen with due care. The Trustee shall be entitled to advice of counsel of its selection concerning all matters of trust hereof and the duties hereunder, and in all cases may pay such reasonable compensation and expenses to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trust hereof. The Trustee may act upon the opinion or advice of any attorneys approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action exercised in good faith in reliance upon such opinion or advice.

       (c) The Trustee shall not be responsible for any recital herein or in the Bonds (other than the certificate of authentication thereon), the legality, sufficiency or validity of this Indenture, the Agreement, the Bonds or any document or instrument relating thereto; the recording or filing of any instrument required by this Indenture to secure the Bonds; insuring the Projects or collecting any insurance proceeds; the validity of the execution by the Issuer of this Indenture or of any supplement hereto or of any instrument of further assurance; or the validity, priority, perfection or sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or otherwise as to the maintenance of the security hereof, except for the filing of Uniform Commercial Code continuation statements as directed in writing by the Company pursuant to Section 3.05 hereof.

       (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder or for the use or application by the Company of any moneys disbursed by the Trustee in accordance with the provisions hereof. To the extent permitted by law, the Trustee may in good faith buy, sell, own and hold any of the Bonds and may join in any action which any Bond Owner may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee may also engage in or be interested in financial or other transactions with the Issuer or the Company; provided, however, that if the Trustee determines that any such relationship is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Trustee. To the extent permitted by law, the Trustee may also purchase Bonds with like effect as if it were not the Trustee.

       (e) The Trustee shall be protected in acting upon, and may conclusively rely upon, any notice, request or other paper or document reasonably believed to be genuine and correct, and reasonably believed to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request, authority or consent of any person who at the time of making such request or giving such authority or consent is the Owner of any Bond, shall be conclusive and binding upon all future Owners of the same Bond and any Bond issued in replacement therefor.

       (f) As to the existence or nonexistence of any fact, or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by a duly authorized representative of the Issuer or the Company as sufficient evidence of the facts therein contained; and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this Section 7.01, or of which by said subsection (h) it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient. The Trustee may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of an Authorized Issuer Representative to the effect that a resolution in the form therein set forth has been adopted, and is in full force and effect.

       (g) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty. The Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of its powers and duties under this Indenture.

       (h) The Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default hereunder, or in any other document or instrument executed in connection with the execution and delivery of the Bonds, except an Event of Default under Section 6.01(i), (ii) or (iii) hereof or Section 6.01(a), (b), or (c) of the Agreement, unless the Trustee shall be specifically notified in writing of such default or Event of Default by the Issuer, the Company or the Owners of at least 25% in aggregate principal amount of the Bonds then Outstanding. All notices or other instruments required by this Indenture to be delivered to the Trustee shall be delivered at the principal corporate trust office of the Trustee, and, in the absence of such notice so delivered, the Trustee may conclusively assume there is no default except as aforesaid.

       (i) At any and all reasonable times, the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right to inspect fully all books, papers and records of the Issuer pertaining to the Agreement and the Bonds, and to take such photocopies and memoranda therefrom and in regard thereto as may be desired.

       (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

       (k) Notwithstanding anything contained elsewhere in this Indenture, the Trustee shall have the right, but not the obligation, to demand, in respect of the withdrawal of any amount, the release of any property, or the taking of any action whatsoever within the purview of this Indenture, any showing, certificate, opinion, appraisal or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof as a condition of such action by the Trustee, as deemed desirable for the purposes of establishing the right of the Issuer or the Company to the withdrawal of any amount, the release of any property or the taking of any other action by the Trustee.

       (l) Before taking any action referred to in Article VI or Section 7.04 hereof (except with respect to acceleration of the Bonds and payment of the Bonds upon such acceleration), the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses which it may incur and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, by reason of any action so taken.

       (m) All moneys received by the Trustee shall, until used, applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds, except to the extent required by law or this Indenture. The Trustee shall be under no liability for interest on any moneys received hereunder.

       (n) Notwithstanding the effective date of this Indenture or anything to the contrary in this Indenture, the Trustee shall have no liability or responsibility for any act or event relating to this Indenture which occurs prior to the date the Trustee formally executes this Indenture and commences acting as Trustee hereunder.

       (o) Upon the execution of this Indenture, the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

       (p) No provision of this Indenture shall be deemed to require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of such funds or, in the alternative, adequate indemnity against such risk or liability is not reasonably assured to it.

       (q) The Trustee has no obligation or liability to the Bondholders for the payment of interest or premium, if any, on or principal of the Bonds, but rather the Trustee's sole obligations are to administer, for the benefit of the Company and the Bondholders, the various Funds and Accounts established hereunder.

       (r) In the event the Trustee shall receive inconsistent or conflicting requests and indemnity from two or more groups of Bondholders, each representing less than a majority of the aggregate principal amount of the Bonds then Outstanding, the Trustee may determine what action, if any, shall be taken.

       (s) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility with respect to any information in any Official Statement or other disclosure material distributed with respect to the Bonds. The Trustee shall have no responsibility for compliance with securities laws in connection with issuance of the Bonds.

       (t) The Trustee's immunities and protections from liability, and its right to payment of compensation and indemnification in connection with performance of its duties and obligations under the Indenture and the Agreement, shall survive the Trustee's resignation or removal, or the final payment of the Bonds.

       (u) In acting or omitting to act pursuant to the provisions of the Agreement, the Trustee shall be entitled to all of the rights, protections and immunities accorded to the Trustee under the terms of this Indenture, including but not limited to those set out in this Article VII.

       Section 7.02. Fees, Charges and Expenses of Trustee. (a) The Issuer has agreed with the Company in the Agreement that, as part of the Installment Payments the Company shall pay to the Trustee its charges for performing the duties of Trustee, Bond Registrar, and Paying Agent for the Bonds. It is agreed by the Trustee that the Company may, without causing or creating a default or Event of Default hereunder, contest in good faith (and withhold payment of the contested amount until such contest is resolved) the reasonableness of any of the foregoing charges for service. All payments due the Trustee for such charges, fees, or expenses shall be paid by the Company upon prompt presentation of an invoice therefor and no such charges, fees, or expenses shall be charged against or be payable by the Issuer. Until the Trustee is paid in full pursuant to its final notice, the rights of the Trustee under this Section 7.02 shall survive the payment in full of the Bonds and the discharge of this Indenture.
       (b)   In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by an Owner pursuant to enforcement of the payment of the principal of or interest hereunder or a suit by Owners of more than 10% in principal amount of the then Outstanding Bonds.

       Section 7.03. Trustee to Provide Additional Notices. (a) Upon written request of any Owner of Bonds in an aggregate principal amount of at least $1,000,000 (or any person or entity which provides written evidence acceptable to the Trustee that such person or entity has a legal or beneficial interest in Bonds in an aggregate principal amount of at least $1,000,000), the Trustee shall give an additional copy of any notice to be given by the Trustee under this Indenture by first-class mail to a second address specified by such Bond Owner, person or entity. Any such additional notices shall be given simultaneously with the original notices.

       (b) Upon written request of any person or entity which provides evidence acceptable to the Trustee that such person or entity has a legal or beneficial interest in at least $1,000,000 in principal amount of the Bonds, the Trustee shall for the calendar year in which such request is received provide one or more of the following as requested to such person or entity:
(i) notices of redemption pursuant to Section 2.06; (ii) notices of default pursuant to Section 6.12(b); (iii) copies of all notices to which such person or entity is entitled under the Indenture to a specific second address pursuant to Section 7.03(a); and (iv) outstanding balances by maturity, redemption history, including redemption date, amount and sources of funds, and distribution of the call to maturity.

       Section 7.04. Intervention by Trustee. In any judicial proceeding to which the Issuer or the Company is a party, and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Owners of the Outstanding Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall do so if requested in writing by the Owners of at least 25% in aggregate principal amount of the Bonds then Outstanding, and when provided with sufficient indemnity pursuant to Section 7.01(1) hereof.

       Section 7.05. Successor Trustee by Merger. Subject to Section 7.11 hereof, any corporation or association into which the Trustee may be converted or merged, with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall (if it is qualified to be Trustee hereunder) be and become the Trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretions, immunities, privileges, responsibilities, obligations and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto.

       Section 7.06. Resignation by Trustee. The Trustee may resign from the trusts hereby created by giving written notice to the Issuer, the Company and the Owners of the Bonds then Outstanding, and shall so resign whenever it ceases to be qualified to act as Trustee hereunder. Such notice may be sent by first class mail, postage prepaid, to the Owners of the Bonds, and by certified mail, postage prepaid, to the Issuer and the Company. Such resignation shall take effect upon the appointment of a successor Trustee. If no successor Trustee is appointed pursuant to Section 7.08 hereof within 30 days after the delivery of such notice, a temporary Trustee may be appointed by the Issuer, pursuant to Section 7.08 hereof. If no successor Trustee or temporary Trustee is appointed within 45 days after delivery of such notice, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       Section 7.07. Removal of Trustee. The Trustee may be removed at any time by an instrument or substantially concurrent instruments in writing delivered to the Trustee and the Bond Owners and signed by the Issuer and the Company. Such removal shall take effect upon the appointment of a successor Trustee.

       Section 7.08. Appointment of Successor Trustee. In case the Trustee shall resign, be removed, be dissolved, be in the course of dissolution or liquidation or otherwise become incapable of acting or not qualified to act hereunder, or in case the Trustee shall be taken under the control of any public officer or officers or a receiver appointed by a court, a successor may be appointed by the Issuer with the consent of the Company.

       Section 7.09. Successor Trustee by Appointment. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, the Company and the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with the title to the Trust Estate and all of the trust powers, discretions, immunities, privileges, responsibilities, obligations and all other matters of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article VII, shall be filed and/or recorded by the successor Trustee in each recording office where this Indenture shall have been filed and/or recorded. No appointment of a successor Trustee hereunder shall become effective unless such successor meets the qualifications set forth in Section 7.11.

       Section 7.10. Appointment of Separate Trustee or Co-Trustee. It is the intent of the parties to this Indenture that there shall be no violations of any law of any jurisdiction (including particularly the laws of the State) denying or restricting the rights of banking corporations or associations to transact business as a trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in the case of enforcement of this Indenture on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that, subject to the qualifications set forth in Section 7.11 hereof, the Trustee appoint an additional institution as a separate trustee or co-trustee. The following provisions of this Section 7.10 are adapted to these ends.

       If the Trustee appoints an additional institution as a separate trustee or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, duty, obligation, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed by the Trustee with respect thereto shall be exercisable by, vested in and conveyed to such separate trustee or co-trustee, but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary for the exercise thereby by such separate trustee or co-trustee shall run to and be enforceable by either of them.

       Should any instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully vesting in and confirming to them such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. If any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting or not qualified to act, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

       The appointment of any separate trustee or co-trustee shall be subject to written approval of the Company so long as no Event of Default has occurred and is continuing under this Indenture.

       Section 7.11. Qualifications. (a) Each successor to the Trustee pursuant to Sections 7.05 and 7.09 hereof and each separate trustee or co-trustee (if any) pursuant to Section 7.10 shall at all times be a bank or trust company which (i) is organized as a corporation or banking association and doing business under the laws of the United States or any state thereof,
(ii) is authorized under such laws to exercise corporate trust powers and to perform all the duties imposed upon it by this Indenture and the Agreement,
(iii) is subject to supervision or examination by federal or state authority,
(iv) has combined capital and surplus (as set forth in its most recent published report of condition) of at least $50,000,000, and (v) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent nor have had a receiver appointed for itself or for any of its property, nor have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

       (b) Should the Trustee or any separate trustee or co-trustee at any time cease to be eligible, pursuant to this Section 7.11, to act as Trustee or co-trustee (as the case may be), it shall promptly notify the Owners of all Outstanding Bonds, the Issuer and the Company of such fact. Any such notice shall set forth all the relevant facts known to the Trustee.

                                    ARTICLE VIII

                                THE REMARKETING AGENT

       Section 8.01. The Remarketing Agent. At the direction of the Company, Morgan Stanley & Co. Incorporated is hereby appointed by the Issuer as Remarketing Agent for the Bonds. The Remarketing Agent shall act as remarketing agent as provided in this Indenture, and, in accordance with the agreement between the Remarketing Agent and the Company shall remarket Bonds required to be purchased pursuant to Sections 2.10 and 2.11 hereof. The Issuer shall, at the direction of the Company, appoint any successor Remarketing Agent for the Bonds, subject to the conditions set forth in
Section 8.02 hereof. The Remarketing Agent shall designate its principal office to the Trustee and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which the Remarketing Agent will agree, particularly, to:

       (a) determine the Flexible Rates, Daily Rates, Weekly Rates, Monthly Rates, Quarterly Rates, Semiannual Rates, Multiannual Rates and Fixed Rates and give notice of such rates in accordance with Section 2.02 and the form of Bond set forth in Section 2.03 hereof;

       (b) keep such books and records with respect to its duties as remarketing agent as shall be consistent with prudent industry practice; and

       (c) remarket Bonds in accordance with this Indenture and the Remarketing Agreement.

       Section 8.02. Qualifications of Remarketing Agent. The Remarketing Agent shall be authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may resign and be discharged of the duties and obligations created by this Indenture or may be removed, at the times and in the manner set forth in the Remarketing Agreement.

       In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there is no successor, to the Trustee.

       In the event that the Company should fail to direct the Issuer to appoint a Remarketing Agent hereunder, or in the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Company shall not have appointed its successor as Remarketing Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 8.02 shall ipso facto be deemed to be the Remarketing Agent for all purposes of this Indenture until the appointment by the Company of the Remarketing Agent or successor Remarketing Agent, as the case may be; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds or determine the interest rates on the Bonds or to perform the duties set forth in Sections
2.02 and 2.03 hereof.

                                     ARTICLE IX

                               SUPPLEMENTAL INDENTURES

       Section 9.01. Supplemental Indentures Not Requiring Consent of Bond Owners. Subject to the terms and provisions of Sections 9.03 and 9.04 of this Indenture, the Issuer and the Trustee may, but shall not be obligated to, without the consent of, or notice to, any of the Bond Owners, enter into an indenture or indentures supplemental to this Indenture, for any one or more of the following purposes: (i) to cure any ambiguity, formal defect or omission in this Indenture or to make such other changes which shall not have a material adverse effect upon the interests of the Bond Owners; (ii) to grant to or confer upon the Trustee, for the benefit of the Bond Owners, any additional rights, remedies, powers or authorities, or any additional security, that may lawfully be granted to or conferred upon the Owners or the Trustee; (iii) to subject to this Indenture additional revenues, properties or collateral; (iv) to modify, amend or supplement this Indenture, or any indenture supplemental hereto, in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States, and if the Issuer so determines, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by the Trust Indenture Act of 1939, as amended, or any similar federal statute; (v) to add to the covenants and agreements of the Issuer contained in this Indenture other covenants and agreements thereafter to be observed for the protection of the Owners or to surrender or limit any right, power or authority herein reserved to or conferred upon the Issuer;
(vi) effective upon any Conversion Date to a new Mode, to make any amendment affecting only the Bonds being converted, including revision to Authorized Denominations; (vii) to add provisions relating to the partial conversion of Bonds to a new Mode; (viii) to provide for an Alternate Letter of Credit, or to provide for any other credit enhancement or for no credit enhancement in accordance with Section 10.05 of this Indenture, (ix) to conform to the requirements of any Rating Agency and (x) to add provisions permitting a mandatory tender of Bonds in lieu of redemption.

       Section 9.02.  Supplemental Indentures Requiring Consent of Bond Owners.
(a) Exclusive of supplemental indentures covered by Section 9.01 hereof, this Indenture may be amended or supplemented only as provided in this Section
9.02.

       (b)  Subject to the terms and provisions contained in Sections 9.03 and
9.04 of this Indenture, the Owners of a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, to approve the execution by the Issuer and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purposes of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture.

       (c)  Subject to the terms and provisions contained in Sections 9.03 and
9.04 of this Indenture, if any proposed amendment or supplement affects only the Owners of Bonds in a particular Mode or Modes, the Owners of a majority in aggregate principal amount of the Bonds then Outstanding in such affected Mode or Modes shall have the right, from time to time, to approve the execution by the Issuer and the Trustee of such amendment or supplement.

       (d) If at any time the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be mailed by first class mail to each of the Bond Owners at the addresses of such Bond Owners indicated on the Registration Books. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Bond Owners. If, within 90 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the owners of the percentage required by this Section 9.02 or Section
9.03 hereof, as applicable, in aggregate principal amount of the Bonds Outstanding (or, as provided in subsection (c) above, of the Bonds Outstanding in a particular Mode or Modes) at the time of the execution of such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer (subject to Section 9.04) from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section and Section 9.04 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

       (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Owners entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Owners on such record date, or their duly designated proxies, and only such Owners, shall be entitled to consent to such supplemental indenture, whether or not such Owners remain Owners after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Owner be cancelled and of no further effect.

       Section 9.03. Limitation upon Amendments and Supplements. Nothing contained in Sections 9.01 and 9.02 hereof shall permit, or be construed as permitting, without the consent and approval of the Owners of all of the Bonds then Outstanding (i) an extension of the maturity of the principal of, or the time for payment of any redemption premium or interest on, any Bond or a reduction in the principal amount of any Bond, or the rate of interest or redemption premium thereon, or a reduction in the amount of, or extension of the time of any payment required by, any Bond; (ii) a privilege or priority of any Bond over any other Bond (except as herein provided); (iii) a reduction in the aggregate principal amount of the Bonds required for consent to such a supplemental indenture; (iv) the deprivation of the owner of any Bond then outstanding of the lien created by the Indenture; or (v) the amendment of this
Section 9.03. With respect to any amendment or supplement to be entered into pursuant to Sections 9.01 or 9.02 hereof, the Trustee shall be entitled to receive a Favorable Opinion.

       Section 9.04. Consent of Company Required. Anything herein to the contrary notwithstanding, an amendment or supplemental indenture under this
Article IX shall not become effective unless and until the Company shall have consented in writing to the execution and delivery thereof.

       Section 9.05. Amendments to Agreement. The Agreement may be amended by written agreement of the Issuer and the Company, provided that no amendment may be made which would adversely affect the rights of the Owners of any of the Outstanding Bonds without the consent of the Owners of a majority in aggregate principal amount of the Bonds then Outstanding of each Mode that would be so affected; and no amendment may be made which would (i) decrease the amounts payable under the Agreement; (ii) change the date of payment or prepayment provisions under the Agreement; or (iii) change the amendment provisions of the Agreement without the consent of all of the Owners of the Bonds adversely affected thereby, and provided further that the Agreement may be amended by written agreement of the Issuer and the Company in order to make conforming changes with respect to amendments made to this Indenture pursuant to Section 9.01 hereof.

       Section 9.06. Consent of Bank. Notwithstanding anything herein contained, so long as a Letter of Credit is held by the Trustee, no supplement or amendment shall be made to the Indenture or the Agreement without the prior written consent of the Bank.

       Section 9.07. Opinion of Counsel. In executing, or accepting any additional trusts created by any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                      ARTICLE X

                                  LETTER OF CREDIT

       Section 10.01. Extension or Replacement in Anticipation of Expiration. At least 25 days (or such shorter period as shall be acceptable to the Trustee) prior to the Interest Payment Date next preceding the Expiration Date of the current Letter of Credit, the Company may provide for the delivery to the Trustee of (i) an amendment to the Letter of Credit which extends the Expiration Date to a date that is not earlier than one year from its then current Expiration Date or (ii) in the case of Bonds bearing interest at Daily, Weekly, Flexible, Monthly, Quarterly or Semiannual Rates, an Alternate Letter of Credit issued by a national banking association, a bank, a trust company or other financial institution or credit provider, which shall have terms which are the same in all material respects (except Expiration Date and except any changes pursuant to this Indenture with respect to interest or premium coverage in connection with a concurrent interest rate reset or conversion) as the current Letter of Credit, which shall provide for automatic reinstatement of interest coverage and which shall have an Expiration Date that is not earlier than one year from the Expiration Date of the Letter of
Credit then in effect.   The institution issuing the Alternate Letter of
Credit must be such as to maintain a rating on the Bonds equal to or higher than the then current rating on the Bonds given by the Rating Agencies, and the Trustee shall have received, on or before the date of delivery of the Alternate Letter of Credit, written notice from the Rating Agencies that the issuance of the Alternate Letter of Credit and substitution thereof for the then current Letter of Credit will result in a rating on the Bonds equal to or higher than the then current rating on the Bonds. The Trustee shall not accept an Alternate Letter of Credit under this Section unless there shall have been delivered to the Trustee (A) a written notice from the Rating Agencies as provided in the immediately preceding sentence, (B) an opinion of counsel to the Bank satisfactory to the Trustee with respect to the validity, binding effect and enforceability of such Alternate Letter of Credit and (C) a Favorable Opinion. If the Letter of Credit is so extended or, in the case of Bonds bearing interest at Daily, Weekly, Flexible, Monthly, Quarterly or Semiannual Rates, if an Alternate Letter of Credit complying with the requirements of this Section is so provided, the mandatory tender for purchase pursuant to clause (c) of Section 2.11 shall not occur. Unless all of the conditions of this Section which are required to be met 25 days (or such shorter period as shall be acceptable to the Trustee) preceding the Interest Payment Date next preceding the Expiration Date of the Letter of Credit have been satisfied, the Trustee shall direct the Paying Agent to take all action necessary to call the Bonds for mandatory tender for purchase pursuant to clause (c) of Section 2.11 on the Interest Payment Date next preceding such Expiration Date; provided that if the Company shall have notified the Trustee in writing 25 days (or such shorter period as shall be acceptable to the Trustee) preceding the Interest Payment Date next preceding the Expiration Date of the Letter of Credit, that it expects to meet all the conditions for the delivery of an amendment extending the existing Letter of Credit, or the delivery of an Alternate Letter of Credit from a bank identified in such notice, meeting all of the requirements of this Section on or before the Interest Payment Date next preceding the Expiration Date of the existing Letter of Credit, then the notice of mandatory tender for purchase pursuant to the clause (c) of Section 2.11 shall state that it is subject to rescission, and the Paying Agent, at the direction of the Trustee, shall rescind such notice, if such conditions are so met by 12:00 noon, New York City time, on the third day prior to such Interest Payment Date (in which case such mandatory purchase shall not occur). The provisions of this Section with respect to the substitution of an Alternate Letter of Credit in the event that the Expiration Date of the Letter of Credit is not extended shall apply equally to the substitution of another Alternate Letter of Credit in the event that the Expiration Date of an existing Alternate Letter of Credit is not extended.

       Section 10.02. Other Replacement. The delivery of an Alternate Letter of Credit in anticipation of the expiration of the current Letter of Credit shall be governed by Section 10.01. Otherwise, the Company may provide for the delivery to the Trustee on any Interest Payment Date on which the Bonds are callable for optional redemption pursuant to Section 2.06(b), of (i) an Alternate Letter of Credit which shall have terms which are the same in all material respects (except as to Expiration Date and except any changes pursuant to this Indenture with respect to interest or premium coverage in connection with a concurrent interest rate reset or conversion) as the current Letter of Credit, which shall have an Expiration Date that is not less than one year from the date of its delivery and not sooner than the Expiration Date of the current Letter of Credit then in effect and which shall be issued by a national banking association, a bank, a trust company or other financial institution or credit provider, (ii) an opinion of counsel to the Bank satisfactory to the Trustee with respect to the validity, binding effect and enforceability of such Alternate Letter of Credit, and (iii) a Favorable Opinion; provided that Bonds bearing interest at a Multiannual Rate will be subject to mandatory tender for purchase pursuant to Section 2.11(c) on the date of any such replacement; and provided further that if the Purchase Price payable upon such mandatory tender for purchase includes any premium, the Trustee will not accept the Alternate Letter of Credit unless it has received written confirmation from the Bank which issued the Letter of Credit then in effect that it can draw under such Letter of Credit on the proposed replacement date in an aggregate amount sufficient to cover the entire Purchase Price, including premium. The institution issuing the Alternate Letter of Credit must be such as to maintain a rating on the Bonds equal to or higher than the then current rating on the Bonds given by the Rating Service. The replacement of the Letter of Credit by the Alternate Letter of Credit must not, by itself, adversely affect the current rating or ratings on the Bonds, and the absence of such an adverse effect shall be evidenced in writing by the Rating Service to the Trustee at or prior to such replacement. If the requirements set forth in this Section are met, then the Trustee shall accept such Alternate Letter of Credit on the Interest Payment Date on which the replacement is to occur and promptly surrender for cancellation the previously held Letter of Credit to the issuer thereof in accordance with the terms of such Letter of Credit. In the case of Bonds bearing interest at a Multiannual Rate, the Alternate Letter of Credit and the opinions described above must be delivered to the Trustee at least 25 days (or such shorter period as shall be acceptable to the Trustee) prior to the proposed replacement date; provided that if such items have not been delivered to the Trustee, but the Company shall have notified the Trustee in writing 25 days (or such shorter period as shall be acceptable to the Trustee) prior to the proposed replacement date, that it expects to meet all of such conditions for the delivery of an Alternate Letter of Credit from a bank identified in such notice on or before the proposed replacement date, then the notice of mandatory tender for purchase shall state that it is subject to rescission, and the Trustee shall rescind such notice if such conditions are not so met by 12:00 noon, New York City time, on the third day prior to such replacement date (in which case the current Letter of Credit shall remain in effect).

       Section 10.03. Notice to Holders. The Trustee shall give notice to the Registered Owners, in the name of the Issuer, of the proposed replacement of the current Letter of Credit with an Alternate Letter of Credit and, in the case of Multiannual Rate Bonds, of the related mandatory tender for purchase, by first class mail, postage prepaid, not less than 15 days prior to the Interest Payment Date next preceding the proposed replacement date.

       Section 10.04. Reduction. In each case that Bonds are redeemed or deemed to have been paid pursuant to Article V, the Trustee shall take such action as may be permitted under the Letter of Credit to reduce the amount available thereunder to an amount equal to the principal amount of the outstanding Bonds, plus interest for 35 days at 12% per annum if the Bonds bear interest at a Daily, Weekly or Monthly Rate, 275 days (or such fewer number of days as may be determined by the Company) at 12% per annum if the Bonds bear interest at a Flexible Rate, 95 days at 12% per annum if the Bonds bear interest at a Quarterly Rate or 185 days at 12% per annum if the Bonds bear interest at a Semiannual or Multiannual Rate and premium, if applicable; provided that such action by the Trustee shall not be required if the Letter of Credit so reduces automatically pursuant to its terms. Upon reduction of the amount available under the Letter of Credit pursuant to the terms of the Letter of Credit and this Section as a result of redemption of Bonds, the Bank shall have the right, at its option, to require the Trustee to promptly surrender the outstanding Letter of Credit to the Bank and to accept in substitution therefor a substitute Letter of Credit in the same form, dated the date of such substitution, for an amount equal to the amount available under the Letter of Credit as so reduced, but otherwise having terms identical to the then outstanding Letter of Credit.

       Section 10.05. Other Credit Enhancement; No Credit Enhancement. After any mandatory purchase of all of the Outstanding Bonds pursuant to Section 2.11, nothing in this Article X shall limit the Company's right to provide other credit enhancement (such as a letter of credit not meeting the requirement of this Article X, any standby bond purchase agreement or bond insurance) or no credit enhancement as security for the Bonds; provided that
(a) any credit enhancement shall have administrative provisions reasonably satisfactory to the Trustee, (b) the Company shall have furnished to the Trustee a Favorable Opinion and (c) this Indenture shall be suitably supplemented and amended in accordance with Section 9.01(viii) hereof.

       Section 10.06. Amendment of Letter of Credit. The Trustee shall notify the Registered Owners of a proposed amendment of the Letter of Credit which would adversely affect the interests of the Registered Owners and may consent thereto with the consent of the owners of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would (i) decrease the amount payable under the Letter of Credit or (ii) reduce the term of the Letter of Credit. Before the Trustee shall consent to any amendment to the Letter of Credit, there shall have been delivered to the Trustee a Favorable Opinion.




                                     ARTICLE XI

                                    MISCELLANEOUS

       Section 11.01. Consents of Bond Owners. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by a Bond Owner may be in any number of concurrent writings of similar tenor, and may be signed or executed by such Bond Owner in person or by his or her agent appointed in writing. The fact and date of the execution by any person of any such consent, request, direction, approval, objection or other instrument, or of the writing appointing any such agent, and of the ownership of a Bond, may be proved in any jurisdiction by the certificate of any officer who by law has power to take acknowledgment within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution, and, if made in such manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument.

       Section 11.02. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person other than the parties hereto, the Company and the Owners of the Bonds any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained. This Indenture and all of the covenants, conditions and provisions hereof are intended to be, and are, for the sole and exclusive benefit of the parties hereto, the Company and the Owners of the Bonds as herein provided.

       Section 11.03. Severability. If any provisions of this Indenture shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable, the same shall not affect any other provision herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

       Section 11.04. Notices. Except as otherwise provided in this Indenture, any notice, request or other communication under this Indenture shall be given in writing and shall be deemed to have been given by either party to the other party at the addresses shown below upon any of the following dates:

       (a) The date of notice by telefax, telecopy, or similar telecommunications, which is confirmed promptly in writing;

       (b) Three Business Days after the date of the mailing thereof, as shown by the post office receipt if mailed to the other party hereto by registered or certified mail;

       (c) The date of the receipt thereof by such other party if not given pursuant to (a) or (b) above.

The address for notice for each of the parties shall be as follows:

       If to the Issuer:

             Guadalupe-Blanco River Authority
             933 East Court Street
             Seguin, Texas  78155
             Attention:  Director of Finance
             Telephone No.: (210) 379-5822
             Telecopy No.: (210) 379-9718

If to the Trustee:

             The Bank of New York
             101 Barclay Street, 21st Floor
             New York, New York  10286
             Attention: Corporate Trust Trustee Administration
             Telephone No.:  (212) 815-5733
             Telecopy No.:  (212) 815-5915


If to the Company:

             Central and South West Corporation as agent for:
             Central Power and Light Company
             1616 Woodall Rodgers Freeway
             Dallas, Texas  75202
             Attention: Director, Finance
             Telephone No.:  (214) 777-1000
             Telecopy No.:  (214) 777-1223


If to the Bank:

             ______________________________
             ______________________________
             ______________________________
             Attention:______________________
             Telephone No.:__________________
             Telecopy No.:___________________


If to the Remarketing Agent:

             Morgan Stanley & Co. Incorporated
             1585 Broadway
             New York, New York  10036
             Attention:______________________
             Telephone No.:  (212) 761-0446
             Telecopy No.:  (212) 761-4000

A duplicate copy of each notice given hereunder by any party shall be given to each of the Issuer, the Trustee and the Company. Any person or entity listed above may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

       Section 11.05. Payments or Performance Due on Other Than Business Days. If the last day for making any payment or taking any action, including, without limitation, exercising any remedy, under this Indenture falls on a day other than a Business Day, such payment may be made, or such action may be taken, on the next succeeding Business Day, and, if so made or taken, shall have the same effect as if made or taken on the date required by this Indenture. The amount of any payment due under this Indenture shall not be affected because payment is made on a date other than the date specified in this Indenture pursuant to this Section 11.05.

       Section 11.06. Execution of Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

       Section 11.07. Applicable Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE; PROVIDED, HOWEVER, THAT
THE RIGHTS, DUTIES, IMMUNITIES AND STANDARDS OF CARE RELATING TO THE TRUSTEE SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION IN WHICH ITS PRINCIPAL CORPORATE TRUST OFFICE IS LOCATED.

       Section 11.08. Disqualified Bonds. In determining whether the Owners of the requisite aggregate principal amount of Bonds have concurred with any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned or held by or for the account of the Company or the Issuer, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company or the Issuer, shall be disregarded and deemed not to be Outstanding for purposes of any such determination.

       Section 11.09. No Personal Liability of Issuer or Trustee. No covenant or agreement contained in the Bonds or in this Indenture, shall be deemed to be the covenant or agreement of any officer, director, agent or employee of the Issuer or the Trustee in such person's individual capacity, and no such person of the Issuer or the Trustee executing or authenticating the Bonds shall be liable personally on the Bonds or subject to any personal liability or accountability by reason of the issuance thereof.

       Section 11.10. Notice of Change. The Trustee shall, upon written instructions to do so by the Company, give notice to Moody's (if the Bonds are then rated by Moody's) at 99 Church Street, New York, NY 10007, Attention:
Structured Transactions Group, Corporate Department, and S&P (if the Bonds are then rated by S&P) at 25 Broadway, New York, New York 10004, of any of the following events:

             (i)    a change in the Trustee or Paying Agent;

             (ii)   a change in the Remarketing Agent;

             (iii)  an amendment to the Indenture or the Agreement;

             (iv)   payment or provision therefor of all the Bonds;

             (v) expiration, termination or extension of the Letter of Credit; and

             (vi)   conversion to a Multiannual or Fixed Rate Period.

       Section 11.11. References to Bank. All provisions hereof regarding consents, approvals, directions, appointments or requests by, of or to the Bank shall be deemed not to require or permit such consents, approvals, directions, appointments or requests and shall be read as if the Bank were not mentioned herein during any time that either no Letter of Credit is in effect or during which the Bank is in default in its obligations to make payments under the Letter of Credit; provided, however, that this Section shall not affect the rights of the Bank to collect any amounts owed to it.

       IN WITNESS WHEREOF, the Board of the Issuer has caused these presents to be signed in its name and on its behalf by its Chairman and by its Secretary, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused these presents to be signed in its name and on its behalf by its duly authorized officer, all as of the day and year first above written.


                                       GUADALUPE-BLANCO RIVER AUTHORITY



                                        By:____________________________
                                                     Chairman

(SEAL)


ATTEST:


_________________________________
Secretary




                                       THE BANK OF NEW YORK,
                                         as Trustee


                                       By:_____________________________
                                                 Vice President